                                                                   EXHIBIT 10.22

                                  OFFICE LEASE

                                     BETWEEN

                     601 SECOND AVENUE LIMITED PARTNERSHIP,

                           A TEXAS LIMITED PARTNERSHIP

                                    LANDLORD

                                       AND

                           CAPELLA EDUCATION COMPANY,

                            A MINNESOTA CORPORATION,

                                     TENANT

                             225 SOUTH SIXTH STREET
                             MINNEAPOLIS, MINNESOTA

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                                TABLE OF CONTENTS

Section                                                                                       Page
-------                                                                                       ----
1.     DEFINITIONS.........................................................................     1
2.     PREMISES............................................................................     4
3.     RENTABLE AREA.......................................................................     4
4.     TENANT'S LEASEHOLD IMPROVEMENTS.....................................................     5
5.     TERM................................................................................     5
6.     BASE RENT...........................................................................     7
7.     CONTRIBUTION TO OPERATING COSTS.....................................................     9
8.     NO PERSONAL LIABILITY...............................................................    15
9.     USE.................................................................................    16
10.    ASSIGNMENT AND SUBLETTING...........................................................    17
11.    MAINTENANCE.........................................................................    19
12.    ALTERATIONS; EQUIPMENT..............................................................    21
13.    KEYS; RIGHT OF ENTRY; RESERVED RIGHTS IN COMMON AREAS...............................    23
14.    SERVICES AND UTILITIES..............................................................    24
15.    WAIVER AND INDEMNITY................................................................    27
16.    INSURANCE...........................................................................    27
17.    WAIVER OF CLAIMS AND SUBROGATION....................................................    28
18.    DAMAGE..............................................................................    29
19.    CONDEMNATION........................................................................    29
20.    DEFAULT.............................................................................    29
21.    LANDLORD'S RIGHT TO CURE DEFAULTS; LATE PAYMENTS....................................    32
22.    WAIVER..............................................................................    32
23.    SUBORDINATION.......................................................................    33
24.    RULES AND REGULATIONS...............................................................    34
25.    COVENANT OF QUIET ENJOYMENT.........................................................    34
26.    LIMITED LIABILITY...................................................................    34
27.    NO REPRESENTATIONS OR WARRANTIES BY LANDLORD........................................    35
28.    NOTICES.............................................................................    35
29.    ESTOPPEL CERTIFICATES...............................................................    36
30.    SURRENDER, HOLDING OVER.............................................................    37
31.    TENANT'S TAXES......................................................................    37
32.    NO MERGER...........................................................................    38
33.    GRAPHICS; BUILDING DIRECTORY........................................................    38
34.    LIEN FOR RENT ......................................................................    38
35.    MISCELLANEOUS.......................................................................    38
36.    ADDITIONAL RIGHTS OF TENANT.........................................................    40

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                            LIST OF ATTACHED EXHIBITS

EXHIBIT A           FLOOR PLAN OF PREMISES

EXHIBIT B           LEGAL DESCRIPTION

EXHIBIT C           FORM OF DECLARATION OF COMMENCEMENT DATE AND RENTABLE AREA

EXHIBIT D           WORKLETTER

EXHIBIT E           RULES AND REGULATIONS OF THE PROJECT

EXHIBIT F           AIR CONDITIONING AND HEATING SERVICES

EXHIBIT G           EXTENSION OPTION

EXHIBIT H           PARKING

EXHIBIT I-1         EXPANSION OPTIONS

EXHIBIT I-2         POTENTIAL EXPANSION FLOORS

EXHIBIT J           RIGHT OF OFFER

EXHIBIT K           FORM OF CONFIDENTIALITY AGREEMENT

EXHIBIT L           STORAGE SPACE

EXHIBIT M           ASSIGNMENT LIMITATIONS

EXHIBIT N           FORM OF NON DISTURBANCE AGREEMENT

EXHIBIT O           CLEANING SPECIFICATIONS

                                       ii
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                                      LEASE

            This Lease is made as of February _23 , 2004 ("EFFECTIVE DATE"), by and between 601 Second Avenue Limited Partnership, a Texas limited partnership ("LANDLORD"), and Capella Education Company, a Minnesota corporation ("TENANT").

1.    DEFINITIONS.

            "AFFILIATE" of any entity means any other entity directly or indirectly controlling or controlled by or under direct or indirect common control with such entity. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ownership of voting securities or by agreement or otherwise.

            "ANTENNA SITE MANAGER" means SpectraSite Building Group, Inc.

            "ASSIGNEE" means the assignee, mortgagee, subtenant or other transferee under an Assignment.

            "ASSIGNMENT" means (i) any assignment, transfer, mortgage or other encumbrance of this Lease or any interest in this Lease, or (ii) any subletting or renting or permitting occupancy or use of the Premises, or any part thereof, by any third party, whether direct or indirect, voluntary or by operation of law.

            "BASE BUILDING SYSTEMS" means the systems of the Project including, without limitation, the Project's electrical, mechanical, structural, plumbing, heating, ventilating, air conditioning and life safety/fire systems.

            "BASE RENT" shall have the meaning set forth in Section 6.

            "BUILDING" means the 18 story Park building located in the Project.

            "CAMPBELL MITHUN LEASE" means that certain Lease dated June 28, 2000, between 222 South Ninth Street Limited Partnership, a Minnesota limited partnership, as landlord, and Tenant, as tenant, as amended by that certain Amendment No. 1 To Lease Agreement dated December 5, 2001, between ND Properties, Inc., as landlord, and Tenant, as tenant, and as further amended by that certain Amendment No. 2 To Lease Agreement dated October 28, 2002, for the premises which Capella is currently leasing in the Campbell Mithun Tower in Minneapolis, Minnesota.

            "COMMENCEMENT DATE" shall have the meaning set forth in Section 5.2.

            "COMMON AREAS" means those portions of the Project which are not leased or held for lease and which are, from time to time, made available by Landlord for the use in common by Landlord, Tenant, other tenants of the Project and such other persons as Landlord may designate including, without limitation, the main floor lobby and other public areas of the Project located on levels B-1, 1 and 2, those portions of the loading dock areas not reserved for

                                        1
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the specific use of any particular tenant of the Project, the elevators located in the Project, the mail room for the Project and the elevator foyers, corridors and rest rooms on multi-tenant floors.

            "DIRECT COMPETITOR OF TENANT" means any entity in the business of providing post secondary educational courses to students.

            "EFFECTIVE DATE" means the date on which this Lease has been fully executed, which date shall be inserted into this Lease by Landlord contemporaneously with Landlord's execution of this Lease.

            "ESTIMATED OPERATING COSTS" means Landlord's estimate of Operating Costs for a particular calendar year (or fiscal year where Landlord has exercised its option under Section 7.8).

            "EVENT OF DEFAULT" shall have the meaning set forth in Section 20.

            "HAZARDOUS MATERIAL" means any hazardous substance, toxic chemical, pollutant or other material which is or becomes regulated by the Comprehensive Environmental Response, Compensation and Liability Act of 1985 or the Minnesota Environmental Response and Liability Act or any similar law, regulation or code (local, state or federal), including without limitation petroleum and petroleum products and any material, equipment or machinery containing asbestos, polychlorinated biphenyls (PCB's), chlorofluorocarbons (CFC's) or hydrofluorocarbons (HCFC's).

            "INITIAL PREMISES" means the Phase I Space, the Phase II Space and the Phase III Space.

            "INITIAL EXTENDED TERM" shall have the meaning set forth in Section
5.

            "INITIAL SCHEDULED TERM" shall mean the six year period beginning on the Phase I & II Rent Commencement Date.

            "INTEREST RATE" means an annual rate equal to the lesser of (i) two percentage points above the reference rate of interest published from time to time by U.S. Bancorp (or its successors), or if U.S. Bancorp (or its successors) discontinues publishing such a rate, two percentage points in excess of the published prime rate or other equivalent reference rate of interest of a major commercial bank reasonably designated by Landlord, or (ii) the maximum contract interest rate per annum permitted by applicable law.

            "LAND" means the real estate described on Exhibit B attached hereto.

            "LEGAL REQUIREMENTS" shall have the meaning set forth in Section
9.1.

            "MORTGAGE" means any mortgage or trust deed now existing or hereafter encumbering or otherwise affecting the Project or any substantial part thereof and all renewals, modifications, consolidations, replacements or extensions thereof.

            "MORTGAGEE" shall have the meaning set forth in Section 23.

            "NORMAL BUSINESS HOURS" means the periods from 7:30 a.m. to 6:00 p.m., Monday through Friday, and 7:30 a.m. to 1:00 p.m. on Saturday, except during Holidays as defined in Exhibit F.

            "OPERATING COSTS" shall have the meaning set forth in Section 7, as adjusted pursuant to Section 7.8.

            "PHASE I & II RENT COMMENCEMENT DATE" means November 1, 2004.

            "PHASE III RENT COMMENCEMENT DATE" means November 1, 2005.

            "PHASE I SPACE" means the 119,711 square feet of Rentable Area which is located on the 8th and 9th floors of the Building and the 8th, 9th and 15th floors of the Tower and depicted on the floor plans which are attached hereto as Exhibit A.

            "PHASE II SPACE" means the 30,335 square feet of Rentable Area which is located on the 7th floor of the Building and depicted on the floor plans which are attached hereto as Exhibit A.

            "PHASE III SPACE" means the 53,275 square feet of Rentable Area which is located on the 6th and 7th floors of the Tower and depicted on the floor plans which are attached hereto as Exhibit A.

            "PREMISES" shall mean Initial Premises and any other space which is added to the Initial Premises pursuant to the Expansion Options provided in
Exhibit I-1, the Right of Offer provided in Exhibit J or in any other manner.

            "PROJECT" means the Land, the Building and the Tower, the atrium connecting the Building and the Tower, the subterranean parking garage, all skyways and other improvements of Landlord now or hereafter constructed on the Land or on or in any appurtenant easement or encroachment areas, except improvements which tenants may remove therefrom pursuant to the terms of their respective leases.

            "RENT" means Base Rent, Tenant's Additional Rent, and all other sums which shall become due and payable by Tenant to Landlord hereunder.

            "RENTABLE AREA" shall be determined in accordance with Section 3.

            "RENTABLE AREA OF THE PROJECT" means, during any year, the Rentable Area of space leased or held for lease as office space or retail space contained in the Project for such year.

            "SUCCESSOR" shall have the meaning set forth in Section 10.7.

            "TENANT'S ADDITIONAL RENT" means the sum of Tenant's Pro Rata Share of Operating Costs (determined in accordance with Section 7 below) plus Tenant's Property Management Fee.

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

            "TENANT IMPROVEMENTS" shall have the meaning set forth in Exhibit D.

            "TENANT'S PRO RATA SHARE" is a fraction, the numerator of which for any year shall be the weighted average Rentable Area of the Premises for such year and the denominator of which shall be the Rentable Area of the Project for such year.

            "TENANT'S PROPERTY MANAGEMENT FEE" means for any year three and 09/100 percent (3.09%) of the sum of Tenant's Base Rent and Tenant's Pro Rata Share of Operating Costs for such year.

            "TERM" shall have the meaning set forth in Section 5.

            "TOWER" means the 53 story office building located in the Project.

2.    PREMISES.

      2.1 Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, (i) Landlord hereby leases the Initial Premises to Tenant, and Tenant hereby leases the Initial Premises from Landlord, beginning on the Commencement Date and thereafter throughout the Lease Term, and (ii) Landlord hereby grants Tenant a non-exclusive license to use the Common Areas throughout the Lease Term for their intended purpose and in accordance with the rules and regulations of the Project. Landlord covenants and represents that (y) the Initial Premises is currently vacant (other than some personal property located thereon which belongs to American Express Financial Corporation), and (z) Landlord will cause the Initial Premises to be served by, and to be delivered in accordance with, Base Building Systems and conditions which meet or exceed the standards described in Section 14 (the "SPACE DELIVERY STANDARDS").

      2.2 The Premises may be contracted pursuant to Section 5.3 or expanded pursuant to the Expansion Options provided in Exhibit I-1 or the Right of Offer provided in Exhibit J.

3.    RENTABLE AREA.

      3.1 For purposes of this Lease, the terms "RENTABLE AREA" and "USABLE AREA" shall be calculated substantially in accordance with the Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996.

      3.2 Landlord certifies to Tenant that the Rentable Area of the Phase I Space, the Phase II Space and the Phase III Space has been calculated as of the Effective Date on the basis of the foregoing definitions as follows: (i) 119,711 square feet for the Phase I Space; (ii) 30,355 square feet for the Phase II Space; and (iii) 53,275 square feet for the Phase III Space (and such amounts shall not be adjusted as a result of minor variations resulting from any construction and completion of the Initial Premises for occupancy so long as such work is done in accordance with the terms and provisions of this Lease). Landlord further certifies to Tenant that the Rentable Area of the Project as of the Effective Date is 1,401,233 square feet.

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

4.    TENANT'S LEASEHOLD IMPROVEMENTS.

            Landlord and Tenant shall each comply with the provisions of Exhibit
D. Landlord is under no obligation to make any alterations, decorations, additions or improvements in or to the Premises, nor to bear the cost of the same, except as expressly set forth in Exhibit D. By taking occupancy of the Premises, Tenant shall be deemed to have acknowledged that Landlord has completed all of its obligations for improvements to the Premises, except as otherwise provided in Exhibit D. Except as expressly set forth in Section 2, on Exhibit D or elsewhere in this Lease, Tenant agrees that it is taking and accepting the Premises on the Commencement Date and thereafter on an "as is", "where is", and "with all faults" basis, without warranty or representation of any kind, including without limitation any warranty as to the merchantability or fitness for a particular purpose of any portion of the Premises, subject, however, to Landlord's obligations under Section 11.2.

5.    TERM.

      5.1 Subject to and upon the terms and conditions set forth herein, or in any Exhibit or Addendum hereto, the initial term of this Lease (the "INITIAL SCHEDULED TERM") shall commence on the Phase I & II Rent Commencement Date and shall continue until 11:59 p.m., Minneapolis, Minnesota, time on the day prior to the sixth anniversary of the Phase I & II Rent Commencement Date unless extended by Tenant's exercise of an Expansion Option pursuant to Exhibit I-1 or a Right of Offer pursuant to Exhibit J, as the case may be (as extended, the "INITIAL EXTENDED TERM"). For purposes of this Lease, the "TERM" or "LEASE TERM" means the Initial Scheduled Term of this Lease as the same may be hereafter extended or renewed pursuant to the Expansion Options provided in Exhibit I-1, the Right of Offer provided in Exhibit J, the Extension Options provided in Exhibit G, or in any other manner.

      5.2 Landlord shall provide Tenant with access to the Phase I Space and the Phase II Space as soon as reasonably possible (and in any event within thirty (30) days) after the Effective Date (the date Landlord provides Tenant with access to the Phase I Space and the Phase II Space being referred to herein as the "COMMENCEMENT DATE") and access to the Phase III Space on May 1, 2005, so that Tenant may prepare the Initial Premises for its use. Landlord shall not, however, be liable to Tenant for any delay in giving possession of the Initial Premises to Tenant because of any holding over or retention of possession by any previous tenants or occupants of the same, nor shall any delay impair the validity of this Lease; provided, however, that if Landlord fails to deliver the Phase I Space and Phase II Space to Tenant on or before November 1, 2004, Tenant may, at its option, within thirty (30) days of said date, terminate this Lease by delivering written notice of termination to Landlord, and upon any such termination Landlord shall reimburse Tenant for all out-of-pocket costs and expenses incurred by Tenant in connection with this Lease, including, without limitation, design fees, construction costs and expenses, attorneys' fees, and consultants' fees. If Landlord fails to deliver the Phase III Space to Tenant on or before July 1, 2005, Tenant may, at its option, by written notice to Landlord given within thirty (30) days of said date, elect to exclude the Phase III Space from the Initial Premises, whereupon the Phase III Space shall become part of the Available Space under the Right of Offer. If any delay in delivering possession to Tenant of the Phase I and Phase II Space or the Phase III Space, as the case may be, actually delays the completion of the Tenant Improvements, the Phase I & II Rent Commencement Date or the Phase III Rent

Commencement Date, as applicable, will be extended by the number of days that completion of the Tenant Improvements has been delayed, and if the Phase I & II Rent Commencement Date is so extended, then the expiration of the Initial Scheduled Term shall be similarly extended and any other date in this Lease which is thereby affected will be appropriately adjusted. Tenant agrees to be bound by and to comply with all of the terms and conditions of this Lease (other than Tenant's obligation to pay Rent) during any occupancy of the Premises by Tenant prior to the Phase I & II Rent Commencement Date with respect to the Phase I Space and the Phase II Space and prior to the Phase III Rent Commencement Date with respect to the Phase III Space. Notwithstanding anything to the contrary in this Lease, Tenant shall not be obligated to pay any Rent for the Phase I Space or the Phase II Space prior to the Phase I & II Rent Commencement Date and Tenant shall not be obligated to pay any Rent for the Phase III Space prior to the Phase III Rent Commencement Date.

      5.3 During the Initial Scheduled Term, Tenant shall have the one time right (the "CONTRACTION OPTION") to contract the Premises by surrendering possession to Landlord of either one or two full floors of the Premises; provided that for purposes of such Contraction Option, a "full floor" shall mean all of the Rentable Area of a floor in the Tower only or in the Building only (so that if, for example, Tenant would like to surrender possession of all of the Rentable Area on the 9th floor of the Tower and the 9th floor of the Building, all of the space on the 9th floor of the Tower and the 9th floor of the Building would constitute two "full floors"). Tenant must exercise the Contraction Option, if at all, (i) by delivering a written notice to Landlord not earlier than fifteen (15) months and not later than twelve (12) months' prior to the date on which Tenant intends to surrender such space (the "CONTRACTION DATE"), which identifies the floor or floors which will be surrendered (the "CONTRACTION SPACE"), and (ii) by Tenant's payment not later than the Contraction Date, to Landlord in immediately available good funds of a Contraction Fee, computed as set forth in this Section 5.3. Tenant may not specify as the Contraction Date any date prior to July 1, 2008, or any date that is more than twelve (12) months after the last day of the Initial Scheduled Term. For purposes of designating Contraction Space (a) if Tenant's notice designates only one floor as Contraction Space, such floor shall be the uppermost floor of the Premises in the Tower or in the Building; (b) if Tenant's notice designates two floors as Contraction Space, one floor shall be the uppermost floor of the Premises in the Tower or in the Building, and the second floor shall be contiguous thereto (either vertically or horizontally), provided, however, if said uppermost floor in the Tower or Building is not contiguous (either vertically or horizontally) to any other floor of the Premises, then the second floor shall be the next uppermost floor in the Tower or Building; (c) in any case where Tenant is to designate as Contraction Space a floor that is the uppermost floor in the Premises and the uppermost floor of the Premises in the Tower is on the same level as the uppermost floor of the Premises in the Building, Tenant may designate either the floor in the Tower or the floor in the Building as the Contraction Space; and (d) in determining which floor is the uppermost floor in the Premises under this Section 5.3, that portion of the Premises on the 15th Floor of the Tower shall be disregarded. The "CONTRACTION FEE" shall be an amount equal to the sum of (A) the unamortized portion of Landlord's Transaction Costs as of the Contraction Date, with respect to the Contraction Space, plus (B) two months of the Base Rent and Tenant's Additional Rent (based upon the amounts which Tenant is obligated to pay Landlord for the month in which the Contraction Date occurs) for the Contraction Space. For purposes of determining the amount of the Contraction Fee, (x) "LANDLORD'S TRANSACTION COSTS" shall mean the total of the brokerage fees paid to CRESA Partners for their services in connection with this Lease, plus the

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Improvement Allowance (as defined in Exhibit D attached hereto) that is actually advanced or applied as a credit against Base Rent, (y) Landlord's Transaction Costs shall be amortized on a fully amortized basis together with ten percent (10%) interest on Landlord's Transaction Costs over the Initial Scheduled Term, and (z) the unamortized portion of Landlord's Transaction Costs with respect to the Contraction Space shall be determined by multiplying the total amount of the unamortized portion of Landlord's Transaction Costs as of Contraction Date, by a fraction, the numerator of which shall be the number of square feet of the Rentable Area of the Contraction Space, and the denominator of which shall be 203,321. Tenant shall also reimburse Landlord for the reasonable costs of removing and filling in any internal stairways installed by Tenant which serve the Contraction Space within thirty (30) days after Tenant's receipt of an invoice from Landlord for such costs based upon the lowest of three bids for such work which are obtained by Landlord.

      5.4 Landlord shall promptly after the Commencement Date, the Phase I & II Rent Commencement Date, and the Phase III Rent Commencement Date, prepare a declaration (substantially in the form of Exhibit C attached hereto) confirming such date and the date on which the Initial Scheduled Term shall expire. Tenant shall execute and return each such declaration within twenty (20) days after submission. If Tenant fails to execute and return either declaration to Landlord within said twenty (20) day period, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless Landlord has, during said twenty (20) day period, received a written notice from Tenant objecting to such information and describing in detail Tenant's reasons for so objecting.

6.    BASE RENT.

      6.1 Tenant shall pay as monthly "BASE RENT" for the Premises one-twelfth of the product of:

            (a) Nine and 75/100 Dollars ($9.75) times the number of square feet of Rentable Area of the Phase I Space and the Phase II Space, collectively, for the period beginning on November 1, 2004 and ending on October 31, 2005;

            (b) Ten Dollars ($10.00) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2005 and ending on October 31, 2006;

            (c) Ten and 25/100 Dollars ($10.25) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2006 and ending on October 31, 2007;

            (d) Ten and 50/100 Dollars ($10.50) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2007 and ending on October 31, 2008;

            (e) Ten and 75/100 Dollars ($10.75) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2008 and ending on October 31, 2009;

                                        7
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            (f) Eleven Dollars ($11.00) times the number of square feet of
      Rentable Area of the Premises for the period beginning on November 1, 2009 and ending on October 31, 2010.

            The Base Rent shall be paid in monthly installments, in advance, on the first day of each and every calendar month during the Term. If the initial or final month of the Term of this Lease is less than a calendar month, all Rent including the Base Rent for such partial month shall be prorated at the rate of one-thirtieth of the monthly Base Rent and all other Rent for each day within the Term of this Lease. Tenant will pay said Base Rent, together with Tenant's Additional Rent and all other amounts due under this Lease, to Landlord at the Project, or to such other party or address as Landlord may designate from time to time by notice to Tenant, without demand and without deduction, set-off, counterclaim or abatement except as expressly provided herein.

      6.2 Notwithstanding anything to the contrary in this Lease, Tenant shall, for the period beginning on November 1, 2004, and ending on November 30, 2005, receive a credit each month against Tenant's obligation to pay Rent for the Premises in an amount equal to all of the monthly rent, estimated operating expenses (including management fees, but excluding charges for any services in addition to the basic services to be provided to Capella under the Campbell Mithun Lease) and real estate taxes which Tenant pays for the premises which Tenant is currently leasing (the "CAMPBELL MITHUN PREMISES") pursuant to the Campbell Mithun Lease as in effect on the Effective Date for the period from November 1, 2004, through November 30, 2005 (the "CAMPBELL MITHUN RENT"). If the Phase I & II Rent Commencement Date shall be extended pursuant to Section 5.2 (or Section 4 of Part III of the Work Letter), then the period during which Tenant is entitled to receive a credit pursuant to the preceding sentence shall be extended from November 30, 2005, to such later date as will enable Tenant to receive credit in the full amount of the Campbell Mithun Rent. Tenant represents to Landlord that: (a) the total monthly amount of base rent which Tenant is obligated to pay for the Campbell Mithun Premises during the period of November 1, 2004, through November 30, 2005, is $104,820.83 per month; (b) Tenant is obligated to pay during calendar year 2004 current estimated operating expenses (including management fees) of $57,679.52 per month and real estate taxes of $29,778.71 per month for the Campbell Mithun Premises which is comprised of a total of 91,480 square feet of rentable area; and (c) Tenant is not aware of the monthly charges for operating expenses and real estate taxes during calendar year 2005 for the Campbell Mithun Premises. Tenant shall, within ten (10) days after being notified of any adjustment (including any refund or abatement) in the amount of the Campbell Mithun Rent for calendar years 2004 and 2005, notify Landlord of such adjustment, but if Tenant shall fail to so notify Landlord, such failure shall constitute an Event of Default by Tenant only if such failure shall continue for fifteen (15) days after written notice of default is given by Landlord in accordance with Section 20.1(c). Tenant hereby acknowledges that Landlord shall be entitled to receive a portion of any refund of estimated operating expenses which Tenant is entitled to receive pursuant to the Campbell Mithun Lease for calendar years 2004 and 2005, and that Tenant shall not be entitled to compromise the amount of any such refund. Tenant shall, within ten
(10) days after receiving a refund of the operating expenses which Tenant has paid pursuant to the Campbell Mithun Lease, pay to Landlord (i) in the case of any refund for calendar year 2004, one-sixth (1/6) of such refund, and (ii) in the case of any refund for calendar year 2005, the full amount of such refund. Landlord acknowledges that if Tenant receives a reconciliation of operating expenses under the Campbell Mithun Lease

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requiring Tenant to make an additional payment for calendar years 2004 or 2005 over and above the estimated operating expenses theretofore paid by Tenant, Tenant shall be entitled to an additional credit against Rent in an amount equal to (a) in the case of any additional payment due for calendar year 2004, one-sixth (1/6) of such additional payment, and (b) in the case of any additional payment due for calendar year 2005, the full amount of such additional payment. Tenant shall not be entitled to receive a credit against the Base Rent due to Landlord under this Section 6.2 which is greater than the total amount of the monthly rent, operating expenses and management fees which Tenant actually pays for the Campbell Mithun Premises for the period commencing on November 1, 2004, and ending on November 30, 2005. Tenant agrees to provide Landlord with reasonable evidence of Tenant's payment of Campbell Mithun Rent from time to time upon Landlord's request.

7.    CONTRIBUTION TO OPERATING COSTS.

      7.1 Tenant shall pay to Landlord on the first day of each month throughout the Lease Term an amount equal to one-twelfth of Tenant's Additional Rent (based on Estimated Operating Costs in accordance with Section 7.5 below). Tenant's Additional Rent shall be paid to Landlord without deduction, set-off, counterclaim or abatement except as expressly provided herein and shall be prorated for any partial month during the Lease Term.

      7.2 "OPERATING COSTS" are hereby defined with respect to any calendar year to include all operating expenses of the Project, computed on an accrual basis in accordance with generally accepted accounting principles which shall be consistently applied (except that taxes shall be based on a due and payable, and not an accrual, basis). Except as otherwise specifically excluded herein, the term "operating costs" as used herein shall mean all expenses, costs and disbursements of every kind and nature relating to or incurred or paid in connection with the ownership, operation, repair and maintenance of the Project, including but not limited to, the following:

            (a) all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Premises or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation or the rent payable by tenants of the Project (provided that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceed the base building improvements), together with any reasonable costs or fees incurred in any challenge or contest of such taxes, assessments or other charges (collectively, "TAXES"); provided that operating expenses shall not include Landlord's general income, excess profit, franchise, transfer, inheritance, estate or gift taxes, except to the extent assessed, levied or imposed in lieu of Taxes;

            (b) any other fee, charge or assessment imposed by any governmental entity for fire protection, police, trash or other service or amenity;

            (c) costs incurred for electricity, gas, fuel, steam, water, sewer or other utilities required in connection with the operation and maintenance of the Project;

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

            (d) the cost of all premiums and other charges incurred by Landlord with respect to insurance on the Project for all risk property insurance, liability insurance, workers' compensation insurance, boiler and machinery insurance, sprinkler leakage, water damage, legal liability, burglary and hold-up insurance, fidelity and pilferage insurance on equipment and materials, rental abatement insurance, and such other insurance as is deemed necessary or advisable in Landlord's reasonable judgment or is required by any Mortgagee;

            (e) costs incurred in connection with the inspection, servicing, maintenance and repair (including all outside contracts relating to the operation and maintenance) of the Project and appurtenances thereto including, without limitation, janitorial and window cleaning, rubbish removal, exterminating, landscaping, water treatment, elevator, electrical, plumbing, and mechanical equipment and the cost of materials, tools, supplies and equipment (not of a capital nature) used in connection therewith;

            (f) compensation provided in the form of wages, salaries and such other compensation and benefits (including payroll taxes, federal, state and local unemployment taxes, social security taxes, welfare, retirement, vacation, holiday, other paid absences and other fringe benefits) as well as any adjustments thereto, to the extent relating to persons not above the level of the on-site Project manager who perform duties connected with the operation and maintenance of the Project (but only for the portion of their time allocable to work related to the Project), and further excluding any time reasonably allocable to leasing or other functions;

            (g) expenses reimbursable to the property manager, including the rent of the property manager's offices in the Project, and all other costs and expenses incurred by Landlord in maintaining a property management office in the Project, but excluding the costs of any marketing center or any other space in the Project which is used primarily for leasing space to new tenants;

            (h) fees for professional services (including accounting and legal costs), but only to the extent directly related to the operation and management of the Project and not involving leasing matters or matters associated with the operation of the business of the entity which constitutes Landlord such as the preparation of tax returns and internal financial statements;

            (i) any equipment rental;

            (j) operating costs relating to skyways;

            (k) amortization of the cost, together with reasonable finance charges, of furnishing and installing capital improvements which are (a) undertaken by Landlord in the reasonable good faith belief that the reduction in Operating Costs likely to result from such capital improvements will equal or exceed the amortized cost of such capital improvements; (b) required by Landlord's insurance carrier; or (c) required as a result of any applicable law, rule, regulation or order of any governmental or quasi-governmental authority having jurisdiction over the Project which first becomes effective on or after the

      Effective Date (all such costs shall be amortized over the useful life of the capital improvement items with the useful life and amortization schedule being determined in accordance with generally accepted accounting principles, but in no event shall such useful life extend beyond the remaining useful life of the Project); and

            (l) costs of licenses, permits (not including building permits), and inspection fees for the Project.

            Notwithstanding anything contained in the foregoing list, out of pocket expenses for the following shall be excluded from Operating Costs (unless offset by a corresponding credit):

                  (i) costs of repairs or other work occasioned by fire, windstorm or other casualty, to the extent that such costs are reimbursed to Landlord by insurers;

                  (ii) costs of correcting any violations of any Legal Requirements, except to the extent of what would have been the costs of compliance in the first instance if such compliance would have been properly included in Operating Expenses under Section 7.2;

                  (iii) costs directly or indirectly resulting from or relating to (including repairs, restoration, security measures, emergency or temporary services, inspection and, during the period of such repair or restoration, any increase in operating expenses resulting from) the exercise of rights of eminent domain, regardless of whether paid for by condemnation proceeds;

                  (iv) costs of correcting defects in, or the inadequacy of, the initial design or construction of the Project, or the materials used in the initial construction of the Project or in the Project equipment or appurtenances thereto;

                  (v) leasing commissions, attorneys' fees and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants of the Project;

                  (vi) costs incurred in renovating or otherwise improving or decorating or redecorating space leased to tenants of the Project or other space leased or held for lease in the Project;

                  (vii) Landlord's costs for electricity and other services sold to tenants or which Landlord is actually reimbursed by tenants, other than through payment of Operating Costs, as a separate additional charge or rental;

                  (viii) depreciation and amortization, except as provided in
                         Section 7.2(k) above;

                  (ix) costs which under generally accepted accounting principles, consistently applied, must be capitalized, except as provided in Section 7.2(k) above;

                  (x) all amounts paid to subsidiaries or affiliates of Landlord for services on or to the Project, to the extent that the costs of such services demonstrably exceed competitive costs for such services rendered by persons or entities of similar skill, competence and experience;

                  (xi) payments on any Mortgage or any other loan (except as otherwise permitted with respect to certain capital improvements as provided in Section 7.2(k) above) and rental under any ground lease;

                  (xii) rentals and other related expenses, if any, incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building and except as provided in Section 7.2(k) above;

                  (xiii) all items and services for which Landlord actually receives reimbursement from Tenant (other than through Tenant paying Tenant's Additional Rent) or for which Tenant actually pays third parties;

                  (xiv) costs incurred in advertising for the Project or other marketing or promotional activity specifically and primarily designed for marketing space in the Project, but excluding the costs of amenities provided for the benefit of existing tenants of the Project;

                  (xv) any bad debt expense or bad debt reserve, whether for rent or otherwise, or any fees or penalties charged to Landlord as a result of not paying any amount constituting costs or expenses when due;

                  (xvi) costs (and reserves thereof) of a capital nature irrespective of the amount thereof, including capital improvements, capital repairs and replacements and capital equipment, except as provided in Section 7.2(k) above;

                  (xvii) costs in connection with services or other benefits of a type which are not provided, or which are provided at higher levels or greater amounts than, or to a degree which is higher than furnished to Tenant, but which are provided to other Project tenants;

                  (xviii) except for Tenant's Property Management Fee and as specifically provided in Sections 7.2(f), 7.2(g) and 7.2(h) above, fees or costs for management of the Project, including any property management fee paid to a property management company for the

                          Project, or any fees, costs or expenses associated with any accounting, bill-paying or management activities;

                  (xix) costs of entertaining current or prospective Project tenants, and costs incurred in advertising in respect of or for the Project or other marketing or promotional activity;

                  (xx) all direct costs arising from the operation of the Parking Garage including costs of operating a ticket booth, janitorial services, striping, lamp replacement and repair and replacement of concrete and reinforcing; provided that Operating Costs shall include the cost of all Taxes and insurance premiums allocable to the Parking Garage and any costs and expenses that relate to the maintenance, repair and operation of the structural elements of the Project or Base Building Systems even if such structural elements or Base Building Systems are located in or about the Parking Garage;

                  (xxi) capital costs for sculpture, paintings or other art objects;

                  (xxii) contributions to any political or charitable organizations; and

                  (xxiii) travel, entertainment and related expenses incurred by
                          Landlord or its personnel, except for the reasonable cost of out of state travel and meals, but only if directly related to, and to the extent of, services which are being provided to the Project.

            Operating Costs shall be "net" only and for that purpose shall be deemed reduced by the amount of any insurance reimbursement, other reimbursement, credit or the like received or receivable by Landlord in connection with such operating expense.

      7.3 Landlord may at its sole discretion pay any Taxes in installments when allowed by law, in which case each installment included in Operating Costs shall include any interest charged thereon.

      7.4 Taxes shall be included in Tenant's Additional Rent in monthly installments which are computed such that at each date an installment of Taxes is due to the taxing authorities, the proportion of annual taxes theretofore included in Tenant's Additional Rental equals the proportion of annual Taxes due to the taxing authorities at such installment due date, it being understood that this may necessitate some installments to be included in one year for Taxes payable in the following year.

      7.5 Landlord shall from time to time give Tenant notice of Landlord's determination of Estimated Operating Costs for the pertinent calendar year. If Landlord makes a redetermination of Estimated Operating Costs at a time other than the commencement of a calendar year, then at the time of the next due monthly installment of Tenant's Additional Rent, such installment shall be increased or reduced, as the case may be, by the monthly difference in Tenant's Additional Rent resulting from the redetermination, times the number of months elapsed in such year prior to the date on which such next monthly installment of Tenant's

Additional Rent is due. Landlord agrees to use reasonable efforts to inform Tenant if, during any calendar year, Landlord believes that the actual amount of Operating Costs for such calendar year will be significantly greater than the most recent estimate of such Operating Costs which Landlord has given to Tenant.

      7.6 Within one hundred twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a statement setting forth (i) the Operating Costs of the Project actually incurred for such calendar year, (ii) Tenant's Additional Rent, based on such Operating Costs for such year, and (iii) the aggregate of Tenant's payments of Tenant's Additional Rent for such year. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of the Term of this Lease), the party in whose favor there exists a difference, if any, between (x) Tenant's Additional Rent (based on Operating costs actually incurred), and (y) Tenant's payments of Tenant's Additional Rent, shall pay the amount of such difference to the other; provided that Landlord shall have the right to offset any amount owed by Landlord to Tenant pursuant to this Section 7.6 against amounts which Tenant then owes Landlord.

      If Tenant would like more information with respect to one or more specific line items set forth on the annual statement, Tenant may, within sixty (60) days after receipt thereof, request such additional information, and Landlord shall, within thirty (30) days of Tenant's request, provide Tenant with more detailed information with respect to such line items. Each statement furnished by Landlord hereunder shall constitute a final determination upon Tenant unless Tenant shall within ninety (90) days after delivery thereof (or, if Tenant has requested additional information from Landlord, then sixty (60) days after Landlord provides such additional information), give written notice to Landlord that Tenant disputes the accuracy thereof, which notice shall specify in reasonable detail the inaccuracies of the statement.

      7.7 Tenant shall have the right to audit Operating Costs provided such audit is conducted pursuant to the following terms and conditions: (a) Tenant shall not have the right to conduct an audit if an Event of Default by Tenant exists; (b) such audit must be conducted by Tenant's employees or an independent nationally or regionally recognized accounting or consulting firm that is not being compensated by Tenant, Tenant's officers, directors, shareholders, partners or agents on a contingency fee basis, after execution of a Confidentiality Agreement in the form of Exhibit K attached hereto; (c) such audit must be commenced within ninety (90) days after Landlord submits to Tenant the annual statement described in Section 7.6 (or, if Tenant has requested additional information from Landlord, then sixty (60) days after Landlord provides such additional information), and once commenced, such audit shall be completed in a diligent and expeditious manner (and Tenant shall inform Landlord once such audit is completed); (d) Tenant shall supply Landlord with a copy of the relevant portion of any audit within fifteen (15) days after Tenant's receipt of the same (but if Tenant shall fail to provide such copy to Landlord, such failure shall constitute an Event of Default by Tenant only if such failure shall continue for fifteen (15) days after written notice of default is given by Landlord in accordance with Section 20.1(c)); (e) no audit shall be conducted if Tenant has previously conducted an audit for the same period of time; (f) such audit shall be conducted during normal business hours, at a mutually agreed upon time, at Landlord's business address or at such other location as Landlord normally keeps its books and records of Operating Costs; (g) if Tenant exercises its audit rights to audit a period of time for which the books and records are held by another party that is not affiliated with or controlled by or under common control with Landlord, such information must be obtained by Tenant, as Tenant's sole cost and expense, from the keeper of the books and records; (h) such audit shall be at Tenant's sole cost and expense and any out of pocket costs or expenses incurred by Landlord in providing Tenant with the information required to perform such audit, including, but not limited to, copying costs and delivery fees shall be paid by Tenant to Landlord upon demand; provided, however, that Landlord shall reimburse Tenant for its actual and reasonable out of pocket costs of conducting such audit (other than any fees owing to an auditor or inspector retained on a contingency fee basis) if it is determined pursuant to such audit that Landlord has overstated the actual amount of Tenant's Additional Rent for the applicable year by in excess of three percent (3%); (i) any information obtained by Tenant as a result of such audit shall be held in strict confidence by Tenant and shall not be disseminated further except to Tenant's accountants, attorneys and lenders, or in connection with the enforcement by Tenant of its rights under this Lease; (j) no subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which assignee was not in possession of the Premises; and (k) if it is determined pursuant to such audit that there has been an overpayment or underpayment of Tenant's Additional Rent, the parties shall promptly make such reconciliation payments and/or refunds as are appropriate. Further, notwithstanding the fact that Tenant has elected to conduct such audit, Tenant shall not have the right to withhold or offset any part of Tenant's Additional Rent, which Tenant shall pay to Landlord as and when due and payable in accordance with the terms of this Lease.

      7.8 Landlord may, at its option, by giving thirty (30) days' written notice to Tenant change its accounting year hereunder from a calendar year to a fiscal year, making such adjustments from the end of the last calendar year to the commencement of the first full fiscal year as shall be appropriate pursuant to generally accepted accounting principles. Upon such change, references in this Section 7 to a calendar year shall be deemed to be references to a fiscal year.

      7.9 Notwithstanding any other provision herein to the contrary, (i) if at any time the entire Project is not fully occupied, or if full services are not provided to all areas of the Project which are leased or available for lease during all or any portion of a calendar year, then those elements of Operating Costs and Estimated Operating Costs which vary with occupancy (or for which full service is not provided to all areas) shall be adjusted to equal the cost which Landlord would have incurred if the Project were fully occupied and all rentable areas had received full services; and (ii) if Tenant's use of the Premises or any portion thereof is ever such that the services furnished thereto are more than are being furnished to other tenants in the Project, then an adjustment shall be made to Tenant's Additional Rent to reflect the extra costs incurred by Landlord as a result thereof.

8.    NO PERSONAL LIABILITY.

      Tenant will not be obligated to post a security deposit or letter of credit to secure Tenant's obligations under this Lease. No present or future partner, shareholder, member or principal of or in Tenant will have any personal liability for the payment of Rent or other amounts due under this Lease or the performance of Tenant's other obligations under this Lease.

9.    USE.

      9.1 Tenant may use and occupy the Premises solely for general office purposes and for no other purpose. Tenant shall not occupy or use the Premises or any part thereof for any business or purpose which is unlawful, and Tenant shall comply, at Tenant's expense, in all material respects with all present and future laws, statutes, ordinances, orders, rules, codes, regulations, decrees and requirements of all governmental units (including any agency, department, commission, board, bureau or subdivision thereof) (collectively, the "LEGAL REQUIREMENTS") which relate directly to the specific nature of Tenant's use or occupancy of the Premises. Landlord shall, at Landlord's expense (subject to the provisions in Section 7.2(k), comply with all present and future Legal Requirements which relate to the use, condition or occupancy of the Premises and the Project for general office purposes, including those required by the Americans with Disabilities Act. Tenant shall, at Tenant's expense, comply with all requirements of the Americans with Disabilities Act which arise as a result of any alterations, additions, or improvements to the Premises which are not consistent with a build-out for general office occupancy levels. Tenant acknowledges that it has had a full opportunity to make its own determination that the configuration and nature of the Premises are suitable for Tenant's business, and Tenant is not relying upon any implied-by-law warranty as to the suitability of the Premises for Tenant's particular business.

            Notwithstanding anything to the contrary in this Lease, Tenant shall not use the Premises for any purpose which would (i) adversely affect the exterior appearance of the Project in Landlord's reasonable judgment, (ii) offend persons of normal sensibilities by reason of items which are visible from the elevators in the Project, (iii) adversely affect ventilation in other areas of the Project (including without limitation, the creation of offensive odors),
(iv) create unreasonable elevator loads, (v) cause structural loads to be exceeded, (vi) create unreasonable noise levels, or (vii) otherwise unreasonably interfere with Project operations or other tenants of the Project. In all events, Tenant shall not engage in any activity which is not in keeping with the first-class standards of the Project. Tenant also agrees that Tenant will not
(y) use any part of the Premises which may be located on the first or second floor of the Tower for retail banking purposes; provided, however, such restriction shall not prohibit Tenant from operating an office to provide financial aid counseling and services for students and prospective students; or
(z) use any portion of the Premises for health care services, telephone or telegraph agencies, radio, television stations, employment agencies, public restaurants or bars, retail, wholesale or discount shops for sale of merchandise, retail service shops, on site classrooms (other than in a manner not involving significant portions of the Premises or significant numbers of non-employee attendees) or governmental or quasi-governmental bureaus, departments or agencies; provided, however, nothing herein shall prohibit any broadcasts or other communications to students or prospective students via the internet or by any other means which are not disruptive to the Project or any other tenants.

      9.2 Tenant shall not conduct or permit to be conducted any activity, or place any equipment in or about the Premises, which may be hazardous. If any increase in the rate of fire insurance or other insurance is due to activity or equipment of Tenant in or about the Premises, Tenant shall be liable for the full amount of such increase and shall reimburse Landlord therefor and, further, if such activity or equipment jeopardizes any insurance coverage, Tenant shall immediately cause the discontinuance of such conduct or shall remove such equipment.

      9.3 Tenant shall not install, use, generate, store or dispose of in or about the Premises any Hazardous Material without Landlord's prior written approval of each Hazardous Material, except that Tenant may use immaterial quantities of Hazardous Materials customarily used in the ordinary course of office business operations so long as Tenant uses such Hazardous Materials strictly in accordance with all Legal Requirements. Tenant shall reimburse Landlord upon demand for any costs which Landlord incurs as a result of Tenant's installation, use, generation, storage or disposal of any Hazardous Materials and Tenant shall indemnify, defend and hold Landlord and any Mortgagee harmless from and against any claim, damage, loss, liability or expense (including, without limitation, the fees and disbursements of any attorneys or consultants incurred by Landlord) arising out of Tenant's installation, use, generation, storage, or disposal of any Hazardous Materials, regardless of whether Landlord has approved the activity.

      9.4 Tenant shall not allow the use of any tobacco products in any portion of the Premises or the Project, except at such outdoor areas which Landlord agrees to reasonably designate for smokers from time to time. Tenant shall not permit its directors, officers, partners, employees, agents, contractors or invitees to carry, possess or store a firearm in or about the Project except strictly in accordance with Legal Requirements.

      9.5 Landlord shall not lease any part of the first or second floors of the Project to a Direct Competitor of Tenant.

10.   ASSIGNMENT AND SUBLETTING.

      10.1 There shall be no Assignment by Tenant without in each such case obtaining the prior written consent of Landlord except as provided in Section 10.7, which consent shall not be unreasonably withheld or delayed. No Assignment by Tenant shall relieve Tenant of any obligation under this Lease, and Tenant shall remain fully liable hereunder. Any attempted Assignment by Tenant in violation of the terms and covenants of this Section 10 shall be void. Any consent by Landlord to a particular Assignment shall not constitute Landlord's consent to any other or subsequent Assignment, and any proposed Assignment by a subtenant of Tenant shall be subject to the provisions of this Section 10 as if it were a proposed Assignment by Tenant. The provisions of this Section 10.1 are subject to the provisions of Section 10.10.

      10.2 It is expressly agreed by Tenant that it shall be reasonable for Landlord and Landlord shall be entitled to withhold its consent to any proposed assignment of this Lease or a sublease of all or a portion of the Premises if any one of the following applies:

            (a) the assignee or subtenant is an entity described on or engaged in a business described on Exhibit M attached hereto;

            (b) in Landlord's reasonable business judgment, the assignee or subtenant is of a character or reputation or engaged in a business which is not consistent with the quality and reputation of the Project; or

            (c) in the case of an assignment of this Lease (as opposed to a sublease) only, the net worth of the assignee as of the date the notice of the proposed Assignment is given pursuant to Section 10.3 or as of the consummation of the Assignment and any transactions related thereto, is or will be less than the tangible net worth of Tenant as of the date of this Lease.

      Tenant acknowledges and agrees that the right of Landlord to withhold its consent reasonably with respect to proposed Assignments under this Section 10 is for the mutual benefit of Landlord and Tenant, preserves the benefit of this Lease for Tenant in those circumstances, as contemplated hereby, where such benefit is appropriate to be preserved, and is appropriate and reasonable, given the respective interests of Landlord and Tenant in the Project. Landlord may impose reasonable conditions in respect of any consent to an Assignment.

      10.3 If Tenant desires at any time to make an Assignment, Tenant shall give Landlord written notice of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such Assignment and shall submit in writing to Landlord (i) the name of the proposed Assignee, (ii) the nature of the proposed Assignee's business to be carried on the Premises, (iii) a copy of the proposed Assignment agreement and any other agreements to be entered into concurrently with such Assignment, including full disclosure of the rent to be paid and all other financial terms, and (iv) such financial information as Landlord may reasonably request concerning the proposed Assignee. Neither the furnishing of such information nor the payment of attorneys' fees pursuant to
Section 10.9 shall limit any of Landlord's rights or alternatives under this
Section 10.

      10.4 Each subtenant or assignee shall fully observe all covenants of this Lease, including without limitation, the provisions of Section 9 of this Lease, and no consent by Landlord to an Assignment shall be deemed in any manner to be a consent to a use not permitted under Section 9.

      10.5 Whether or not Landlord has consented to the applicable Assignment, fifty percent (50%) of the amount by which the consideration (after deducting from such consideration the amount of any leasehold improvement costs, marketing costs and any brokerage fees paid by Tenant in connection with such Assignment) received by Tenant pursuant to any Assignment (other than an Assignment under Section 10.7) exceeds, in any month, the Base Rent and Tenant's Additional Rent then required to be paid with respect to such space, shall be payable by Tenant directly to Landlord as additional rent hereunder on or before the first day of each such month.

      10.6 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder or in the Project or in all other property referred to herein, and upon any such transfer (any such transferee to have the benefit of, and be subject to, the provisions of Sections 26 and 27 hereof), and the express written agreement of the transferee to assume, perform and be bound by all of the terms and conditions of this Lease applicable to Landlord as if such transferee was an original party to this Lease, the transferor shall have no further liability hereunder with respect to the rights and obligations so assigned and transferred other than liability for payment of the Improvement Allowance and any liability, claim, offset or defense which such transferee is not subject to or for which such transferee is not liable to Tenant.

      10.7 Notwithstanding anything to the contrary in this Section 10, upon written notice to Landlord (which notice shall be accompanied by the information which Tenant is required to provide under Section 10.3, to the extent applicable), but without the need for any consent of Landlord and without applicability of Sections 10.2, 10.5 or 10.10, Tenant may make an Assignment to any Affiliate, or to any entity (a "SUCCESSOR") resulting from the merger of or consolidation with Tenant, or to any person or entity which acquires all or a majority of the stock of Tenant or substantially all of the assets of Tenant as a going concern (any of such events is referred to as a "PERMITTED TRANSFER"); provided that any such Successor agrees to assume the obligations and liabilities of Tenant hereunder pursuant to an agreement executed for the benefit of and in form reasonably acceptable to Landlord.

      10.8 Notwithstanding anything to the contrary in this Section 10 and except as provided in Section 10.7, no Assignment by Tenant shall become effective until Tenant and any proposed assignee or subtenant have executed and delivered to Landlord an agreement by which such assignee or subtenant agrees to assume the obligations and liabilities of Tenant hereunder pursuant to an agreement executed for the benefit of and in form reasonably acceptable to Landlord.

      10.9 Tenant shall be obligated to promptly reimburse Landlord for any reasonable attorneys' fees incurred by Landlord in reviewing and preparing any documents associated with any such proposed Assignment.

      10.10 Notwithstanding anything to the contrary in this Section 10, if Tenant in good faith desires at any time to make (or to seek an opportunity to make) a Third-Party Assignment, Tenant shall give advance written notice to Landlord (an "ASSIGNMENT NOTICE") in accordance with this Section 10.10. For purposes hereof, a "THIRD-PARTY ASSIGNMENT" means a complete assignment of this Lease or a sublease of all or substantially all of the Premises for all or substantially all of the then remaining Term, other than any Assignment (a) to an Affiliate of Tenant, or (b) made in connection with a Permitted Transfer. The Assignment Notice shall specify the earliest date (the "TARGET DATE") upon which Tenant may make a Third-Party Assignment; the Target Date may not be earlier than six (6) months from the date the Assignment Notice is given to Landlord. Following receipt of an Assignment Notice, Landlord shall have the option, which may be exercised in Landlord's sole discretion by giving written notice to Tenant within thirty (30) days after Landlord's receipt of the Assignment Notice, to terminate this Lease effective as of the Termination Date to be specified by Tenant as herein provided. If within thirty (30) days after Landlord's receipt of the Assignment Notice Landlord shall by written notice to Tenant elect to terminate the Lease, Tenant may at any time thereafter send a supplemental written notice to Landlord (a "TERMINATION DATE NOTICE") specifying the date upon which this Lease shall terminate (the "TERMINATION DATE"); provided, however, that Tenant may not specify as the Termination Date any date that is (i) earlier than the Target Date, (ii) later than six months after the Target Date, and (iii) less than sixty (60) days after the date the Termination Date Notice is given by Tenant to Landlord. If Tenant shall fail to give a Termination Date Notice, the Termination Date shall be the date that is six months after the Target Date. If Landlord fails to notify Tenant in writing of such election within the thirty (30) day period after Landlord's receipt of the Assignment Notice, (x) Landlord shall be deemed to have waived its right to terminate this Lease under this Section 10.10, (y) Tenant need not give a Termination Date Notice and no Termination Date shall be established pursuant to this Section

10.10, and (z) the provisions of this Section 10.10 shall be of no further force or effect; provided, however, that if Tenant shall send an Assignment Notice to Landlord and Landlord does not within thirty (30) days of receipt thereof give written notice terminating this Lease, and if Tenant does not make a Third-Party Assignment within twenty-four (24) months of the date of such Assignment Notice, then Landlord's rights under this Section 10.10 shall be reinstated, and Landlord and Tenant shall have the same rights and obligations under this
Section 10.10 just as though such Assignment Notice had never been given by Tenant. If Landlord exercises its option to terminate this Lease by giving written notice to Tenant within the thirty (30) day period after Landlord's receipt of the Assignment Notice, the Term of this Lease shall end on the Termination Date and Tenant shall have no obligation to pay any Rent for the period after the Termination Date.

11.   MAINTENANCE.

      11.1 Without limiting Landlord's obligation to provide routine janitorial services as set forth in Section 14, and subject to Section 11.3, Tenant agrees to maintain, at Tenant's sole cost and expense and in accordance with the standards of a first class office building in downtown Minneapolis, all leasehold improvements, fixtures and equipment installed in the Premises; to use the Premises in a prudent and orderly manner; to suffer no waste or injury to the Premises or any improvements or fixtures therein; and at the expiration or other termination of this Lease, to surrender the same with all improvements in the same order and condition in which they were on the Commencement Date, or in such better condition as they may thereafter be put, except for (i) Landlord's maintenance requirements, (ii) ordinary wear and tear, (iii) damage by insured casualty, and (iv) any other alterations or improvements permitted under this Lease which under the terms of this Lease Tenant is not required to remove at the expiration or earlier termination of the Term. Subject to Section 17, any cost of repairs or improvements to the Project, to the Premises or to any Common Areas which are occasioned by any act or omission or default of Tenant, its officers, employees, agents or invitees, or which arise because of Legal Requirements and the particular nature of Tenant's use and occupancy of the Premises or because of any leasehold improvements or alterations to the Premises which are made by or on behalf of Tenant, shall be paid for by Tenant, as additional rent hereunder, immediately upon billing.

      11.2 Landlord agrees, throughout the Lease Term, to maintain the Project and the Common Areas in a manner consistent with other first class office projects in the central business district of downtown Minneapolis. Unless otherwise stipulated herein, including but not limited to Section 9.1, Landlord shall not be required to make any improvements to or repairs of any kind or character to the Premises during the Term of this Lease, except such repairs to the structure of the Project and the Base Building Systems as may be deemed necessary by Landlord: (i) for normal maintenance operations, (ii) to keep the Project compliant with the Space Delivery Standards pursuant to Section 14, and
(iii) to maintain the Project in a manner consistent with other first class office projects in the central business district of downtown Minneapolis.

      11.3 Notwithstanding any provisions of this Lease to the contrary, all repairs, alterations or additions to the Base Building Systems (as opposed to those involving only Tenant's leasehold improvements), and all repairs, alterations or additions to Tenant's leasehold improvements which affect the Base Building Systems or the structural elements of the Project, made by, for or on behalf of Tenant shall be made by Landlord or a contractor approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall promptly reimburse Landlord for any reasonable out of pocket costs incurred by Landlord in having the plans and specifications for any such alterations or additions reviewed by Landlord's architects or engineers.

      11.4 If Tenant experiences any damage, interruption or disturbance to the Premises, Tenant's operations, or Tenant's equipment as a result of any electro-magnetic fields, Tenant shall promptly notify Landlord thereof and Landlord shall, at Tenant's written request and at Tenant's expense, but subject to the rights of other tenants of the Project, take such actions as may be reasonably necessary or desirable to minimize or eliminate such condition.

      11.5 Landlord represents and warrants that the Premises and the Project are substantially in compliance with applicable Legal Requirements.

      11.6 Landlord represents and warrants that the Premises and the Project are free of Hazardous Materials, except for those Hazardous Materials which are contained in construction materials that are customarily incorporated at the time of installation in or from time to time typically used in the operation of first class office buildings or such quantities of Hazardous Materials as are customarily used in the ordinary course of office business operations and in accordance with all Legal Requirements.

      11.7 Landlord agrees, at Tenant's request, to make a representative of Landlord available to help Tenant identify any cabling or wiring within the Premises that serves any other tenants of the Project.

12.   ALTERATIONS; EQUIPMENT.

      12.1 Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises or the Project, or place safes, vaults or other heavy furniture or equipment within the Premises, without first obtaining the prior written consent of Landlord; provided, however, such consent shall not be required for (i) the Tenant Improvements provided in Exhibit D (which are subject to the consent requirements contained in Exhibit D), (ii) any recarpeting or redecorating, or
(iii) any alterations, additions or improvements to the Premises that do not result in a cost to Tenant greater than Fifty Thousand and No/100 Dollars ($50,000) and that do not affect the structural elements of the Project or the Base Building Systems. Tenant shall nonetheless provide Landlord with reasonable advance notice as to alterations, decorations, additions and improvements which Tenant is permitted to make under this Lease without the need for Landlord consent (which notice from Tenant may be given orally, or by any other means that are practical under the circumstances, and need not be given in accordance with the provisions of Section 28, or for any work that is insignificant). An alteration, addition or improvement shall be deemed to affect the structural elements of the Project if such alteration, addition or improvement includes any cuts into the Project structure or the Project walls or floors including, without limitation, the installation of any escalators or stairways. Landlord's consent may be conditioned upon such requirements as Landlord may reasonably impose, including without limitation, the right to approve the plans and specifications for the alterations and the contractor who will perform such alterations. In addition, Landlord shall have the right to require Tenant, prior to the commencement of any alteration, addition or improvement requiring Landlord's consent, to deliver such security against mechanics' liens as Landlord may reasonably require, but only if the financial strength of Tenant is at such time significantly less than the financial strength of Tenant as of the Effective Date.

      12.2 If any mechanic's lien is filed against any part of the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such mechanic's lien shall be discharged by Tenant within twenty
(20) days after receipt of written notice from Landlord, at Tenant's sole cost and expense, by the payment thereof or by making any deposit required by law or by posting a bond with such surety, in such amount and in such form as Landlord deems proper. Tenant shall immediately notify Landlord of any mechanic's lien or other lien filed against the Project or any part thereof by a contractor or subcontractor of Tenant or otherwise by reason of work claimed to have been done for or materials claimed to have been furnished to Tenant. If Tenant fails to remove such lien or post such bond within the twenty (20) day period following the filing thereof, Landlord may, upon not less than twenty (20) days' written notice to Tenant, at its sole discretion and without waiving its rights and remedies based on such breach by Tenant and without releasing Tenant from any of its obligations, cause such lien to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall, in such event, pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such lien, together with interest at the Interest Rate from the date of such payment by Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by Legal Requirements, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from liens. All material suppliers, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Tenant for payment of the same and Tenant's purchase orders, contracts and subcontracts in connection therewith must clearly state this requirement.

      12.3 All alterations, decorations, additions or improvements shall be made in accordance with all Legal Requirements and insurance guidelines and shall be performed in a good and workmanlike manner by contractors included on Landlord's list of approved contractors. Tenant shall deliver to Landlord a copy of the "as-built" plans and specifications (in both drawn and CAD disc format) for all alterations or physical additions so made in or to the Premises. Upon completion of any alterations, decorations, additions or improvements, Tenant shall cause its architects and contractors to certify that no asbestos containing materials or other Hazardous Materials are present in such alterations, additions or improvements except for such Hazardous Materials which are present in natural substances and typical construction materials used in first-class office buildings in Minneapolis, Minnesota. Tenant shall use commercially reasonable efforts in the construction or installation of Tenant's alterations or fixtures to not cause any disturbance of tenants adjacent to Tenant or to Landlord, including any labor disturbance. If a labor disturbance occurs, Landlord may prevent any persons giving rise to the disturbance from entering the Project. Any core drilling and other activities that may cause significant noise or vibrations will be performed after normal business hours.

      12.4 Upon completion of any such alterations, decorations, additions or improvements, Tenant shall deliver to Landlord evidence of payment, contractors' affidavits and full and final lien waivers for all labor, services, or materials performed or supplied in connection with such alteration, decoration, addition or improvement. Tenant shall indemnify, defend (at Landlord's request and with counsel approved by Landlord) and hold Landlord harmless from and against all losses, costs, damages, claims, liabilities, causes of action and expenses (including attorneys' fees and disbursements, whether suit is commenced or not) arising out of or relating to any alterations, decorations, additions or improvements that Tenant or any of its contractors make to the Premises, including any occasioned by the filing of any mechanic's, material supplier's, construction or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by any of its contractors, subcontractors or their employees or agents. Tenant shall reimburse Landlord for any costs incurred by Landlord to repair any damage caused by any of Tenant's contractors or any costs incurred by Landlord in requiring any of Tenant's contractors to comply with the rules and regulations of the Project as in effect from time to time. Tenant shall also reimburse Landlord upon demand for any costs Landlord may incur to have an engineer review all mechanical, structural, electrical, plumbing and life safety systems installed by any of Tenant's contractors.

      12.5 All alterations, decorations, additions or improvements in or to the Premises or the Project made by Tenant (not including any of Tenant's trade fixtures) shall become the property of Landlord upon the expiration or termination of this Lease and shall remain upon and be surrendered with the Premises as a part thereof without disturbance or injury, unless, prior to the installation thereof, Landlord requires, in a written notice delivered to Tenant, unusual trade fixtures not consistent with a general office use build-out to be removed by Tenant at Tenant's sole cost and expense, in which event Tenant shall remove the same prior to the expiration or termination of this Lease and shall repair any damage caused thereby. Notwithstanding any provision to the contrary in this Section 12.5, any internal staircases and vaults installed by or at the request of Tenant shall be removed by Tenant at its expense prior to the expiration or termination of this Lease and Tenant shall repair any damages caused thereby. Tenant shall not, however, be required to remove any of the existing leasehold improvements in the Initial Premises.

      12.6 Tenant shall not place or maintain any sign, advertisement or notice on any part of the outside of the Premises or any area which is readily visible from outside the Premises unless approved in writing by Landlord (which approval will not be unreasonably withheld or delayed); except for suite identification signage and signage which states that Tenant bans guns on the Premises.

      12.7 Tenant agrees specifically that no food, soft drink or other vending machine will be installed within the Premises without the prior written consent of Landlord, except that Tenant may install vending machines for the sole and exclusive use by Tenant and Tenant's employees in an area designated by Tenant and approved by Landlord, provided such machines do not contain any CFC's.

      12.8 Tenant shall not install any fixtures or equipment which consume more than the amount of electricity specified in Section 14 without first obtaining the prior written consent of

Landlord. If Tenant requires electrical capacity in excess of that specified in
Section 14, Tenant shall pay to Landlord the cost of the excess electrical usage plus all costs of installation, operation (including electrical metering) and maintenance of any and all electrical, ventilation or air conditioning modifications which Landlord determines to be necessary. Equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Project or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Project shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise and vibration. Landlord shall have the right at any time to limit the weight and prescribe the position of safes and other heavy equipment or fixtures.

13.   KEYS; RIGHT OF ENTRY; RESERVED RIGHTS IN COMMON AREAS.

      13.1 Subject to the other terms and conditions of this Lease, Landlord will provide Tenant with access to the Premises, twenty-four (24) hours a day, seven (7) days per week. Landlord shall manage the Project's card access system, but Tenant shall be responsible for managing its own card access system for the Premises. Landlord shall provide audit reports on a semi-annual basis and additional ad-hoc requests each year without charge. Landlord shall furnish Tenant with cards for after-hours access to the Project for all of Tenant's employees and students upon an order signed by Tenant and at Tenant's expense. All keys and cards furnished by Landlord shall remain the property of Landlord. No additional locks shall be allowed on any door of the Premises without Landlord's prior written consent, and Tenant shall not make or permit to be made any duplicate keys, except those furnished by Landlord. Upon the expiration or termination of this Lease, Tenant shall immediately surrender to Landlord all keys to any locks on or within the Premises and all access cards provided by Landlord, and give to Landlord an explanation of the combination of all locks for safes, safe cabinets and vault doors, if any, in the Premises. Tenant shall pay for any locks or access reader card systems installed in the Premises and the cost of replacing any lost or damaged keys or access cards. Tenant shall also provide Landlord with a keying schedule for the Premises.

      13.2 Tenant shall permit Landlord and Landlord's representatives and agents, to enter into and upon any part of the Premises, at all reasonable hours to examine, inspect and protect the Premises, and to make such alterations, renovations, restorations and/or repairs as Landlord shall deem necessary or desirable for the Premises, for any other premises in the Project, or the Project itself (including access to adjacent roof surfaces and to distribution systems above the ceiling of the Premises), to post notices of non-responsibility, to provide janitorial services, to perform maintenance work requested by Tenant or to provide other services required to be performed by Landlord hereunder, or to exhibit the Premises to prospective tenants during the last twelve (12) months of the Term, or to prospective purchasers, mortgagees, investors or lenders at any time. Landlord shall give reasonable advance oral notice prior to entry except for janitorial service and emergencies and to perform repairs requested by Tenant. Landlord shall use reasonable efforts to not unreasonably interfere with the conduct of Tenant's business, but Landlord shall in no event be liable to Tenant for any damages in connection with such entry or installation; provided, however, if any of the services to be provided by Landlord under this Lease are interrupted for three (3) consecutive business days for any reason as a result of such entry or installation, and Tenant's use or enjoyment of the Premises is materially affected thereby, then all Rent shall abate on a per diem basis with respect to those portions of the Premises which Tenant is not using from and after said third day until such services are restored.

      13.3 Subject to the provisions of Section 35.15, Landlord reserves the right to (i) impose such security restrictions in the Common Areas as it deems appropriate; (ii) close temporarily or restrict the use of any of the Common Areas for maintenance or repair purposes; (iii) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof; and (iv) use on an occasional or temporary basis or allow the occasional, temporary use by others of the atrium and the first and second floors of the Project, for civic, charitable, cultural, business and other events.

14.   SERVICES AND UTILITIES.

            Landlord shall use reasonable efforts to furnish (as part of the Operating Costs of the Project) Tenant, while Tenant occupies the Premises, the following services at levels commensurate with the general standards followed by landlords of first-class office buildings in Minneapolis, Minnesota:

            (a) Hot and cold domestic water for restrooms and cold domestic water at those points of supply provided for general use of other tenants in the Project.

            (b) During Normal Business Hours, and subject to curtailment as required by Legal Requirements, central heat and air conditioning in season, at such temperatures and in such amounts as are in keeping with the standards described in Exhibit F hereto and otherwise in accordance with the standards of a first class office building. Landlord agrees to provide the Premises with heating and air conditioning during other than Normal Business Hours at Tenant's request. The charge for such after hours services initially shall be at the rate of $35.00 per hour (or partial hour), for the first floor or partial floor within the Building or Tower, and $5.00 per hour (or partial hour) for each additional floor or partial floor in the Building or Tower, which amounts may be increased by Landlord from time to time, but shall not be greater than the reasonable cost to Landlord in providing such after hours services (for purposes of computing the charge for after hours services, each floor in Tower and each floor in the Building shall be treated as separate floors, so that if Tenant requests after hours services on a floor in the Tower and on the same floor in the Building, Tenant's request shall be treated as a request for two floors). Tenant shall be charged for a minimum of one hour of service in connection with each such request. Tenant shall give Landlord notice by telephone for the need for such heating and air conditioning during other than Normal Business Hours no later than noon of the business day with respect to services for the evening of such business day, and no later than noon of the immediately preceding business day with respect to services for Holidays or weekends.

            (c) Routine electric lighting service for all public areas and special service areas of the Project.

            (d) Janitor service on a five (5) day week basis (except for Holidays as described in Exhibit F hereto) which shall be provided after 9:00 p.m. and prior to 7:30 a.m. on

      Mondays through Fridays pursuant to the cleaning specifications attached hereto as Exhibit O; provided, however, if Tenant's floor coverings or other improvements cost more to clean than typical floor coverings or improvements, Tenant shall pay, as additional rent, the additional costs, if any, attributable thereto. Landlord represents to Tenant that (i) its security service provider currently performs criminal background checks through the Minnesota Bureau of Criminal Apprehension and the Federal Bureau of Investigation for each of its security personnel servicing the Premises, and (ii) its janitorial service provider currently performs background checks through the Minnesota Bureau of Criminal Apprehension for its personnel servicing the Premises.

            (e) Equipment and personnel to limit access to the Project after Normal Business Hours; provided, however, Landlord will provide Tenant with access to the Premises, twenty-four (24) hours a day, seven (7) days per week.

            (f) Sufficient electrical capacity for (i) convenience outlets and equipment such as personal computers, photocopying machines and other machines of similar low voltage (120/208 volts) requirements; provided, however, total rated power consumption of 120/208 volt power shall not exceed two and one-quarter (2.25) watts per square foot of Usable Area (as defined in Section 3.1); and (ii) fluorescent light fixtures and equipment of high voltage (277/480 volts) requirements; provided, however, total rated power consumption of 277/480 volt power shall not exceed three and four tenths (3.40) watts per square foot of Usable Area. If any electrical, telephone switching or other equipment requires air conditioning or electrical usage in excess of the foregoing limitations or requires modifications to a base building electrical panel, the same shall be installed or performed at Tenant's expense and Tenant shall pay all operating costs relating thereto, including metering.

            (g) All building standard fluorescent bulb replacement in all areas and all building standard incandescent bulb replacement in public areas, toilet and rest room areas and stairwells, together with base building starters and ballasts as replacement is needed for such lighting.

            (h) Non-exclusive passenger elevator service to the Premises twenty-four (24) hours per day and non-exclusive freight elevator service during Normal Business Hours.

            (i) Base building telephone risers in accordance with Landlord's rules and regulations with respect to telephone service as they may exist from time to time. Landlord shall have the right to impose reasonable charges for the use by third party telecommunications providers of the Base building telephone risers.

            (j) Uniformed guards and/or equipment on a twenty-four (24) hour-per-day, seven (7) day-per-week basis to maintain security for the Project.

            To the extent the services described in (a), (b), (c), (f) and (h) require electricity, gas or water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish the same. Failure by Landlord to furnish the services described in this Section 14 to any extent, or any cessation thereof, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor, except as explicitly provided below, work an abatement of any Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Landlord agrees, however, to use diligent efforts to promptly repair any Base Building Systems and to restore any services described in this Section 14 which are interrupted during Normal Business Hours.

            If any of the services to be provided by Landlord under this Section 14 are interrupted for:

            (x) three (3) consecutive business days for any reason within Landlord's reasonable control (as opposed to generally prevailing circumstances); or

            (y) seven (7) consecutive days for any reason not within Landlord's control (including generally prevailing circumstances);

and, in either event, if Tenant's use or enjoyment of the Premises is materially affected thereby, then if Tenant has promptly notified Landlord in writing of such interruption, all Rent shall abate on a per diem basis with respect to those portions of the Premises which Tenant is not using from and after said third day (or seventh day, as the case may be) until such services are restored.

            Landlord reserves the right to require telecommunication connections and services to be made only pursuant to agreements between Landlord and telecommunications providers which are satisfactory to Landlord in its reasonable discretion, provided that any such agreement shall permit Tenant to obtain the telecommunication services Tenant needs at competitive rates and on competitive conditions. Tenant shall conserve heat, air conditioning, water and electricity and shall use due care in the use of the Premises and of the public areas in the Project. All thermostats within the Premises shall be under the sole control of Landlord, and Tenant shall not, nor shall it permit any of its employees, agents, representatives or invitees, to open, change or tamper with any thermostats.

15.   WAIVER AND INDEMNITY.

      15.1 Except as expressly provided to the contrary in this Lease, Landlord and Landlord's Affiliates and each of their partners, directors, officers, shareholders and employees shall not be liable to Tenant, or those claiming by, through or under Tenant, for any damage or claims, however caused, arising from loss or damage to books, records, computer or other electronic equipment, data or media, files, artwork, money, securities, negotiable instruments or papers, or any other personal property in the Project, the interruption in the use of any cellular or wireless communication devices or the interruption in the use of the Premises, any fire, robbery, theft, assault, or any other casualty, any leakage or bursting of pipes or water vessels or any roof or wall leakage or other water damage, in any part or portion of the Premises or the Project.

      15.2 Subject to the provisions of Section 17 which shall control if they conflict with the provisions of this Section 15.2, Tenant shall indemnify, defend (at Landlord's request and with counsel reasonably approved by Landlord) and hold Landlord and Landlord's Affiliates (and each of their partners, directors, officers, shareholders and employees) harmless from and against every demand, claim, cause of action, judgment and expense, including, but not limited to, reasonable attorneys' fees and disbursements of counsel, whether suit is initiated or not, and all loss and damage arising from or related to any bodily or personal injury, death or property damage occurring in the Premises, except to the extent caused by the gross negligence or willful misconduct of Landlord or Landlord's Affiliates or any of their representatives, agents, contractors or employees.

      15.3 Subject to the provisions of Section 17 which shall control if they conflict with the provisions of this Section 15.3, Landlord shall indemnify, defend (at Tenant's request and with counsel reasonably approved by Tenant) and hold Tenant and Tenant's Affiliates (and each of their governors, members, partners, directors, officers, shareholders and employees) harmless from and against every demand, claim, cause of action, judgment and expense, including, but not limited to, reasonable attorneys' fees and disbursements of counsel, whether suit is initiated or not, and all loss or damage arising from or related to any bodily or personal injury, death or property damage occurring in those portions of the Project which are not leased to Tenant or other tenants, except to the extent caused by the gross negligence or willful misconduct of Tenant, Tenant's Affiliates or any of their representatives, agents, contractors or employees.

16.   INSURANCE.

      16.1 Landlord shall maintain all risk property insurance on the Project and the leasehold improvements in the Premises with coverage limits for such leasehold improvements of $25.00 dollars per square foot of Rentable Area for such leasehold improvements. Said insurance shall be maintained with an insurance company authorized to do business in Minnesota, in amounts desired by Landlord and at the expense of Landlord (but with the same to be included in the Operating Costs described in Section 7.2) and payments for losses thereunder shall be made solely to Landlord. If the annual premiums to be paid by Landlord shall exceed standard rates because of Tenant's operations within or the contents of the Premises, Tenant shall promptly pay the excess amount of the premium upon request by Landlord. Tenant shall maintain all risk property insurance on all of its personal property, including removable trade fixtures, located in the Premises and on the value of any of Tenant's leasehold improvements in excess of the coverage limits to be maintained by Landlord as described above, subject to commercially reasonable deductibles. Prior to the Commencement Date and prior to the expiration of then-existing policies, Tenant shall deliver to Landlord certificates evidencing maintenance of the insurance required herein.

      16.2 Landlord shall maintain a policy of commercial liability insurance with the premium thereon fully paid on or before the due date, issued by and binding upon an insurance company authorized to do business in Minnesota, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $5,000,000 combined single limit. Tenant shall maintain a policy of commercial liability insurance with the premium thereon fully paid on or before the due date, issued by and binding upon an insurance company acceptable to Landlord that is authorized to do business in Minnesota, such insurance to afford minimum protection (which may be effected by primary and/or excess coverage) of not less than $5,000,000 combined single limit. Landlord and Landlord's property manager shall be named as additional insureds on Tenant's liability policy. Prior to the Commencement Date and prior to the expiration of then-existing policies, Tenant shall deliver to Landlord a certificate of insurance in form satisfactory to Landlord evidencing maintenance of the insurance required herein together with a copy of the endorsement to Tenant's commercial liability policy which adds Landlord and Landlord's property manager as additional insureds. Upon Landlord's request, Tenant shall also promptly deliver to Landlord a certified copy of the insurance policy which Tenant is required to maintain hereunder.

17.   WAIVER OF CLAIMS AND SUBROGATION.

            Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other and their Affiliates and each of their partners, shareholders, officers, employees and contractors for any loss or damage that may occur to the Premises or the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of the all risk property insurance policies referred to in Section 16 hereof (whether or not actually insured) or which is actually insured against by the party in question, regardless of cause or origin, including negligence of the other party hereto or its Affiliates or any of their partners, shareholders, officers, employees and contractors, and covenants that to the extent of such waiver no insurer shall hold any right of subrogation against the other party hereto. In addition, Tenant hereby waives all rights of recovery with respect to property damage against all other tenants of the Project that have, prior to any loss by Tenant, executed a reciprocal waiver of recovery rights for the benefit of Tenant.

18.   DAMAGE.

            In the event of a fire or other casualty in the Premises, Tenant shall immediately give notice thereof to Landlord. If the Premises shall be damaged by fire or other casualty so as to render the Premises untenantable in whole or in part, the Rent provided for herein shall abate thereafter as to the portion of the Premises rendered untenantable until the earlier of (a) such time as the Premises are made tenantable, or (b) five (5) business days after Landlord substantially completes the restoration of the Premises. If damage by fire or other casualty results in the Premises being untenantable in whole or in substantial part for a period reasonably estimated by a responsible contractor selected by Landlord to be one (1) year or longer after Landlord's insurance settlement, and if Landlord shall decide not to rebuild, then either party may terminate this Lease upon such date as written notice is provided to the other party and all Rent owed up to the time of such destruction or termination shall be paid by Tenant. Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 18 within sixty (60) days after any such damage or destruction. If this Lease is not terminated, Landlord shall commence and prosecute with all due diligence restoration of the Premises. Notwithstanding anything contained in this Section 18 to the contrary, Landlord shall only be obligated to restore the Premises to the extent of the insurance proceeds actually received, but if the insurance proceeds actually received do not permit Landlord to restore the Premises, Landlord shall so notify Tenant and either Landlord or Tenant may terminate this Lease by written notice given within sixty (60) days after Landlord's notice. If Landlord restores the Premises or the Project in accordance with the provisions of this Section 18, then Tenant shall not have any right to terminate this Lease because of such damage pursuant to (i) any common law rights, (ii) Minnesota Statutes Section 504B.131 as now in effect or as it may be hereafter amended or supplemented, or
(iii) any comparable right established by a similar statute.

19.   CONDEMNATION.

            If (a) any material portion of the Premises shall be permanently taken or condemned, this Lease shall, upon written notice from either party, terminate as of the date of such condemnation or taking, or (b) more than fifteen percent (15%) of the Building or the Tower, or such lesser portion as is necessary for the commercially reasonable operation of the Project, shall be permanently taken or condemned, this Lease shall, upon written notice from Landlord or Tenant, terminate as of the date of such taking. If not terminated as provided above, this Lease shall continue in full force and effect and Rent shall be partially abated based on the number of square feet of Rentable Area taken. All proceeds payable on account of any interest in the Premises and/or the Project to either or both parties to this Lease from any taking or condemnation of the Premises shall belong to and be paid to Landlord. Nothing contained herein shall prevent Tenant from seeking and retaining a separate award from the condemning authority in any proceeding involving a taking or a sale in lieu of a taking, for Tenant's trade fixtures, equipment or relocation expenses.

20.   DEFAULT.

      20.1 Any one of the following events shall constitute an event of default ("EVENT OF DEFAULT") by Tenant:

            (a) Tenant shall fail to pay any installment of Rent within five (5) days after receiving written notice of such failure from Landlord;

            (b) Tenant shall fail to execute and deliver a subordination instrument or an estoppel certificate within twenty (20) days after a request therefor, as required respectively by Sections 23 and 29, if such failure continues for more than ten (10) days after Tenant has received written notice of such failure from Landlord;

            (c) Tenant shall violate or fail to perform any of the other conditions, covenants or agreements herein made by Tenant and such default shall continue for fifteen (15) days after written notice from Landlord; provided, however, that if the nature of such default is such that Tenant can cure the default, but Tenant can not reasonably cure such default within fifteen (15) days, then the Event of Default shall be suspended if Tenant promptly commences to cure the default and thereafter diligently and continuously prosecutes the curing of the default to completion, but only if the continuation of such default does not create material risk to the Project or substantial interference to other tenants of the Project;

            (d) If (1) the interest of Tenant under this Lease shall be levied upon under execution or other legal process, (2) any petition shall be filed by or against Tenant to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations, (3) Tenant shall be declared insolvent according to law, or (4) any assignment of Tenant's property shall be made for the benefit of creditors, or a receiver or trustee is appointed for Tenant or its property (provided that no such levy, execution, legal process or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing); or

            (e) If Tenant is a partnership or other entity and Tenant shall be dissolved or otherwise liquidated, except in connection with a merger, consolidation or other reorganization resulting in the continuation of Tenant's business substantially as previously conducted and such merger, consolidation or other reorganization is an Assignment to which Landlord has given its consent in accordance with Section 10.

      20.2  If an Event of Default shall have occurred and be continuing:

            (a) Landlord may terminate this Lease and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises (including attorneys' fees, disbursements of counsel and any costs of suit), (ii) the unpaid Rent earned at the time of termination, plus interest thereon at the Interest Rate, (iii) the present value (discounted at the then current reference rate of interest published from time to time by U.S. Bancorp, or its successors) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the amount Tenant reasonably demonstrates that Landlord would in all likelihood receive from leasing the Premises to another tenant for said period, taking into account the cost of reletting, the then-current market conditions, the time the Premises was vacant and other similar costs, and (iv) any other sum of money and damages owed by Tenant to Landlord.

            (b) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Premises or any portion thereof by eviction action or otherwise by process of law, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease, in which event Landlord may, but shall be under no obligation to do so, relet the same for the account of Tenant for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting Landlord is authorized to decorate or to make any repairs, changes, alterations or additions to the Premises as may be reasonably necessary or desirable in Landlord's judgment, and (i) if Landlord does not relet the Premises, or
      (ii) if the same are relet and the amounts received from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the Interest Rate, the cost of recovering possession (including attorneys' fees, disbursements of counsel and any costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom), are not equal to or greater than the Rent provided for in this Lease to be paid, then (y) Tenant shall pay to Landlord as damages if the Premises are not relet, a sum equal to the amount of the Rent reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including attorneys' fees and any costs of suit), the unpaid Rent earned at the time of repossession plus interest thereon at the Interest Rate, and the costs incurred in any attempt by Landlord to relet the Premises, or (z) if the Premises have been relet, the Tenant shall satisfy and pay any such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 20 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

      20.3 In the event of a breach by either party of any of the agreements, conditions, covenants or terms hereof, the non breaching party shall have the right of injunction to restrain the same and the right to invoke any remedy allowed by law or in equity whether or not other remedies, indemnities or reimbursements are provided in this Lease. The rights and remedies given to Landlord and Tenant in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord or Tenant, shall be deemed to be in exclusion of any of the others.

      20.4  Intentionally omitted.

      20.5 If either party hereto initiates litigation to enforce the provisions of this Lease against the other party, the prevailing party in such litigation shall be entitled to reimbursement from the non-prevailing party of all reasonable and documented costs and expenses, including reasonable attorneys' fees, paid or incurred by the prevailing party in connection with such litigation. For purposes of this Section 20, the term "prevailing party" shall be defined to mean the party whose position in such litigation is substantially upheld.

      20.6 Any one of the following events shall constitute an Event of Default by Landlord:

            (a) Landlord's failure to pay any amount which is properly due and payable to Tenant within ten (10) business days' after written notice from Tenant that the same was not paid when due; or

            (b) Landlord's failure to perform any of Landlord's obligations under this Lease, within thirty (30) days after Landlord has received written notice of such failure from Tenant; provided, however, that if the nature of such default is such that Landlord can cure the default, but not within thirty (30) days, then such default shall not constitute an Event of Default so long as Landlord commences cure within thirty (30) days and thereafter diligently and continuously prosecutes the curing of the default to completion, but only if continuation of the default does not create substantial interference to Tenant's enjoyment of the Premises.

21.   LANDLORD'S RIGHT TO CURE DEFAULTS; LATE PAYMENTS.

            If Tenant defaults in the making of any payment, or in the doing of any act herein required to be made or done by Tenant, or does or suffers any act prohibited herein, then Landlord may, but shall not be required to, make such payment or do such act, or correct any damage caused by such prohibited act and enter the Premises as appropriate in connection therewith. Tenant shall reimburse Landlord on demand for all costs and expenses incurred by Landlord in curing any such default plus a charge of ten percent (10%) to cover Landlord's overhead in curing any non-monetary default, together with interest thereon at the Interest Rate from the date such sums are incurred by Landlord. Notwithstanding the foregoing, the making of any such payment or the doing of any such act by Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. If any installment of Rent is not paid by Tenant when due and payable: (i) Tenant shall pay Landlord a one-time late charge in the amount of five percent (5%) of the delinquent installment as compensation to Landlord for administrative costs provided that such one-time late charge shall be waived for the first time only during any consecutive twelve (12) month period that any installment of Rent is not paid by Tenant when due; and (ii) the unpaid balance due Landlord shall bear interest at the Interest Rate from the date such installment became due and payable to the date of payment thereof by Tenant, and such interest shall constitute additional rent hereunder which shall be immediately due and payable.

22.   WAIVER.

            Waiver by a party of any breach of any covenant, condition or agreement herein contained will not operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. Failure of a party to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, will not waive such default nor constitute a waiver of any future default, but such party shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity. Receipt by a party of a lesser amount of money than it is due and any endorsement or statement on any check or letter accompanying a check for payment of money will not be deemed an accord and satisfaction, and such party may accept such check or payment without prejudice to its right to recover the balance of such money due or to pursue any other remedy available under this Lease. Re-entry by Landlord, and/or acceptance by Landlord of keys from Tenant, shall not be considered an acceptance of a surrender of this Lease.

23.   SUBORDINATION.

            This Lease is subject and subordinate to each Mortgage which may now or subsequently affect Landlord's interest in the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that the holder of any such Mortgage (a "MORTGAGEE") agrees in writing not to disturb Tenant's rights under this Lease during any period that an Event of Default does not exist hereunder. Tenant agrees, however, that any Mortgagee, may at its option, unilaterally elect to subordinate, in whole or in part, by an instrument in form and substance satisfactory to such party, such Mortgage to this Lease. Tenant agrees to execute promptly and to deliver to Landlord an instrument or instruments in substantially the form attached hereto as Exhibit N or another form to which Tenant has no reasonable objection, to confirm the foregoing if requested by Landlord within twenty (20) days after written request thereof by Landlord, but such failure or refusal shall in no way affect the validity or enforceability of this Section 23. In the event of the enforcement by the Mortgagee of the remedies provided for by law or by such Mortgage, Tenant shall, upon request of any person succeeding to the interest of the Landlord automatically become the tenant of such successor in interest, without change in the terms or provisions of this Lease, provided that such successor in interest shall not be (i) bound by any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) bound by any amendment to or modification of this Lease made without the consent of the Mortgagee if Tenant has received notice of the existence of such Mortgagee; (iii) liable for any act, warranty or omission of the prior Landlord under this Lease; (iv) subject to any offsets, deductions or defenses which Tenant might have arising out of acts or omissions of the prior Landlord; or (v) liable for the breach of any warranties or obligations relating to construction of improvements for the Project or leasehold improvements in the Premises performed or to have been performed by the prior Landlord; provided, however, that such successor in interest shall be subject to any offset right against Rent that Tenant may have in case Landlord shall fail to pay any portion of the Phase I & II Space Improvement Allowance or the Phase III Space Improvement Allowance pursuant to Exhibit D; the Second Extension Term Allowance pursuant to Exhibit G; the Expansion Space Improvement Allowance pursuant to Exhibit I, or the Available Space Improvement Allowance pursuant to Exhibit J. At the request of Landlord, a Mortgagee or any such successor in interest, Tenant shall, within twenty (20) days after written request therefor, execute and deliver to Landlord, such Mortgagee or successor in interest a written instrument whereby Tenant confirms the foregoing attornment.

            Tenant agrees to give to each Mortgagee who has given Tenant written notice of its address a copy of any default notice sent by Tenant to Landlord pursuant to this Lease which would entitle Tenant to terminate or cancel this Lease or abate the Rent payable hereunder, and agrees that, notwithstanding any provision of this Lease to the contrary, no rental abatement or notice of termination of this Lease by Tenant shall be effective unless all such Mortgagees have received said notice and have failed for thirty (30) days after receipt thereof to cure Landlord's default, or if the default cannot be cured within thirty (30) days, have failed to promptly commence and to diligently pursue the cure of Landlord's default which gave rise to such right of termination or abatement.

            Landlord represents and warrants to Tenant that Landlord owns fee simple title to the Project, subject only to a Mortgage in favor of The Northwestern Mutual Life Insurance Company ("NWML"). Landlord agrees to obtain and deliver to Tenant as soon as reasonably possible, but in no event later than thirty (30) days after the Effective Date, a Non-Disturbance Agreement executed by NWML and Landlord in the form attached hereto as Exhibit N, or with such changes thereto as are approved by Tenant. If Landlord shall fail to deliver such Non-Disturbance Agreement to Tenant within said thirty (30) day period, Tenant may by written notice to Landlord terminate this Lease, and upon any such termination Landlord shall reimburse Tenant for out-of-pocket costs and expenses incurred by Tenant in connection with this Lease, including, without limitation, design fees, construction costs and expenses, attorneys' fees and consultants' fees.

24.   RULES AND REGULATIONS.

            Tenant shall comply with, and Tenant shall cause its visitors, employees, contractors, agents and invitees to comply with, all Legal Requirements and with the reasonable rules and regulations of the Project adopted, altered and consistently enforced on a non-discriminatory basis by Landlord from time to time for the safety, care and cleanliness of the Premises and Project and for preservation of good order therein, all of which will be sent by

Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant, its employees, contractors, agents, invitees and visitors. The initial rules and regulations of the Project are attached hereto as Exhibit E.

25.   COVENANT OF QUIET ENJOYMENT.

            Landlord covenants that it has the right to make and enter into this Lease for the Term aforesaid and covenants that if Tenant shall pay the Rent and all other sums due by Tenant hereunder and perform all of the covenants, terms and conditions of this Lease to be performed by Tenant, Tenant shall, during the Term hereby created, freely, peaceably and quietly occupy and enjoy the Premises. It is understood and agreed by Tenant that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of the Landlord's interest hereunder.

26.   LIMITED LIABILITY.

            Tenant specifically agrees to look solely to Landlord's interest in the Project and the Land for the recovery of any judgment against Landlord, it being agreed that Landlord (and its partners and shareholders) shall never be personally liable for any such judgment. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

27.   NO REPRESENTATIONS OR WARRANTIES BY LANDLORD.

            Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the Premises or the Project except as herein expressly set forth, and no right, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant has no right to light or air over any premises adjoining the Project. This Lease (including all Exhibits hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and all prior and contemporaneous written and oral agreements are merged herein.

28.   NOTICES.

            All notices or other communications hereunder shall be in writing and shall be hand delivered or sent by United States Mail, registered or certified, return receipt requested or by courier service, to the appropriate address indicated below, or at such other place or places as either Landlord or Tenant may, from time to time, respectively, designate in a written notice given to the other. Any notice by Tenant to Landlord shall be addressed to the Landlord at:

            601 Second Avenue Limited Partnership
            c/o Hines Interests Limited Partnership
            225 South Sixth Street, Suite 2590

            Minneapolis, MN 55402
            Attention: Property Manager

            With a copy to:

            601 Second Avenue Limited Partnership
            c/o Hines Interests Limited Partnership
            Three First National Plaza, Suite 440
            Chicago, Illinois 60602
            Attention: C. Kevin Shannahan

and if requested in writing by Landlord or required under the terms of this Lease, given or served simultaneously to each Mortgagee at the address specified in a written request by such party. Any notice by Landlord to Tenant shall be addressed to the Tenant at:

            Before the Phase I & II Rent Commencement Date:

            Capella Education Company
            222 South 9th Street
            20th Floor
            Minneapolis, Minnesota 55402
            Attention:  Chief Financial Officer

            with a copy to:

            Capella Education Company
            222 South 9th Street
            20th Floor
            Minneapolis, Minnesota 55402
            Attention:  Vice President/General Counsel

            On or after the Phase I & II Rent Commencement Date:

            Capella Education Company
            225 South 6th Street
            8th Floor
            Minneapolis, Minnesota 55402
            Attention:  Chief Financial Officer

            with a copy to:

            Capella Education Company
            225 South 6th Street
            8th Floor
            Minneapolis, Minnesota 55402
            Attention:  Vice President/General Counsel

Any notice mailed shall be deemed to have been given on the regular business day next following the date of deposit of such item in a depository of the United States Postal Service in the continental United States. Notice effected other than by mail shall be deemed to have been given at the time of actual delivery. Each party reserves the right to designate up to four additional parties to receive copies of any notice to be given to such party under this Lease.

29.   ESTOPPEL CERTIFICATES.

            Tenant agrees at any time and from time to time, within twenty (20) days after receipt of a written request from Landlord, to execute, acknowledge and deliver to Landlord or a party designated by Landlord a statement in writing
(i) certifying (if true) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (ii) stating the Commencement Date and the expiration date of the Term of this Lease, (iii) stating the dates to which the Rent and other charges hereunder have been paid by Tenant, (iv) stating whether or not, to Tenant's actual knowledge, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if Landlord is in default, specifying each such default, (v) agreeing that Tenant and Landlord will not thereafter modify the Lease without the approval of any Mortgagee identified by Landlord, (vi) agreeing that Tenant shall not prepay any Rent more than one month in advance, and (vii) stating any extension, renewal, expansion, contraction or termination rights or rights of first offer or refusal with respect to the Premises or any other space in the Project which have been granted to Tenant. Any such statement delivered pursuant hereto may be relied upon by any owner of the Project, any prospective purchaser of the Project, any present or prospective Mortgagee of the Project or of Landlord's interest, or any prospective assignee of any such Mortgagee.

30.   SURRENDER, HOLDING OVER.

            Upon the expiration of this Lease or the earlier termination of Tenant's right to possession, Tenant shall immediately vacate the Premises, remove all of its personal property therefrom and leave the Premises in the condition required by this Lease. Any property required to be removed pursuant to the terms of this Lease and not removed shall be deemed abandoned, and Tenant shall be liable for all costs of removal and disposal. If Tenant continues to occupy the Premises or any part thereof, after the expiration or termination of the Term, whether with or without the consent of the Landlord, such tenancy shall be at will (except that Landlord shall have the right, by giving written notice thereof to Tenant at time while Tenant remains in possession of any portion of the Premises, to convert such holdover to a month-to month tenancy) and Tenant shall continue to be bound by all of the terms and conditions of this Lease except that the monthly rent shall be one and one-half (1-1/2) times the Base Rent and Tenant's Additional Rent payable immediately prior to such expiration or termination. No holding over by Tenant after the Term shall be construed to extend this Lease. The entitlement to the holdover rental amount will be Landlord's exclusive right and remedy against Tenant for any holdover not in excess of sixty (60) days and will be deemed to cover all liabilities, obligations or charges which may be incurred by Landlord because of a holdover by Tenant which does not exceed sixty (60) days, but neither this Section 30 nor the acceptance of any rent shall prevent Landlord from exercising any remedy to regain immediate possession of the Premises. If Tenant holds over for a period in excess of sixty (60) days, Tenant shall be liable to Landlord for all damages which Landlord sustains because of such hold over including all claims for damages by any tenant to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease and for any other liability, loss, cost, damage or expense (including attorneys' fees, disbursements of counsel and any costs of suit) incurred by Landlord as a result of such holding over.

31.   TENANT'S TAXES.

            At least ten (10) days prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture and other personal property located in or about the Premises. If any such taxes are imposed upon Landlord, Tenant shall pay to Landlord, at least twenty (20) days before the date each installment is due to the taxing authority, the portion allocable to Tenant pursuant to this Section 31.

32.   NO MERGER.

            The voluntary or other surrender of this Lease by Tenant, or a termination thereof, shall not constitute a merger, and shall, at the option of Landlord, operate as an assignment to Landlord of any or all subleases or subtenancies affecting the Premises.

33.   GRAPHICS; BUILDING DIRECTORY.

            No signs, numerals, letters or other graphics shall be used or permitted on any part of the outside of the Premises or any area which is readily visible from outside the Premises, unless approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed); except for suite identification signage and signage which states that Tenant bans guns on the Premises. Prior to the Commencement Date, Landlord shall install, at Landlord's expense, two (2) strips on the Project directory board to be placed in the main lobby of the Building or Tower listing Tenant's name and as many lines on the Project's electronic directory as Tenant may request from time to time. Any subsequent modifications to the identification of Tenant on either Project directory shall be subject to Landlord's consent, which shall not be unreasonably withheld, and, if such consent is granted, shall be made, at Tenant's expense, by Landlord at Landlord's then current charges for such modifications.

34.   Intentionally omitted.

35.   MISCELLANEOUS.

      35.1 This Lease shall be strictly construed neither against Landlord or Tenant; the captions in this Lease are for convenience only and are not a part of this Lease; each provision hereof shall be deemed both a covenant and a condition running with the Land; except as otherwise expressly provided in this Lease and its Exhibits and other attachments, the singular includes the plural and the plural includes the singular; "or" is not exclusive; a reference to an agreement or other contract includes supplements and amendments thereto to the extent permitted by this Lease; a reference to any laws includes any amendment or supplement to such laws; a reference to a person or other entity includes its permitted successors and assigns; accounting provisions have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis; the words "such as," "include," "includes" and

"including" are not limiting; except as specifically agreed upon in this Lease, any right may be exercised at any time and from time to time and all obligations are continuing obligations throughout the Term of this Lease, and in calculating any time period, the first day shall be excluded and the last day shall be included and all days are calendar days unless otherwise specified.

      35.2 This is a Minnesota contract and shall be construed according to the laws of Minnesota.

      35.3 Wherever in this Lease any terms, covenants or conditions are required to be kept or performed by Landlord, Landlord shall be deemed to have kept and performed such terms, covenants and conditions notwithstanding any act or omission of Landlord, if such act or omission is pursuant to any Legal Requirement.

      35.4 Whenever in this Lease there is imposed upon Landlord or Tenant the obligation to use its best efforts, reasonable efforts or diligence, Landlord or Tenant, as the case may be, shall be required to do so only to the extent the same is economically feasible and otherwise will not impose upon Landlord or Tenant, as the case may be, unreasonable financial or other burdens.

      35.5 If more than one person or entity shall sign this Lease as Tenant, the obligations set forth herein shall be deemed joint and several obligations of each such party.

      35.6 Time is of the essence with respect to this Lease and each and every provision hereof.

      35.7 If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party hereunder, shall be held invalid or unenforceable to any extent, the remaining terms, conditions and covenants of this Lease shall not be affected thereby, and each of said terms, covenants and conditions shall be valid and enforceable to the fullest extent permitted by law.

      35.8 If any action or proceeding is brought by Landlord or Tenant to interpret the provisions hereof, or to enforce either party's respective rights under this Lease or to collect any sums owing by a party, the prevailing party shall be entitled to recover from the unsuccessful party therein, in addition to all other remedies, all costs incurred by the prevailing party in such action or proceeding, including reasonable attorneys' fees and disbursements of counsel to be fixed by the court having jurisdiction thereof.

      35.9 If Tenant is a corporation, partnership or other entity, Tenant warrants that all consents or approvals (copies of which shall be delivered to Landlord on the execution of this Lease by Tenant) required of third parties (including but not limited to its Board of Directors or partners) for the execution, delivery and performance of this Lease have been obtained, that Tenant has the right and authority to enter into and perform its covenants contained in this Lease, and that this Lease is binding upon Tenant in accordance with its terms.

      35.10 Tenant warrants that it has not engaged or dealt with any broker in connection with this Lease other than Landlord, Landlord's affiliates and CRESA Partners. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for broker's fees or finder's fees asserted on account of any dealings with Tenant by any broker other than those specified herein. Landlord warrants that it has not engaged or dealt with any broker in connection with this Lease other than Landlord, Landlord's affiliates and CRESA Partners. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claim for broker's fees or finder's fees asserted on account of any dealings with Landlord by any broker other than those specified herein. Landlord agrees to pay or cause to be paid to CRESA Partners a commission of $4.00 per square foot of the Rentable Area of the Initial Premises; with fifty percent (50%) of such commission to be paid within thirty (30) days of the date on which this Lease has been fully executed and delivered, thirty seven percent (37%) of such commission to be paid within thirty (30) days of the Phase I & II Rent Commencement Date, and thirteen percent (13%) of such commission to be paid within thirty (30) days of the Phase III Rent Commencement Date. If Tenant exercises its First Extension Option, Landlord agrees to pay a brokerage commission to Tenant or Tenant's broker of $2.00 per square foot of the Rentable Area of the Premises (based upon such Rentable Area as of the date on which the First Extension Term commences) within thirty (30) days after the date on which the First Extension Term commences. If Tenant exercises its Second Extension Option, Landlord agrees to pay Tenant or Tenant's broker a commission of $4.00 per square foot of the Rentable Area of the Premises (based upon such Rentable Area as of the date on which the Second Extension Term commences) within thirty
(30) days after the date on which the Second Extension Term commences. Lastly, if Tenant exercises an Expansion Option, or if any Available Space is added to the Premises (as defined in the Right of Offer) pursuant to the Right of Offer during the Initial Scheduled Term, Landlord agrees to pay Tenant or Tenant's broker a commission of (i) $4.00 per square foot of the Rentable Area of the Expansion Space, or (ii) $2.00 per square foot of the Rentable Area of the Available Space, in either event within thirty (30) days after the applicable Expansion Space Rent Commencement Date or Available Space Rent Commencement Date, as the case may be.

      35.11 All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights or remedies allowed by law.

      35.12 The provisions of this Lease which relate to periods subsequent to the expiration of the Term shall survive the expiration of the Term.

      35.13 Either party will, upon the written request of the other party, execute a short form lease ("MEMORANDUM OF LEASE") regarding this Lease, in a form suitable for recording with the Registrar of Titles and/or the County Recorder for Hennepin County, Minnesota. The party requesting the execution of such Memorandum of Lease will bear all costs of the Memorandum of Lease, including any recording fees. Upon the execution of an amendment to this Lease and the written request of either party, the parties shall execute a corresponding amendment to the Memorandum of Lease.

      35.14 Either party will, following any termination of this Lease and upon the written request of the other party, execute a document setting forth the date of such termination, in a form suitable for recording with the Registrar of Titles and/or the County Recorder for Hennepin County, Minnesota. Failure of a party to execute such a document shall not affect the termination, and in such event the party requesting the document may execute and file an affidavit setting forth the date of termination. The party requesting the execution of such document shall bear all costs thereof, including any recording fees.

      35.15 No Exhibit attached to this Lease nor any other materials provided by Landlord shall constitute a warranty or agreement as to the configuration of the Project. Landlord reserves the right from time to time to modify the Project, including Common Areas, appurtenances and rentable areas, and to change the name of the Project, the Building and the Tower (subject to Tenant's rights under Section 36.2) without in any case reducing the obligations of Tenant hereunder; provided, however, that all such modifications shall be consistent with the standards of a first class office building in downtown Minneapolis and no such modification of the Common Areas shall diminish in any material respect Tenant's right to use and enjoy the Common Areas.

      35.16 Subject to the provisions in Section 36.2, Tenant shall not use the name of the Project or any part thereof for any purpose whatsoever, except to identify the location of the Premises in Tenant's address. Landlord reserves the right to change the name of the Project or any part thereof at any time and Landlord shall have no liability whatsoever to Tenant by reason of any such change.

      35.17 This Lease shall be binding upon and inure to the benefit of the parties hereto and, subject to the restrictions and limitations herein contained, their respective heirs, successors and assigns.

      35.18 This Lease may not be altered, changed or amended, except by an instrument in writing executed by all parties hereto.

      35.19 The terms and provisions of Exhibits A through O, inclusive, attached hereto are hereby made a part of this Lease for all purposes.

      35.20 This Lease may be executed in any number of counterparts, all of which shall be considered one and the same Lease notwithstanding that all parties hereto have not signed the same counterpart. Signatures of this Lease which are transmitted by facsimile shall be valid for all purposes. Any party shall, however, deliver an original signature for this Lease to the other party upon request.

36.   ADDITIONAL RIGHTS OF TENANT

      36.1 MONUMENT SIGNAGE. Prior to the Phase I & II Rent Commencement Date, Landlord shall, upon Tenant's request and at Tenant's expense, install Tenant's name in the top position on the Project's monument sign at the Sixth Street and Second Avenue entry way (the "SECOND AVENUE MONUMENT SIGN") to the Project (such right being referred to herein as "TENANT'S TOP MONUMENT SIGNAGE RIGHT"). Tenant's Top Monument Signage Right shall remain in effect in all events through January 1, 2006, and thereafter only for so long as Tenant, its Affiliates and/or Successors are Directly Occupying at least 200,000 square feet of the Rentable Area of the Project. For so long as Tenant, its Affiliates and/or Successors, however, are Directly Occupying at least 100,000 square feet of Rentable Area in the Project, Tenant shall have the right to have Tenant's name installed, at Tenant's expense, in a prominent manner on, but not at the top of, the Second Avenue Monument Sign ("TENANT PROMINENT MONUMENT

SIGNAGE RIGHT"). Tenant's Top Monument Signage Right and Tenant's Prominent Monument Signage Right are collectively referred to herein as "TENANT'S MONUMENT SIGNAGE RIGHTS". Tenant's Monument Signage Rights shall be personal to Capella Education Company, its Affiliates and Successors, and may not be assigned other than to an Affiliate or Successor of Capella Education Company. If, at any time, Tenant, its Affiliates and/or Successors are not Directly Occupying at least 200,000 square feet of Rentable Area in the Project, Landlord shall have the right, at Tenant's expense, to remove Tenant's sign from the top of the Second Avenue Monument Sign and to permit the top of the Second Avenue Monument Sign to be used to identify any tenant of the Project that is leasing more space in the Project than Tenant. If, at any time, Tenant, its Affiliates and/or Successors are not Directly Occupying at least 100,000 square feet of Rentable Area in the Project, then all of Tenant's Monument Signage Rights under this Section shall forever terminate and Landlord may, at Tenant's expense, remove Tenant's name from the Second Avenue Monument Sign. For purposes of this Article 36, Tenant shall be deemed to be "DIRECTLY OCCUPYING" all space in the Project that Tenant leases directly from Landlord (whether under this Lease or any other direct lease with Landlord) which Tenant has not subleased to a Third Party Subtenant. A "THIRD PARTY SUBTENANT" is any person or entity that is not an Affiliate of or Successor to Tenant. Tenant's rights under this Section 36.1 may not be assigned apart from the Lease.

      36.2 NAMING RIGHTS. At such time, if any, as Tenant, its Affiliates and/or Successors are Directly Occupying over 400,000 square feet of Rentable Area in the Project and for so long thereafter as Tenant, its Affiliates and/or Successors are Directly Occupying at least 300,000 square feet of Rentable Area in the Project, Tenant shall have the exclusive right to name the Tower (i) "Capella Tower," or (ii) any other name which identifies Tenant (or an Affiliate of Tenant occupying significant space in the Project) that is selected by Tenant and approved by Landlord, which approval shall not to be unreasonably withheld or delayed (the "NAMING RIGHT"); provided that if Tenant, its Affiliates and/or Successors are Directly Occupying less than 350,000 square feet, but more than 300,000 square feet of Rentable Area in the Project, then Landlord may terminate the Naming Right, but only if the exclusive right to name the Tower is going to be granted by Landlord to a tenant that will be or is leasing more space in the Project than Tenant. For so long as Tenant's Naming Right is in effect, Tenant shall have the exclusive right, at Tenant's expense, to install and maintain one monument sign with the name Capella Tower (or other name as discussed above) at the Sixth Street and Second Avenue entry way to the Project, subject to Landlord's reasonable approval as to the design, size and actual location of the same and compliance with all applicable Legal Requirements. Tenant shall pay all costs which are incurred by Landlord in connection with so identifying the Tower and all costs which Landlord is required to pay as reimbursement to any tenants of the Tower because of such name change and all costs incurred by Landlord to remove existing Project signage and replace any such removed signage with signage of comparable quality. The Naming Right shall be personal to Capella Education Company and may not be assigned other than to an Affiliate or Successor. If, at any time, (i) Tenant, its Affiliates and/or Successors are not Directly Occupying at least 300,000 square feet of Rentable Area in the Project,
(ii) Landlord terminates the Naming Right in order to grant the right to name the Tower to a larger tenant as permitted above, or (iii) this Lease is terminated, then (x) Tenant's Naming Right shall forever terminate and Landlord may change the name of the Tower, (y) Landlord may remove, at Tenant's expense, any signage with the name that Tenant has chosen for the Tower, and (z) Landlord may grant rights to name the Tower to any third party in the case of clause (i) and (iii) above. Nothing in this Section shall preclude Landlord from granting, and Landlord shall have the right, at any time and from time to time, to grant naming rights with respect to the Building to any third party and Landlord shall have the right, at any time prior to the date on which Tenant would otherwise become entitled to the Naming Right, to grant the exclusive right to name the Tower to any tenant of the Project that leases more Rentable Area in the Project than Tenant. Notwithstanding anything to the contrary in this Lease, for so long as Tenant, its Affiliates and/or Successors are Directly Occupying at least 100,000 square feet of Rentable Area in the Project, Landlord shall not grant the exclusive right to name the Tower or the Building to a Direct Competitor of Tenant or change the name of the Tower or the Building to reflect the name of a Direct Competitor of Tenant. Tenant's rights under this Section 36.2 may not be assigned apart from the Lease.

      36.3 EMERGENCY GENERATOR. Tenant shall have the right, at Tenant's sole cost and expense, and subject to Landlord's reasonable approval with respect to the type and location thereof, to install and maintain an emergency generator on the B1 Level of the Project for the exclusive use of Tenant throughout the Lease Term. Alternatively, Tenant shall have the right, which must be exercised by giving Landlord written notice thereof not less than sixty (60) days prior to the Phase I & II Rent Commencement Date, to use the emergency generator which is owned by Landlord and located on the B1 Level of the Project to supply emergency power for Tenant's use; provided that Tenant shall be responsible for all costs incurred in operating, repairing, maintaining and replacing Landlord's emergency generator.

      36.4 SATELLITE DISH. Landlord grants to Tenant the non-exclusive right to install one (1) satellite dish, at the location on the roof of the Building designated by Landlord, together with associated wiring from the antenna to the Premises (collectively, the "Antenna"), at any time during the Term of this Lease (including any extension or renewal thereof) and to use the Antenna solely in connection with the conduct of Tenant's business subject to the terms of this Lease and to the following additional terms:

            (a) The Antenna shall be installed at Tenant's sole expense at such specific location, in such manner, and by such contractors as shall be approved in writing by Landlord and Landlord's Antenna Site Manager; provided, however, that in no event shall the approval by the Antenna Site Manager be unreasonably withheld, delayed or conditioned. Tenant shall be responsible for all costs and expenses of Landlord relating to the installation of the Antenna, including the costs of any consultant or supervision necessary in connection with such installation, payable as Additional Rent within thirty (30) days after Landlord's invoice.

            (b) The functional characteristics, size, design, color and general appearance of the Antenna shall be subject to prior approval in writing by Landlord and Landlord's Antenna Site Manager, which approval shall not be unreasonably withheld or delayed by either party. Such approval shall not create any warranty by or impose any liability for Landlord.

            (c) Tenant shall at its expense repair and maintain the Antenna in good and safe condition and in compliance with applicable laws, and Landlord shall have no responsibility for any damage to or interference with the Antenna from any cause whatsoever. Tenant shall be responsible for and shall at its sole expense repair any damage caused by the installation, maintenance, operation, condition, or use of the Antenna, and any related roof or wall penetrations, including, without limitation, any water damage or other damage to the Building or Landlord's or other tenant's premises or personal property. Tenant shall be responsible for all utilities, expenses, taxes or assessments in connection with the Antenna and shall obtain and keep in effect any and all licenses, permits and other governmental approvals which are or may become required for the operation and use of the Antenna. All work to be done by Tenant pursuant to this Section shall otherwise be subject to the terms and conditions of this Lease.

            (d) Tenant shall indemnify and hold harmless Landlord from any losses, costs, claims, actions, causes of action, expenses (including reasonable attorney's fees) or liabilities of any sort whatsoever arising by reason of the installation, maintenance, operation, condition, use or removal of the Antenna or the exercise of any of Tenant's rights under this Section.

            (e) Upon the expiration or termination of this Lease, or the termination of Tenant's right to possession of the Premises, Tenant shall remove the Antenna and repair any damage resulting from such removal at Tenant's sole expense.

            (f) Landlord may relocate the Antenna on not less than ninety (90) days' prior written notice to Tenant to another location at the Building suitable for Tenant's purposes. The expense of such relocation shall be paid by Landlord, except that all such expenses shall be paid by Tenant if the relocation is necessitated by applicable legal or insurance requirements as reasonably determined by Landlord. Landlord may interrupt or turn off the Antenna, on reasonable prior notice to Tenant, in the event of an emergency or as reasonably necessary in connection with repairs to the Building.

            (g) Tenant shall not cause or permit the Antenna to interfere with other communication devices now or hereafter installed at the Building. In case of any such interference, Tenant shall at its expense use best efforts to promptly eliminate such interference. Tenant shall not allow other tenants of the Building or any other person to utilize the Antenna without first obtaining Landlord's written consent. The rights granted in this Section relating to the Antenna may not be transferred by Tenant except in connection with an assignment permitted by this Lease. The obligations of Tenant contained in this Section shall survive the termination of this Lease.

            (h) Tenant shall not be obligated to pay any separate rental for the right to install and operate the Antenna.

            (i) Upon the occurrence of any default under this Section, in addition to Landlord's other rights and remedies, Landlord may, immediately and without further notice or legal process, terminate Tenant's rights under this Section and disconnect, remove and store the Antenna at Tenant's expense.

      36.5 JANITORIAL SERVICES. Notwithstanding anything to the contrary in this Lease, Tenant shall have the right to contract separately for any special janitorial services which are not then included in the standard janitorial services being provided by Landlord pursuant to

Section 14 of this Lease; provided that Tenant first obtains Landlord's written approval of the contractor selected by Tenant to perform any such special janitorial services, which approval shall not be unreasonably withheld by Landlord. Landlord also agrees to cooperate with Tenant regarding the scheduling of the janitorial services to be provided by Landlord pursuant to Section 14 of this Lease.

            IN WITNESS WHEREOF, Landlord has executed this Lease to be effective as of the date first above set forth.

                            [SIGNATURE PAGES FOLLOW]

                                 SIGNATURE PAGE
                                       FOR
                                  OFFICE LEASE
                                     BETWEEN
                      601 SECOND AVENUE LIMITED PARTNERSHIP
                                       AND
                            CAPELLA EDUCATION COMPANY

                            LANDLORD:

                            601 SECOND AVENUE LIMITED PARTNERSHIP,
                            a Texas limited partnership

                            By: Minneapolis 601 Limited Partnership, a Texas
                                limited partnership, its sole general partner

                                By: Hines Acquisitions No. 2 Limited
                                    Partnership a Texas limited partnership, its
                                    sole general partner

                                    By: Hines Interests Limited Partnership,
                                        a Delaware limited partnership, its
                                        sole general partner

                                        By: Hines Holdings, Inc., a Texas
                                            close corporation, its sole
                                            general partner

                                            By: /s/ C.K. Shannahan
                                            Name: C. Kevin Shannahan
                                            Title: Executive Vice
                                                   President

                                 SIGNATURE PAGE
                                       FOR
                                  OFFICE LEASE
                                     BETWEEN
                      601 SECOND AVENUE LIMITED PARTNERSHIP
                                       AND
                            CAPELLA EDUCATION COMPANY

                                     TENANT:

                                     CAPELLA EDUCATION COMPANY
                                     a Minnesota corporation

                                     By: /s/ Joe Gaylord
                                         ---------------------------------------
                                     Name: Joe Gaylord
                                     Title: CFO

                                    EXHIBIT B

                                LEGAL DESCRIPTION

Lot 6, Block 219, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

The Northeasterly 7 feet of Lots 1, 2, and 3; the Northeasterly 7 feet of the Northwesterly half of Lot 4; the Southeasterly half of Lot 4; and Lots 5, 6, 7, 8, 9 and 10;

all in Block 219, Brown and Jackins' Addition to Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

                                    EXHIBIT C

                             FORM OF DECLARATION OF
                                COMMENCEMENT DATE

            This Declaration is made as of February ___, 2004, by and between 601 Second Avenue Limited Partnership, a Texas limited partnership ("LANDLORD") and Capella Education Company, a Minnesota corporation ("TENANT").

            Landlord and Tenant are parties to that certain Office Lease (the "LEASE") dated as of February ___, 2004.

            In accordance with the Lease, Landlord and Tenant hereby memorialize that:

            1. The **[INSERT COMMENCEMENT DATE, PHASE I & II RENT COMMENCEMENT DATE OR PHASE III RENT COMMENCEMENT DATE, AS APPROPRIATE]** is
-------------------------.

            2. The expiration date of the Initial Scheduled Term is October 31, 2010.

                                     TENANT:

                                     CAPELLA EDUCATION COMPANY,
                                     a Minnesota corporation

                                     By: _______________________________________

                                     Name: _____________________________________

                                     Title: ____________________________________

                            LANDLORD:

                            601 SECOND AVENUE LIMITED PARTNERSHIP,
                            a Texas limited partnership

                            By: Minneapolis 601 Limited Partnership, a Texas
                                limited partnership, its sole general partner

                                By: Hines Acquisitions No. 2 Limited
                                    Partnership a Texas limited partnership, its
                                    sole general partner

                                    By: Hines Interests Limited Partnership,
                                        a Delaware limited partnership, its
                                        sole general partner

                                        By: Hines Holdings, Inc., a Texas
                                            close corporation, its sole
                                            general partner

                                            By:_________________________________
                                            Name: C. Kevin Shannahan
                                            Title: Executive Vice
                                                   President

                                    EXHIBIT D
                                   WORKLETTER

PART I. SCHEDULE OF CRITICAL DATES.

      Set forth below is a schedule of certain critical dates relating to Landlord's and Tenant's respective obligations with respect to construction of those leasehold improvements (including all cabling and wiring) which Tenant desires to make to the Initial Premises (the "TENANT IMPROVEMENTS"). These dates and the respective obligations of Landlord and Tenant are more fully described in Part II below.

                                 Date Due                                          Responsible Party
                                 --------                                          -----------------
A.    Space Plan Delivery Date   May 1, 2004, or as soon thereafter as is               Tenant
                                 reasonably possible

B.    Landlord Review Date       Within seven (7) business days after                  Landlord
                                 Landlord receives the Tenant Space Plan

All references to days mean calendar days, not working or business days. If Tenant delivers the Tenant Space Plan prior to the date set forth above, the same nevertheless shall be deemed delivered on the date set forth above for purposes of the foregoing schedule.

PART II. LANDLORD AND TENANT PRE-CONSTRUCTION OBLIGATIONS.

1. Tenant will deliver to Landlord no later than the Space Plan Delivery Date (described in Part I above) a detailed space plan containing the information described in Part VI below, together with other relevant information and written instructions relating thereto which are required to prepare the Tenant Working Drawings (defined below) for the Tenant Improvements (said space plan and other information and instructions being called the "TENANT SPACE PLAN").

2. Landlord will review the Tenant Space Plan to determine if it satisfies the requirements listed in Part VI below, and Landlord shall report any non-conformity to Tenant on or before the Landlord Review Date (described in Part I above).

3. Tenant shall cause working drawings (the "TENANT WORKING DRAWINGS") of the Tenant Improvements shown on the Tenant Space Plan to be prepared and delivered to Landlord. The Tenant Working Drawings shall consist of the (a) complete sets of plans and specifications in the form of working drawings or construction drawings identifying Tenant's interior layout of the Initial Premises, including complete sets of detailed architectural, structural, mechanical, electrical, and plumbing working drawings for any and all Tenant Improvements, and (b) any design materials prepared in collaboration with a subcontractor for any portion of the Tenant Improvements being constructed on a design-build basis. The Tenant Working Drawings shall include such written instructions or specifications as may be necessary or required to secure a building permit from the City of Minneapolis for the Tenant Improvements to commence in due course. The Tenant Working Drawings shall be prepared by architects, engineers and design/build subcontractors selected by Tenant and approved by Landlord, which approval will not be unreasonably withheld or delayed.

4. Landlord shall have ten (10) business days to review the initial submittal of the Tenant Working Drawings and seven (7) business days to review any resubmittal of the Tenant Working Drawings and notify Tenant whether Landlord approves the same (which approval shall not be unreasonably withheld or delayed) or the reasons Landlord does not approve them.

5. Upon receipt of the final, mutually approved Tenant Working Drawings, Tenant agrees to submit for pricing by its contractors and subcontractors the Tenant Improvements (any contractor selected by Tenant with Landlord's approval to supervise the construction of the Tenant Improvements is hereinafter called the "GENERAL CONTRACTOR"). Tenant shall then enter into a Construction Contract with the General Contractor. LANDLORD SHALL NOT BE OBLIGATED TO, AND DOES NOT, MAKE ANY WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE TENANT IMPROVEMENTS WORK NOR SHALL LANDLORD BE OBLIGATED FOR ANY OF THE WARRANTIES FROM TENANT'S ARCHITECT OR THE GENERAL CONTRACTOR TO TENANT. ALL IMPLIED WARRANTIES WITH RESPECT THERETO, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY NEGATED AND WAIVED.

6. Tenant shall pay and be responsible for the architectural and engineering fees incurred in preparing the Tenant Space Plan and the Tenant Working Drawings or otherwise relating to the making of all of the Tenant Improvements.

7. Tenant shall be solely responsible for the compliance of the Tenant Space Plan, the Tenant Working Drawings and all of the Tenant Improvements with applicable Legal Requirements and building rules and regulations.

8. If in the exercise of Landlord's reasonable judgment it would be prudent to have those aspects of the Tenant Working Drawings which affect the structural elements of the Project or Base Building Systems reviewed by Landlord's architects or engineers, Tenant shall promptly reimburse Landlord for any reasonable out-of-pocket costs incurred by Landlord in connection with such review.

PART III. CERTAIN PROVISIONS RELATING TO THE TENANT IMPROVEMENTS.

1. Upon execution of the Construction Contract between Tenant and the General Contractor, Tenant agrees to use diligence to cause the General Contractor to complete the installation of the Tenant Improvements on or before the estimated finish date shown therein, subject to typical excused delay events. Tenant shall pay all costs incurred in connection with the Tenant Improvements work including the costs of the materials and labor therefor and associated architectural and engineering fees.

2. The Construction Contract between Tenant and the General Contractor shall contain an estimate of the date the Tenant Improvements will be Substantially Complete. "SUBSTANTIALLY COMPLETE" means the date on which (i) a certificate of occupancy has been issued for the

Premises, and (ii) the Tenant Improvements have been substantially completed in accordance with the Tenant Working Drawings, with a punch-list of uncompleted items which do not interfere in any material respect with the use or enjoyment of the Premises.

3. Tenant may make changes in the Tenant Improvements with the prior approval of Landlord and as otherwise provided for in the Construction Contract between Tenant and the General Contractor; provided, however, that Landlord's approval shall not be required for changes relating to decorating or finishes, or for change orders of $50,000 or less that do not affect structural elements of the Project or Base Building Systems. Any change which Tenant desires to make in the Tenant Improvements requiring Landlord's approval shall be described in a written change order that shall be submitted for Landlord's approval, which approval shall not be unreasonably withheld or delayed. All change orders, whether or not requiring Landlord's approval shall, however, be delivered to Landlord within twenty four (24) hours after execution by Tenant (but if Tenant shall fail to so deliver copies to Landlord, such failure shall constitute an Event of Default by Tenant only if such failure shall continue for fifteen (15) days after written notice of default is given by Landlord in accordance with
Section 20.1(c)) and all changes shall be reflected on the "as-built" plans and specifications (in both drawn and CAD disc format) which shall be delivered by Tenant to Landlord after the Tenant Improvements have been completed.

4. If for any reason the Initial Premises are not ready for occupancy by the estimated finish date stated in the Construction Contract between Tenant and the General Contractor, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, unless such delay is directly caused by (i) Landlord's failure to respond to any submittal or resubmittal of the Tenant Working Drawings within the time periods required in Section 4 of Part II to this Exhibit D, or (ii) an act or omission of Landlord (except for actions taken to enforce Landlord's rights under this Lease) related to the construction of the Tenant Improvements, but only if, in either case, Tenant has promptly notified Landlord in writing that Tenant reasonably believes that any act or omission of Landlord may delay substantial completion of the Tenant Improvements for the Phase I Space and the Phase II Space beyond November 1, 2004, or if Tenant reasonably believes that any act or omission of Landlord may delay substantial completion of the Tenant Improvements for the Phase III Space beyond November 1, 2005 (such delays are referred to herein as "LANDLORD CAUSED DELAYS"). If the Tenant Improvements for the Phase I Space and the Phase II Space are not completed on or before November 1, 2004, because of Landlord Caused Delays, the Phase I & II Rent Commencement Date shall be delayed by one day for each day of such delay. If the Tenant Improvements for the Phase III Space are not completed on or before November 1, 2005, because of Landlord Caused Delays, the Phase III Rent Commencement Date shall be delayed by one day for each day of such delay.

5. David Spillman is hereby designated the individual who Landlord agrees shall be available to meet and consult with Tenant as Landlord's representative respecting the matters which are the subject of this Exhibit, and who, as between Landlord and Tenant, shall have the power to legally bind Landlord ("LANDLORD'S DESIGNATED REPRESENTATIVE"). Carla Bustrom is hereby designated as the individual who Tenant agrees shall be available to meet and consult with Landlord as Tenant's representative respecting the matters which are subject to this Exhibit, and who, as between Tenant and Landlord, shall have the power to legally bind Tenant ("TENANT'S

DESIGNATED REPRESENTATIVE"). Landlord and Tenant shall each have the right to change their respective representatives, and such representatives' responsibilities, upon notice to the other party given pursuant to the terms of the Lease. All inquiries or instructions from Tenant's Designated Representative or Tenant's architect pertaining to the Tenant Improvements shall be directed in writing to the Landlord's Designated Representative.

6. Landlord's Designated Representative shall at all times have access to and the right to inspect the Tenant Improvements.

7. Landlord's Designated Representative shall have authority to reject any of the Tenant Improvements which do not conform to the Contract Documents (as defined in the Construction Contract between Tenant and the General Contractor) if such non-conforming Tenant Improvements would adversely affect the structural elements of the Project or the Base Building Systems.

PART IV. GENERAL CONTRACTOR.

1. The General Contractor shall: (i) conduct its work in such a manner so as not to unreasonably interfere with any other construction occurring on or in the Project or the Premises; (ii) comply with all ru1es and regulations relating to the construction activities in or on the Project, as may be reasonably promulgated from time to time by Landlord; and (iii) maintain such insurance and bonds in force and effect as may be reasonably requested by Landlord or as required by applicable law. As a condition precedent to Landlord's approving the General Contractor, Tenant and the General Contractor shall deliver to Landlord such assurances or instruments to evidence the General Contractor's compliance or agreement to comply with the provisions of this paragraph as may be reasonably requested by Landlord.

2. Tenant shall indemnify, defend (with counsel acceptable to Landlord) and hold Landlord, harmless from and against any and all losses, damages, costs (including costs of suit and attorneys' fees), liabilities, or causes of action arising out of or relating to the work of the General Contractor, including but not limited to mechanics', materialmen's or other liens or claims (and all costs or expenses associated therewith) asserted, filed or arising out of any such work, except to the extent such liens arise by reason of Landlord's failure to timely advance the Phase I and II Space Improvement Allowance or the Phase III Space Improvement Allowance, as provided herein. All materialmen, contractors, artisans, mechanics, laborers and other parties hereafter contracting with Tenant or any of Tenant's contractors or subcontractors for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises are hereby charged with notice that they must look solely to Tenant for payment for same. Without limiting the generality of the foregoing, Tenant shall repair or cause to be repaired at its expense all damage caused by the General Contractor, its subcontractors or their employees.

PART V. CONSTRUCTION COORDINATION FEE.

If Tenant retains the services of Landlord to serve as Tenant's construction coordinator, Tenant shall pay Landlord a construction coordination fee equal to three percent (3%) of the actual construction costs for the Tenant Improvements, which fee shall be paid to Landlord at the same time that Landlord pays Tenant the Improvement Allowance as provided in Part VII of this Exhibit D.

PART VI. MINIMUM INFORMATION REQUIRED OF TENANT SPACE PLAN.

FLOOR PLANS INDICATING:

1. Location and type of all partitions.

2. Location and types of all doors.

3. Location and type of glass partitions, windows and doors - indicate framing if not building standard.

4. Location of telephone equipment room.

5. Location of all building standard electrical items - outlets, switches, telephone outlets, lights.

6. Location and type of all non-building standard electrical items including lighting and security systems.

7. Location and type of equipment that will require special electrical requirements.

8. Location, weight per square foot and description of any exceptionally heavy equipment or filing system exceeding 50 psf live load.

9. Requirements for special air conditioning or ventilation.

10. Type and color of floor covering.

11. Location and type of wall covering.

12. Location and type of building standard and non-building standard paint or finishes.

13. Location and type of plumbing, including special sprinkling requirements.

14. Location and type of kitchen equipment.

DETAILS SHOWING:

All millwork with verified dimensions and dimensions of all equipment to be built-in.

15. Corridor entrance.

16. Bracing or support of special walls, glass partitions, etc., if required.

PART VII. IMPROVEMENT ALLOWANCE.

1. To help defray the costs of the Tenant Improvements for the Phase I Space and the Phase II Space and the costs incurred in moving into the Phase I Space and Phase II Space, Landlord agrees to make available to Tenant an allowance in an amount of up to Thirty Dollars ($30.00) times the Rentable Area of the Phase I Space and the Phase II Space (the "PHASE I & II SPACE IMPROVEMENT ALLOWANCE"). The Phase I & II Space Improvement Allowance shall be payable on account of costs incurred in designing and constructing the Tenant Improvements (including all consultant fees which directly relate to the Tenant Improvements, construction costs, permits, cabling, architectural engineering plans) for the Phase I Space and the Phase II Space and for moving costs. For so long as Tenant is not in default under this Lease, Landlord shall pay the Phase I & II Space Improvement Allowance on a monthly basis all in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against the Phase I & II Space Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If the actual costs of the Tenant Improvements for the Phase I Space and the Phase II Space plus the costs incurred in moving into the Phase I Space and Phase II Space exceed the amount of the Phase I & II Space Improvement Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. If the actual costs of the Tenant Improvements for the Phase I Space and the Phase II Space plus the costs incurred in moving into the Phase I Space and Phase II Space are less than the Phase I & II Space Improvement Allowance, Landlord shall credit up to but not more than $5.00 per square foot of the Phase I & II Space Improvement Allowance against the first installments of Base Rent which are due and payable under this Lease for the Phase I Space and the Phase II Space. Landlord's obligation to make the Phase I & II Space Improvement Allowance available (other than in the form of a credit against Base Rent in an amount not to exceed $5.00 per square foot) to Tenant shall expire with respect to any portion of the Phase I & II Space Improvement Allowance that is not used by Tenant on or before January 1, 2006.

2. To help defray the costs of the Tenant Improvements for the Phase III Space and the costs incurred in moving into the Phase III Space, Landlord agrees to make available to Tenant an allowance in an amount of up to Thirty Dollars ($30.00) times the Rentable Area of the Phase III Space (the "PHASE III SPACE IMPROVEMENT ALLOWANCE"). The Phase III Space Improvement Allowance shall be payable on account of costs incurred in designing and constructing the Tenant Improvements (including all consultant fees which directly relate to the Tenant Improvements, construction costs, permits, cabling, architectural engineering plans) for the Phase III Space plus the costs incurred in moving into the Phase III Space. For so long as Tenant is not in default under this Lease, Landlord shall pay the Phase III Space Improvement Allowance on a monthly basis all in accordance with customary construction disbursement procedures and upon receipt of such documentation as is required by title insurance companies and institutional construction lenders. Landlord shall be permitted to offset against the Phase III Space Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If the actual costs of the Tenant Improvements for the Phase III Space plus the costs incurred in moving into the Phase III Space exceed the amount of the Phase III Space Improvement Allowance, Tenant shall pay the excess costs without reimbursement from Landlord as and when such excess costs become due and payable. If the actual costs of the Tenant Improvements for the Phase III Space plus the costs incurred in moving into the Phase III Space are less than the Phase III Space Improvement Allowance, Landlord shall credit up to but not more than $5.00 per square foot of the Phase III Space Improvement Allowance against the first installments of Base Rent which are due and payable under this Lease for the Phase III Space. Landlord's obligation to make the Phase III Space Improvement Allowance available to Tenant shall expire (other than in the form of a credit against Base Rent in an amount not to exceed $5.00 per square foot) with respect to any portion of the Phase III Space Improvement Allowance that is not used by Tenant on or before March 1, 2007.

3. The Phase I & II Space Improvement Allowance and the Phase III Space Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed as part of the Tenant Improvements and paid for with the Phase I & II Space Improvement Allowance and the Phase III Space Improvement Allowance shall be owned by Landlord.

4. If Landlord fails to pay any portion of the Phase I & II Space Improvement Allowance or the Phase III Space Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten
(10) business days after receiving written from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

PART VIII. LANDLORD SERVICES; DELIVERIES.

1. CABLE RUNS; FLOOR REINFORCEMENT. Landlord will use reasonable efforts, subject to the rights of other tenants of the Project, to facilitate: (i) Tenant's placement of horizontal cable runs above the ceiling grid on floors immediately below the lowest floor in each of the Tower and the Building included within the Premises from time to time, and (ii) Tenant's reinforcement of the lowest floor in each of the Tower and the Building included within the Premises from time to time.

2. ACCESS. During the course of the Tenant Improvement Work, Landlord will also provide, at no cost to Tenant (i) space to accommodate a trash dumpster of a size and at a location in the loading dock area, each of which has been approved by Landlord, which approval shall not be unreasonably withheld or delayed, and
(ii) access to Tenant's Contractor and subcontractors (and each other person engaged by Tenant to provide design, construction, installation or move-in services) to the Project and designated construction floors of the Premises twenty four (24) hours a day, seven (7) days a week, subject to compliance with standard building procedures.

3. CHARGES. Neither Tenant nor its Contractor will be charged for, and Landlord will provide at no cost, electricity, water, toilet facilities, HVAC, loading docks, dumpster space or freight elevators during the construction of the Tenant Improvements. Tenant may contract on a monthly basis at Landlord's usual rates for parking (if available) for Tenant's architects, designers, contractors and subcontractors. Landlord will, subject to the rights of other tenants of the Project, make other areas of the Project that are necessary for the construction of the Tenant Improvements (such as risers and closets) available to Tenant.

4. EXISTING DESIGN MATERIALS. Landlord has provided Tenant with a copy of its current Project Design Manual (the "PROJECT DESIGN MANUAL") and shall provide to Tenant copies of all existing drawings and floor plans for the Premises to the extent available, including current wiring schematics and riser capacities for voice and data communications.

PART IX. TIME OF THE ESSENCE.

It is stipulated that time is of the essence in connection with Tenant's compliance with the terms of this Exhibit D.

                                    EXHIBIT E

                      RULES AND REGULATIONS OF THE PROJECT

      Except as otherwise specifically provided in the Lease or any other Exhibits thereto:

1. Tenant shall not inscribe, display, print or affix any sign, placard, banner, picture, advertisement, name or notice on or to any part of the outside or inside of the Building, Tower or Project without the written consent of Landlord. Landlord shall have the right to remove any such sign, placard, banner, picture, advertisement, name or notice, unless Landlord has given written consent, without notice to and at the expense of Tenant. Landlord shall not be liable in damages for any such removal.

2. All approved signs or lettering on doors and walls to the Premises shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord in a manner and style acceptable to Landlord.

3. Tenant shall not use any blinds, shades, awnings, or screens in connection with any exterior window or door of the Premises unless approved in writing by Landlord. Tenant shall not use any drape or window covering facing any exterior glass surface visible from outside of the Building, the Tower or the Project other than the standard drape or window covering established by Landlord. Tenant shall not place any bottles, parcels or other articles on the window sills.

4. The sidewalks, halls, vestibules, passages, exits, entrances, elevators, stairways, and Common Areas of the Project shall not be used for the disposal of trash or be obstructed by Tenant or used by Tenant for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to the Premises by persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. Tenant may not place any items on the balconies of the Building without obtaining Landlord's prior written consent, which may be withheld or given in Landlord's sole discretion.

5. Tenant shall not go upon the roof of the Building, the Tower or the Project. Tenant shall not throw anything out of the doors or windows or down the passageways. Landlord shall have the right to control and operate all Common Areas of the Project (including, without limitation, the Parking Garage, ramps, stairs, plazas and park) in the best interests of tenants generally.

6. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys and access cards for any offices, rooms and toilet rooms which shall have been furnished to Tenant or which Tenant shall have made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. Tenant shall not use the toilet rooms, toilets, urinals, wash bowls, and other plumbing fixtures and similar apparatus for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever (including without limitation any sweepings, rubbish, rags or similar materials) shall be thrown, discarded or disposed of therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by Tenant.

8. Tenant shall not overload any floor of the Premises.

9. All routine deliveries (other than by courier personnel) to Tenant's Premises during 8:00 a.m. to 5:00 p.m. weekdays shall be made through the freight elevators. Tenant shall not use hand trucks or vehicles (other than a wheelchair or similar personal motorized vehicle for an individual) in passenger elevators. Passenger elevators are to be used only for the movement of persons (including mail clerks using push carts and courier personnel so long as they shall not unreasonably interfere with elevator traffic), unless an exception is approved by the Building management office. Tenant shall be solely responsible to have a person present at the loading dock to receive all deliveries made to Tenant at the loading dock and to deliver same from the loading dock to the Premises; Landlord has no responsibility or liability for receiving deliveries.

10. All moving of furniture, bulky packages, cartons, supplies, large quantities of food or beverages, merchandise, freight or equipment of any kind by Tenant into or out of the Building, the Tower or other areas of the Project shall be via the freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe. Advance written notice of intent to move such items must be made to the building management office. Any hand trucks or vehicles permitted must be equipped with soft rubber tires and side guards. Tenant is to assume all risks for (i) damage to articles moved;
(ii) injury to any persons arising from or related to such movement; or (iii) any damage to Landlord's equipment or property. Landlord will not be liable for any acts of any person(s) engaged in, or any damage or loss to any of said property or person(s) resulting from any act in connection with such movement by or on behalf of Tenant.

11. Landlord shall have the right to prescribe the weight, size and position of heavy equipment brought into the Project and also the times and manner of moving the same in and out of the Project. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building, the Tower or other areas of the Project by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

12. Tenant space that is visible from public areas must be kept neat and clean. All freight elevator lobbies are to be kept neat and clean. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Window cleaning shall be done only by Landlord.

13. Tenant shall not commit any nuisance, or use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein. Without limitation to the foregoing, no smoking or other use of tobacco products shall be allowed in any portion of the Premises or the Project, except in the areas designated by Landlord pursuant to Section 9.4 of the Lease.

14. Tenant shall not bring or keep in or about the Premises, the Building, the Tower or other areas of the Project any animals (other than as required for handicapped persons), including without limitation any birds or fish, fish tanks or aquariums. No bicycles shall be brought into or kept in or about the Premises.

15. Neither Tenant nor any other occupant (including without limitation, Tenant's servants, employees, agents, visitors or licensees) shall at any time
(i) use or keep in the Premises, the Building, the Tower or other areas of the Project any gasoline or other flammable, explosive or combustible fluid, chemical, gas or substance, except immaterial quantities of normal office products typically found in a first-class office building, provided such products are stored and used in areas approved by Landlord and in accordance with all applicable building and fire codes or other laws; (ii) install any chemical storage tanks in the Premises; or (iii) use any method of heating or air-conditioning other than that supplied by Landlord.

16. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

17. Tenant will comply with all security procedures during Normal Business Hours and after hours and on weekends. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Project or to the halls, corridors, elevators or stairways in the Project, or to the Premises, may be refused unless the person seeking access (a) is known to the person or employee of the Project in charge and has a pass or
(b) is properly identified. Any person whose presence in the Project at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Project or its tenants may be denied access to the Project or may be ejected therefrom. Landlord may require any person leaving the Project with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no case be liable to Tenant for damages for any error with regard to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Project during the continuance of the same by closing of the doors or otherwise, for the safety of the tenants and protection of property in the Project.

18. Tenant shall see that the exterior doors of the Premises are closed when not in use and closed and securely locked before leaving the Project and must observe strict care and caution that all water apparatus are entirely shut off before Tenant or Tenant's employees leave the Project and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage.

19. Additional services requested by Tenant shall be attended to only upon application to the building manager at the office of the Project, and employees of Landlord will not perform any work or do anything outside of their regular duties upon such application by Tenant unless under special instructions from Landlord.

20. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing the blinds when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating and air-conditioning system and shall not place bottles, machines, parcels or other articles on any induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves. Any damage caused by tampering will be repaired at Tenant's expense. Landlord shall adjust thermostats as required to maintain Building standard temperature as set forth in Exhibit F.

21. Tenant shall cooperate to prevent canvassing, soliciting and peddling within the Project.

22. The Premises shall in no event be used for manufacturing, storage (except as such storage may be incidental to permitted uses under the Lease), cooking (except in an employee lunchroom on cooking equipment approved by Landlord) or sleeping, lodging or living quarters.

23. Tenant shall not conduct any auction, fire, bankruptcy, going out of business, liquidation or similar sales.

24. Installing of wire or cabling within the Project shall follow all applicable codes and Landlord's reasonable telecommunication rules.

25. Except as may be permitted by the Lease or as may otherwise be agreed in writing by Landlord or Landlord's Antenna Site Manager, Tenant shall not place any radio or television antennae on the roof of the Project or on any exterior part of the Premises or the Project, nor shall Tenant place a microwave or satellite dish or other transmitting device anywhere in the Premises.

26. The exterior walls of the Project shall not be punctured, penetrated or otherwise adversely affected by wall hangings or other improvements or property located in, on or about the Premises. No nails, hooks or screws will be inserted in the exterior walls of the Project without the express written consent of the Landlord.

27. Any alterations, additions or improvements to any premises in the Project shall be of a quality at least equal to building standards per the Tenant Design Manual for the Project in effect from time to time.

28. All contractors invited to perform work within the Project, whether at the direction of Landlord or a Project tenant, shall be required to sign in at the lobby courtesy desk, indicate who they will be working for, describe the scope of services to be performed, provide an estimate of the amount of time required to perform the services, and deposit picture identification in exchange for an authorized contractor identification badge prior to commencing their work. Any contractor found in the Project without an identification badge will be escorted to the lobby courtesy desk to complete the sign-in process. No contractor will be allowed to check out keys from the property management office without presenting an authorized contractor identification badge. Prior to leaving the Project, all contractors shall be required to sign out at the lobby courtesy desk, indicate the status of their work, and return the authorized contractor identification badge in exchange for their identification. Landlord reserves the right to deny access to the Project to any contractor who does not comply with this rule.

29. Tenant shall not permit any of its partners, directors, officers, employees, agents, contractors or invitees to carry, possess or store any firearms or other weapons in any portion of the Project other than strictly in accordance with all Legal Requirements.

Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its reasonable judgment shall, from time to time, be required for the safety, protection, care and cleanliness of the Building and/or the Project, the operation thereof, the preservation of good order therein and the protection and comfort of the tenants and their agents, employees and invitees. Such rules and regulations, when made and written notice thereof is given to a tenant, shall be binding upon it in like manner as if originally herein prescribed.

For purposes of these rules and regulations, the term "TENANT" shall include Tenant and Tenant's employees, agents, licensees, visitors and invitees.

                                    EXHIBIT F

                      AIR CONDITIONING AND HEATING SERVICES

            Subject to the provisions of Section 14, Landlord will furnish building standard air conditioning and central heating during Normal Business Hours. Upon request of Tenant made in accordance with the rules and regulations for the Building, Landlord will furnish air conditioning and heating at other times (that is, at times other than during Normal Business Hours) in which event Tenant shall reimburse Landlord for furnishing such services to the Premises based upon an hourly rate, as adjusted from time to time, reflecting the cost to Landlord (which cost may include, but not be limited to, overhead expenses) for providing said after hours services.

            The Building standard heating, ventilating and air conditioning system shall meet the following design conditions, at the stated outside design conditions, based on one person per 100 square feet of Usable Area:

            1. Summer - Outdoor conditions 92 degrees Fahrenheit dry bulb, 75 degrees Fahrenheit wet bulb; indoor conditions 78 degrees Fahrenheit dry bulb (per Minneapolis energy code), 50% relative humidity at design condition.

            2. Winter - Outdoor conditions minus 16 degrees Fahrenheit dry bulb; indoor conditions 72 degrees Fahrenheit dry bulb (per Minneapolis energy code).

            The following dates shall constitute "HOLIDAYS" as said term is used in this Lease:

            (1)  New Year's Day
            (2)  Memorial Day
            (3)  Independence Day
            (4)  Labor Day
            (5)  Thanksgiving Day
            (6)  Christmas
            (7) Any other holiday recognized and taken by tenants occupying at least one-half (-1/2) of the net Rentable Area of office space in the Project.

If in the case of any Holiday described in (1) through (6) above, a different day shall be observed than the respective day above-described, then that day which constitutes the day observed by national banks in Minneapolis, Minnesota, on account of such Holiday shall constitute the Holiday under this Lease.

                                    EXHIBIT G

                                EXTENSION OPTION

1. Subject to the provisions of this Exhibit G, Tenant is hereby granted the option to extend the Term of this Lease (the "EXTENSION OPTIONS") as to all (but not part) of the Premises for two (2) periods of five (5) years each (the "EXTENSION TERMS"); except that the term of the First Extension Term may be less than five (5) years if the Initial Scheduled Term of this Lease is extended (a) as provided in Section 2 of Exhibit I-1 to the Lease (providing for extension under certain circumstances if Tenant exercises an Expansion Option during the Initial Scheduled Term), or (b) as provided in Section 5 of Exhibit J to the Lease (providing for extension under certain circumstances if Tenant exercises a Right of Offer during the Initial Scheduled Term).

2. Each Extension Term shall commence at the expiration of the then present Term of the Lease.

3. Not earlier than eighteen (18) months and not later than fifteen (15) months prior to the expiration of the First Extension Term, Landlord shall notify Tenant in writing as to Landlord's reasonable estimate of the Market Base Rental Rate for the Premises during the Second Extension Term (the "EXTENSION TERM RATE NOTICE").

4. If Tenant desires to exercise an Extension Option, Tenant must give Landlord written notice of such exercise ("TENANT'S EXERCISE NOTICE")

            (a) in the case of the First Extension Option, no earlier than fifteen (15) months prior to the expiration of the Initial Extended Term, and no later than the later of (i) twelve (12) months prior to the expiration of the Initial Extended Term, and (ii) thirty (30) days after written notice from Landlord inquiring whether Tenant intends to exercise the Extension Option for the First Extension Term, which notice may be given by Landlord no earlier than sixteen (16) months prior to the expiration of the Initial Extended Term; and

            (b) in the case of the Second Extension Term, no later than the later of (i) fifteen (15) months prior to the expiration of the First Extension Term, and (ii) thirty (30) days after Tenant's receipt of the Extension Term Rate Notice described in Section 3 of this Exhibit G. Any Tenant's Exercise Notice given with respect to the Second Extension Term shall be subject to rescission as provided in Section 11 of this Exhibit G.

Time is of the essence and timely notice is an express condition of valid exercise of the Extension Option.

5. The extension of this Lease pursuant to the exercise of the First Extension Option shall be upon the same terms and conditions of this Lease (including, without limitation, Tenant's obligation to pay Tenant's Additional Rent), except:

            (a) the monthly Base Rent for the Premises (except for any Available Space that is added to the Premises after the Initial Scheduled Term, the Base Rent for which shall be established pursuant to the Right of Offer) during the First Extension Term (and for any extension of the Initial Scheduled Term as provided in Section 2 of
      Exhibit I-1 to the Lease or Section 5 of Exhibit J to the Lease) shall be equal one-twelfth of the product of:

                  (i) Eleven and 25/100 Dollars ($11.25) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2010, and ending on October 31, 2011;

                  (ii) Eleven and 50/100 Dollars ($11.50) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2011, and ending on October 31, 2012;

                  (iii) Twelve and 25/100 Dollars ($12.25) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2012, and ending on October 31, 2013;

                  (iv) Twelve and 50/100 Dollars ($12.50) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2013, and ending on October 31, 2014;

                  (v) Twelve and 75/100 Dollars ($12.75) times the number of square feet of Rentable Area of the Premises for the period beginning on November 1, 2014, and ending on October 31, 2015; and

            (b) Tenant shall not be entitled to any construction, buildout or other allowances with respect to the Premises during the First Extension Term.

6. The renewal of this Lease pursuant to the exercise of the Second Extension Option shall be upon the same terms and conditions of this Lease (including, without limitation, Tenant's obligation to pay Tenant's Additional Rent), except:

            (a) the Base Rent for the Premises during the Second Extension Term shall be equal to ninety percent (90%) of the Market Base Rental Rate for the Second Extension Term as of the commencement of the Second Extension Term;

            (b) Tenant shall have no option to renew this Lease beyond the Second Extension Term provided for herein;

            (c) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis) at the time the Second Renewal Term commences, except that Landlord shall make an allowance available to Tenant for refurbishment of the Premises in an amount of up to Five Dollars ($5.00) per square foot of the Rentable Area of the Premises as of the date on which the Second Extension Term commences (the "SECOND EXTENSION TERM ALLOWANCE"). For so long as Tenant is not in default under this Lease, Landlord shall pay the Second Extension Term Allowance on a monthly basis all in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against the Second Extension Term Allowance any amounts past due to Landlord by Tenant under this Lease;

            (d)The Second Extension Term Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with the Second Extension Term Improvement Allowance shall be owned by Landlord; and

            (e)If Landlord fails to pay any portion of the Second Extension Term Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written notice from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

7. Tenant shall have no right to exercise the Extension Option if Capella Education Company has assigned this Lease other than in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease) or subleased more than twenty percent (20%) of the Rentable Area of the Premises other than in connection with a Permitted Transfer.

8. If Tenant fails to duly and timely exercise the First Extension Option, Tenant's Extension Option for the Second Extension Term shall thereupon automatically terminate and expire.

9. Tenant shall not have the right to exercise a Extension Option if an Event of Default exists under this Lease on the date Tenant's notice is sent under
Section 3 above, and if, at any time thereafter until the commencement of the Extension Term, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate this Lease effective as of the scheduled expiration date of the then current Term of this Lease and prior to the commencement of the Extension Term.

10. For the purpose of this Exhibit G, the term "MARKET BASE RENTAL RATE" shall mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the space and the Second Extension Term Allowance.

11. During the sixty (60) day period (the "Negotiation Period") commencing on the later of (i) the date that is fifteen (15) months prior to the expiration of the First Extension Term, or (ii) the date of Landlord's delivery to Tenant of the Extension Term Rate Notice, Landlord and Tenant shall each be available to meet with the other on a regular basis to determine whether they can agree on the Market Base Rental Rate for the Premises for the Second Extension Term. If they fail to reach agreement, Tenant may, by written notice to Landlord given at any time prior to the date that is twenty (20) days after the last day of the Negotiation Period (a) elect to rescind any Tenant's Exercise Notice theretofore given by Tenant with respect to the Second Extension Term, in which case the rights of Landlord and Tenant under the Lease shall continue just as though Tenant's Exercise Notice had never been given for the Second Extension Term, and the Term of the Lease shall expire at the end of the First Extension Term; or (b) elect to have the Market Base Rental Rate for the Second Extension Term determined by arbitration in accordance with this Exhibit G; if within said 20-day period Tenant does not in writing elect option (b), Tenant will be conclusively deemed to have elected option (a).

12. If Tenant and Landlord cannot agree to the Market Base Rental Rate for the Second Extension Term (it being agreed that both Landlord and Tenant will be reasonable in their attempt to determine the Market Base Rental Rate), and if such rate is to be determined by arbitration in accordance with this Exhibit G, the following procedures shall apply:

            The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals with experience with first-class office buildings in the Minneapolis-St. Paul metropolitan area, each of whom shall be a Member of the Appraisal Institute with the designation of "MAI." Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the 20-day period provided above, then upon two (2) business days notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty
(30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. The parties will submit to the arbitrators the definition of the Market Base Rental Rate, each party will be entitled to present to the arbitrators evidence concerning the Market Base Rental Rate at a hearing scheduled not earlier than thirty (30) and not later than sixty (60) days after the final arbitrator has been selected, and each arbitrator shall submit his or her determination in a sealed envelope by the 20th day following the date of such hearing, and any determination not submitted by such time shall be disregarded. The parties shall meet on said 20th day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

            (a)If neither the highest or lowest determination differs from the middle determination by more than ten percent (10%) of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

            (b)If clause (a) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

                  The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

                                    EXHIBIT H

                                     PARKING

1. Commencing as of the Phase I & II Rent Commencement Date and continuing thereafter throughout the Term, Landlord agrees to make available to Tenant and Tenant shall have the right to use up to eighty (80) parking contracts ("PARKING CONTRACTS") for unreserved parking in the general parking area of the parking facility in the Project (the "PARKING GARAGE"), but only if Tenant gives written notice to Landlord at least sixty (60) days prior to the Phase I & II Rent Commencement Date that Tenant desires to use Parking Contracts and the number of such Parking Contracts which Tenant desires to use. Notwithstanding the foregoing, if Tenant (a) exercises its Contraction Option (as defined in Section
5.3 of the Lease), the number of Parking Contracts which Landlord is obligated to make available to Tenant shall be reduced (as of the Contraction Date) by one Parking Contract for each 2,500 square feet of the Rentable Area of the Contraction Space effective as of the Contraction Date, or (b) exercises an Expansion Option (as defined in Exhibit I-1) or acquires space pursuant to its Right of Offer (as defined in Exhibit J), the number of Parking Contracts which Landlord is obligated to make available to Tenant shall be increased by one Parking Contract for each 2500 square feet of Rentable Area which is thereby added to the Premises. If at any time Tenant is using less than the maximum number of Parking Contracts to which it is entitled under this Exhibit G, Tenant may thereafter obtain, upon sixty (60) days' prior notice, additional Parking Contracts (up to the maximum number to which Tenant is entitled), but only to the extent that contracts are available as determined by Landlord on a "first come first served basis"; provided that in determining whether Parking Contracts are available for use by Tenant, Landlord shall terminate any short term Parking Contracts which are then being used by parties who are not affiliated with a tenant of the Project. Tenant may from time to time on not less than sixty (60) days written notice to Landlord reduce the number of Parking Contracts that it desires to use, except that in any six (6) month period Tenant may not reduce by more than twenty (20) the number of Parking Contracts that it desires to use.

2. Tenant shall pay as rent for each of the Parking Contracts (i) ninety percent (90%) of the then-current market rate as charged from time to time by Landlord, plus any applicable tax, during the Initial Scheduled Term (as the same may be extended pursuant to Exhibit I-1 or Exhibit J) and during the First Extension Term, and (ii) one hundred percent (100%) of the then-current market rate as charged from time to time by Landlord, plus any applicable tax, during the Second Extension Term. The use of the Parking Contracts shall be subject to such terms and conditions as are generally imposed from time to time by the operator of the Parking Garage. Tenant shall pay such rent to Landlord in a single monthly payment for all of the Parking Contracts on the first day of each calendar month during the Term of the Lease, and the failure of Tenant to timely pay the same shall constitute an Event of Default under the Lease.

3. Tenant waives any claims for damage, theft or other loss, however caused, to vehicles using Parking Contracts hereunder, it being agreed that any user of any Parking Contract shall look exclusively to the vehicle's insurance in the event of such loss. Landlord may require each user to sign such a waiver agreement as a condition to use of a Parking Contract.

4. Tenant may permit use of its Parking Contracts only by Tenant, Tenant's officers, employees, partners, guests and visitors, or by a permitted assignee or subtenant of the Premises or its officers, employees, partners, guests and visitors.

5. Landlord may from time to time establish reasonable rules for the safe and efficient operation of the Parking Garage, and Tenant shall cause all users of the Parking Contracts to comply with such rules.

6. During the continuance of an Event of Default (as defined in Section 20.1 of the Lease), Landlord may at its option terminate all rights with respect to the Parking Contracts.

7. In the event of any misuse of any of the Parking Contracts by any individual user thereof or upon Tenant's failure to pay rental for any Parking Contract within five (5) days after receiving written notice of such failure from Landlord, Landlord shall have the right to suspend all rights of such user with respect to such Parking Contract without affecting or limiting any of Tenant's or such user's obligations with respect thereto, including, but not limited to, the payment of the rent applicable to any such Parking Contract, or Landlord shall have the right to terminate such Parking Contract by delivering written notice of such termination to Tenant.

                                   EXHIBIT I-1

                                EXPANSION OPTIONS

      1. Subject to the terms and conditions set forth in this Exhibit I-1, Landlord hereby grants Tenant the options (individually, an "EXPANSION OPTION" and collectively, the "EXPANSION OPTIONS") to add the following expansion spaces (each an "EXPANSION SPACE") to the Premises:

            (a)"FIRST EXPANSION OPTION" shall mean the entire Rentable Area on either one or two full floors (as determined by Tenant) in the Tower or the Building (as determined by Landlord), which floors shall be contiguous to the Premises (after giving effect to the First Expansion Option) and selected by Landlord if available for lease to Tenant as determined by Landlord and if a contiguous floor is not available for lease to Tenant, then such floor or floors shall be selected by Landlord from the floors identified on the stacking plan which is attached to this Exhibit I-1 as
      Exhibit I-2; with possession of the First Expansion Space being delivered to Tenant on February 1, 2007, plus or minus six (6) months (with the exact date being specified in the Landlord's Expansion Notice that will be delivered to Tenant in accordance with Section 3 of this Exhibit I-1); provided that if all or any part of the 5th floor in the Tower and/or the 4th floor of the Tower is added to the Premises pursuant to Tenant's exercise of a Right of Offer or otherwise, then Landlord's obligation to deliver Expansion Space pursuant to the First Expansion Option shall be reduced by the amount of space on the 5th floor and/or the 4th floor so added to the Premises; and

            (b)"SECOND EXPANSION OPTION" shall mean the entire Rentable Area on either one or two full floors (as determined by Tenant) in the Tower or the Building (as determined by Landlord), which floors shall be contiguous to the Premises (after giving effect to the Second Expansion Option) and selected by Landlord if available for lease to Tenant as determined by Landlord and if a contiguous floor is not available for lease to Tenant, then such floor or floors shall be selected by Landlord from the floors identified on the stacking plan which is attached to this Exhibit I-1 as
      Exhibit I-2; with possession of the Second Expansion Space being delivered to Tenant on February 1, 2008, plus or minus six (6) months (with the exact date being specified in the Landlord's Expansion Notice that will be delivered to Tenant in accordance with Section 3 of this Exhibit I-1).

      2. Notwithstanding anything to the contrary in this Lease, if there would be less than five years remaining on the Lease Term as of an Expansion Space Rent Commencement Date (as defined below): (a) the Term of this Lease shall be automatically extended by virtue of Tenant's exercise of the Expansion Option so that the then current Term of this Lease for all of the Premises shall expire on the day prior to the fifth anniversary of the applicable Expansion Space Rent Commencement Date, and (b) the Base Rent for the Premises during the period beginning on the day after the last day of the Initial Scheduled Term and ending on the last day of the Initial Extended Term shall be in the amounts, and with the adjustments specified in, Section 4 of Exhibit G to this Lease.

                                      I-1-1

      3. Not earlier than sixteen (16) months and not later than thirteen (13) months prior to the earliest date on which Landlord is entitled to deliver possession of the applicable Expansion Space to Tenant, Landlord shall give Tenant written notice ("LANDLORD'S EXPANSION NOTICE") of (i) the floor or floors on which such Expansion Space will be located, and (ii) the date Landlord will deliver all of such Expansion Space to Tenant if Tenant exercises such Expansion Option.

      4. Tenant must exercise each Expansion Option, if at all, by delivering written notice of Tenant's exercise of the Expansion Option ("TENANT'S EXPANSION NOTICE") not later than the later of (i) twelve (12) months prior to the earliest date on which Landlord is entitled to deliver possession of the applicable Expansion Space to Tenant, and (ii) thirty (30) days after the date on which Landlord provides Tenant with Landlord's Expansion Notice, time being of the essence and timely notice being an express and agreed condition of such exercise. Failure by Tenant to give timely notice of its exercise of either Expansion Option shall constitute Tenant's decision not to exercise the applicable Expansion Option, which shall thereupon automatically terminate. Tenant's Expansion Notice shall identify whether Tenant desires to add one or two full floors to the Premises.

      5. Each Expansion Space shall be added to the Premises and leased to Tenant upon the same terms and conditions of this Lease (including, without limitation, Tenant's obligation to pay Additional Rent), except:

            (a) Tenant shall not be obligated to pay any Base Rent or Additional Rent for the Expansion Space until the earlier of (i) the date which is sixty (60) days after the date on which possession of the Expansion Space is delivered to Tenant, and (ii) the date on which Tenant takes occupancy of any portion of the applicable Expansion Space for the conduct of its business (the "EXPANSION SPACE RENT COMMENCEMENT Date"); provided that from and after the date on which possession of the Expansion Space is delivered to Tenant, the Expansion Space shall be part of the Premises for all purposes of this Lease other than Tenant's obligation to pay Base Rent and Additional Rent and Tenant shall be bound by and shall comply with all of the provisions of this Lease (including those terms and conditions pertaining to acts or omissions of Tenant or Tenant's representatives, employees, agents, and contractors);

            (b) the Base Rent for each Expansion Space shall be the same as the Base Rent as Tenant is obligated to pay from time to time for the Initial Premises;

            (c) Tenant shall accept each Expansion Space in its "as is" condition on the date that possession of the Expansion Space is delivered to Tenant; except that the Expansion Space shall be delivered in accordance with the Space Delivery Standards, and except that Landlord shall make an allowance available to Tenant in an amount of up to Thirty Dollars ($30.00) per square foot of the Rentable Area of the Expansion Space to pay for those costs which are incurred by Tenant in designing and constructing those leasehold improvements which Tenant desires to make to the Expansion Space (the "EXPANSION SPACE IMPROVEMENT ALLOWANCE"). For so long as Tenant is not in default under this Lease, Landlord shall pay each Expansion Space Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon

                                      I-1-2
      receipt of a sworn construction statement and draw request, with supporting lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against each Expansion Space Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If the actual cost of designing and constructing improvements to the Expansion Space plus the cost of moving into the Expansion Space shall be less than the Expansion Space Improvement Allowance, Landlord shall credit up to but not more than $5.00 per square foot of the Expansion Space Improvement Allowance against the Rent next coming due under the Lease;

            (d) The term of this Lease shall expire for the Expansion Space upon the expiration of the Lease Term or Extension Term for the balance of the Premises;

            (e) Each Expansion Space Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with an Expansion Space Improvement Allowance shall be owned by Landlord;

            (f) If Landlord fails to pay any portion of an Expansion Space Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

      6. Tenant shall have no right to exercise an Expansion Option if Capella Education Company has exercised the Contraction Option (as defined in Section
5.3 of the Lease) or if Capella Education Company has assigned this Lease other than in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease) or if Capella Education Company has subleased more than twenty percent (20%) of the Rentable Area of the Premises other than in connection with a Permitted Transfer.

      7. Tenant shall have no right to exercise an Expansion Option if on the date Tenant delivers a Tenant's Expansion Notice an Event of Default exists under this Lease and, if at any time after Tenant exercises an Expansion Option until the date on which Landlord is scheduled to deliver possession of the Expansion Space to Tenant, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate Tenant's right to lease the Expansion Space by giving Tenant written notice of such termination.

      8. Landlord shall promptly after any Expansion Space Rental Commencement Date prepare a declaration confirming the Expansion Space Rental Commencement Date and the Rentable Area of the Expansion Space and deliver such declaration to Tenant. If such declaration is complete and correct, Tenant shall execute and return such declaration within thirty (30) days after submission, failing which, Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived

                                      I-1-3
any right to object to the accuracy of such information unless within such thirty (30) day period Tenant notifies Landlord of its reasons for objecting to the declaration.

      9. Landlord shall not be liable for any delay in delivering or any failure to deliver possession of any Expansion Space to Tenant by reason of any holding over by any previous tenants or occupants of same, nor shall such failure impair the validity of the Lease. Landlord shall, however, use all reasonable efforts to deliver possession of any Expansion Space in accordance with the provisions of this Exhibit I-1.

      10. Subject to the provisions in Section 1(a) of this Exhibit I-1, Tenant's Expansion Options shall be independent of Tenant's Right of Offer and no failure by Tenant to exercise its Right of Offer with respect to any Available Space shall affect either Expansion Option.

                                      I-1-4

                                    EXHIBIT J

                                 RIGHT OF OFFER

1. Tenant shall have the continuous right ("RIGHT OF OFFER") during the Term of this Lease to elect to lease any Available Space which is located on a floor which is then contiguous to a floor of the Premises (other than 15th floor of the Tower) on and subject to the terms and conditions set forth in this Exhibit
J. In addition, Tenant shall have a one time Right of Offer to lease the 3rd and 4th floors of the Building (the "3RD AND 4TH FLOOR SPACE") if the current tenant occupying such floors in the Building does not exercise its existing renewal right.

2. "AVAILABLE SPACE" means space described in Section 1 of this Exhibit J upon the expiration of the rights of existing tenants to such space. As of the Effective Date, Landlord represents to Tenant that, as to the following floors which are now or which later may constitute Available Space, the only rights of existing tenants are as follows: (i) as to the 10th and 11th floors of the Tower and the 5th, 6th and 10th floors of the Building, all rights of American Express Financial Corporation to such space under its current lease, which lease is currently scheduled to expire on June 30, 2008; (ii) as to the 3rd and 4th Floor Space, all rights of International Business Machines Corporation under its current lease, which lease is currently scheduled to expire on December 31, 2006 (subject to a right to extend for a five-year period ending December 31, 2011);
(iii) as to the 5th floor of the Tower, there are no currently existing rights; and (iv) as to the 4th floor of the Tower, all rights of ePredix under its current lease, which lease is currently scheduled to expire on July 31, 2005 (subject to a right to extend for a two-year period ending July 31, 2007). Tenant's Right of Offer is subject to (a) the existing rights in favor of other tenants specified in this Section 2, (b) any rights hereafter granted by Landlord with respect to space on any floor that is not contiguous to the Premises at the time such rights are granted by Landlord, and (c) any rights granted by Landlord with respect to space on any floor that is contiguous to the Premises which Landlord has offered to Tenant pursuant to this Exhibit J but as to which Tenant has not exercised its Right of Offer hereunder. The date following the expiration of all of such rights to lease any such space shall be deemed to be the date on which such space becomes available for lease pursuant to this Exhibit J.

3. Landlord shall use reasonable efforts to give notice to Tenant as and when Landlord anticipates that any Available Space will become available; provided that Landlord shall notify Tenant prior to July 31, 2005, if the 3rd and 4th Floor Space will become available for lease by Tenant. Landlord shall state in each notice (an "AVAILABLE SPACE NOTICE") hereunder (i) the space available,
(ii) the date Landlord anticipates that such space will be available for delivery, (iii) the term that the Available Space is available for lease by Tenant (if less than for all of the remaining Lease Term), and (iv) with respect to any Available Space which would be added to the Premises after the expiration of the Initial Scheduled Term, Landlord's reasonable estimate of the Market Base Rental Rate with respect to such space. Landlord shall not give Tenant an Available Space Notice (i) more than eighteen (18) months prior to the date on which Landlord anticipates that such space shall become available with respect to the space currently under lease to American Express Financial Corporation, or
(ii) more than eighteen (18) months prior to the date on which Landlord anticipates that any other space not currently leased to American Express Financial Corporation shall become available with respect to the space unless prior thereto Landlord has in good faith entered into substantive discussions with respect to leasing all or a significant portion of such space with a specific third party. If an Available Space Notice from Landlord identifies Available Space on more than one
(1) floor or two (2) or more non-contiguous spaces on the same floor, Tenant may exercise its Right of Offer as to all of such spaces or on a floor-by-floor basis (when the Available Space is on more than one floor) and on a space-by-space basis (when the Available Space includes non-contiguous spaces on the same floor).

4. Tenant may elect to lease all (but, except as provided in Section 3 above, not less than all) of any individual Available Space by giving Landlord written notice of such election on or before the date that is thirty (30) days after Tenant's receipt of the Available Space Notice given by Landlord with respect to such Available Space, which notice from Tenant shall specify the Available Space which Tenant desires to lease (if Tenant is entitled to lease less than all of such Available Space under Section 3 above) and whether Tenant accepts Landlord's reasonable estimate of the Market Base Rental Rate for such Available Space. If Tenant fails to respond within the time required, Tenant's rights under this Exhibit J with respect to such space shall automatically terminate, and Tenant shall have no further right under this Exhibit J to lease such space unless Landlord leases such space and such lease expires or is terminated; provided, however, if at any time Landlord offers, and Tenant declines to take, any Available Space, and within six (6) months after the latest date that Tenant could have elected to lease such Available Space pursuant to this Right of Offer Landlord wishes to make such space available to a third party on economic terms more favorable (determined in accordance with Landlord's customary method of calculating the net effective rent in lease transactions) than those contained in Landlord's initial Available Space Notice, Landlord will by written notice re-offer such space to Tenant a second time in accordance with this Exhibit J. If Landlord re-offers any Available Space to Tenant, then Tenant shall have 15 (instead of 30) days in which to give Landlord written notice of Tenant's election to lease such Available Space; if Tenant fails to respond to Landlord's re-offer of such space within said 15 day period, Tenant's rights under this Exhibit J with respect to such space shall automatically terminate, and Tenant shall have no further right under this Exhibit J to lease such space unless Landlord leases such space and such Lease expires or is terminated.

5. Notwithstanding anything to the contrary in this Lease, if Tenant is exercising a Right of Offer during the Initial Scheduled Term and there would be less than five (5) years remaining on the Lease Term as of the applicable Available Space Rent Commencement Date (as defined below): (a) the Term of this Lease shall be automatically extended by virtue of Tenant's exercise of the Right of Offer for all of the Premises so that the then current Term of this Lease shall expire on the day prior to the fifth anniversary of the applicable Available Space Rent Commencement Date, and (b) the Base Rent for the Premises during the period beginning on the day after the last day of the Initial Scheduled Term and ending on the last day of the Initial Extended Term shall be in the amounts, and with the adjustments specified in Section 4 of Exhibit G to this Lease. Tenant may not elect to lease any Available Space under this Exhibit J during the last year of the First Extension Term, unless Tenant has then exercised the Extension Option for the Second Extension Term, or during the last year of the Second Extension Term. For purposes of this Exhibit J, Available Space shall be deemed to have been "ADDED TO THE PREMISES" on the Available Space Rent Commencement Date.

6. Any space for which Tenant elects to exercise its Right of Offer under this Exhibit J shall become part of the Premises, and except to the extent expressly provided to the contrary in this Exhibit J (including without limitation, this Section 6), shall be subject to the terms of this Lease applicable thereto, without modification, and the Term of this Lease shall commence for such Available Space on the earlier of (i) sixty (60) days after the date such space is delivered to Tenant in an "as is" broom clean condition, and (ii) the date on which Tenant takes occupancy of any portion of the Available Space for the conduct of its business (the "AVAILABLE SPACE RENT COMMENCEMENT DATE"); provided that from and after the date on which possession of the Available Space is delivered to Tenant, the Available Space shall be part of the Premises for all purposes of this Lease other than Tenant's obligation to pay Base Rent and Additional Rent and Tenant shall be bound by and shall comply with all of the provisions of this Lease (including those terms and conditions pertaining to acts or omissions of Tenant or Tenant's representatives, employees, agents, and contractors).

7. The Base Rent for any Available Space (the "AVAILABLE SPACE RENT") which is added to the Premises (i) during the Initial Scheduled Term shall be the same as the Base Rent which is payable from time to time for the Initial Premises, and
(ii) for any Available Space which is added to the Premises after the Initial Scheduled Term shall (unless Tenant accepts Landlord's reasonable estimate of the Market Base Rental Rate for such space, as set forth in the applicable Available Space Notice) be computed at the Market Base Rental Rate determined by arbitration in accordance with this Exhibit J.

8. The Market Base Rental Rate for any Available Space that is added to the Premises after the Initial Scheduled Term shall be determined as of the applicable Available Space Rent Commencement Date. Tenant shall also be obligated to pay Additional Rent for any Available Space. As provided in Section 3 (and, for re-offered space, Section 4) above, Landlord shall give Tenant notice of Landlord's reasonable estimate of the Market Base Rental Rate for any Available Space that will be added to the Premises after the Initial Scheduled Term. If Tenant does not accept Landlord's reasonable estimate, and if Landlord and Tenant cannot agree upon the determination of the Market Base Rental Rate within thirty (30) days after Landlord's Available Space Notice is given, and if Tenant nonetheless timely exercises its Right of Offer for the Available Space, the determination of the Market Base Rental Rate will be submitted to arbitration in accordance with this Exhibit J. If the arbitration has not been completed on the applicable Available Space Rent Commencement Date, Tenant will pay, in monthly installments (and in addition to and not in lieu of the Rent due with respect to the Premises [exclusive of such Available Space]), one-twelfth of Landlord's reasonable determination of the Available Space Rent, plus Additional Rent for such Available Space. Upon determination of the Market Base Rental Rate by arbitration, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as appropriate, the amount equal to the overpayment or underpayment of the Available Space Rent from the applicable Available Space Rent Commencement Date until the determination of the Market Base Rental Rate by arbitration, together with interest accrued thereon during such period at a rate of interest equal to the Interest Rate. Commencing as of the later of the determination of such Market Base Rental Rate or the applicable Available Space Rent Commencement Date, and on the first day of each and every month thereafter, Tenant shall pay to Landlord in addition to the Rent then in effect with respect to the Premises (exclusive of such Available Space), an amount equal to one-twelfth (1/12th) of the per annum Available Space Rent, plus Additional Rent with respect to such Available Space.

9. The term of this Lease for all Available Space shall expire upon the expiration of the Term for the balance of the Premises, unless, as specified in Landlord's notice, such space is not available to be leased to Tenant through the expiration of the Term for the balance of the Premises (in which event such shorter term specified in the Landlord's notice shall apply to any such Available Space).

10. Tenant shall accept any Available Space or permitted portion thereof in its "as is" condition as of the applicable Available Space Rent Commencement Date and Tenant shall not be entitled to any construction, build-out or other allowances with respect to the Available Space, unless Landlord agrees, in Landlord's sole discretion, to make an improvement allowance available to Tenant; except that the Available Space shall be delivered in accordance with the Space Delivery Standards, and except that if the Available Space will be added to the Premises during the Initial Scheduled Term, then, in such case only, Landlord shall make an allowance available to Tenant in an amount of up to Thirty Dollars ($30.00) per square foot of the Rentable Area of the Available Space to pay for those costs which are incurred by Tenant in designing and constructing those leasehold improvements which Tenant desires to make to the Available Space (the "AVAILABLE SPACE IMPROVEMENT ALLOWANCE"). For so long as Tenant is not in default under this Lease, Landlord shall pay any Available Space Improvement Allowance on a monthly basis in accordance with customary construction disbursement procedures and upon receipt of a sworn construction statement and draw request, with supporting lien waivers from all material contractors and subcontractors delivered one month in arrears. Landlord shall be permitted to offset against any Available Space Improvement Allowance any amounts past due to Landlord by Tenant under this Lease. If the actual cost of designing and constructing improvements to the Available Space plus the cost of moving into the Available Space shall be less than the Available Space Improvement Allowance, Landlord shall credit up to but not more than $5.00 per square foot of the Available Space Improvement Allowance against the Rent next coming due under the Lease.

11. Each Available Space Improvement Allowance shall be treated by Landlord and Tenant as a tenant improvement allowance and all of the leasehold improvements that are constructed and paid for with an Available Space Improvement Allowance shall be owned by Landlord.

12. If Landlord fails to pay any portion of an Available Space Improvement Allowance which is properly due and payable, the unpaid amount shall bear interest until paid at the Interest Rate, and if Landlord fails to pay such properly due and payable amount within ten (10) business days after receiving written from Tenant that such amount was not paid when due, then Tenant shall be entitled to offset said amounts (including interest) against Rent due and payable under the Lease.

13. Landlord shall promptly after any Available Space Rent Commencement Date prepare a declaration confirming the Available Space Rent Commencement Date and the Rentable Area of the Available Space. If the declaration is complete and correct, Tenant shall execute and return such declaration within thirty (30) days after submission, failing which Tenant shall be conclusively deemed to have agreed that the information in the declaration is accurate and Tenant shall have thereby waived any right to object to the accuracy of such information unless within such thirty (30) day period Tenant notifies Landlord of its reasons for objecting to the declaration.

14. This Exhibit J shall in no event constitute a covenant or guarantee by Landlord that any Available Space will be available for lease by Tenant at any time.

15. Tenant shall have no right to exercise the Right of Offer if an Event of Default exists under this Lease at the time Landlord gives an Available Space Notice under Section 3 above and, if at any time thereafter until the date Landlord is to deliver the Available Space in question to Tenant, an Event of Default exists under this Lease, Landlord shall, in addition to any other rights which Landlord may have under this Lease, have the right to terminate Tenant's right to lease such Available Space by giving Tenant written notice of such termination.

16. If at the time Landlord would be required to provide Tenant with an Available Space Notice pursuant to Section 3 above, Capella Education Company has exercised the Contraction Option (as defined in Section 5.3 of the Lease), Capella Education Company has assigned this Lease other than to an Affiliate or in connection with a Permitted Transfer (as defined in Section 10.7 of the Lease), or Capella Education Company has subleased more than twenty percent (20%) of the Rentable Area of the Premises other than to an Affiliate or in connection with a Permitted Transfer, then Landlord shall not be obligated to provide Tenant with notice of such Available Space and Tenant's Right of Offer to lease such Available Space shall, upon the occurrence of any such event, automatically terminate and have no further force or effect.

17. Landlord shall not be liable for failure to give possession of any Available Space by reason of any holding over or retention of possession by any previous tenants or occupants of same, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to deliver possession of the Available Space on the date specified in Landlord's Available Space Notice.

18. For the purpose of this Exhibit J, the term "MARKET BASE RENTAL RATE" shall mean the amount of cash which a landlord would receive annually by then renting the space in question assuming the landlord to be a prudent person willing to lease but being under no compulsion to do so, assuming the tenant to be a prudent person willing to lease but being under no compulsion to do so, and assuming a lease containing the same terms and provisions as those herein contained. Market Base Rental Rate shall take into consideration all relevant factors including the condition of the space.

19. If Tenant elects to lease Available Space offered to Tenant in accordance with this Exhibit J, but does not accept Landlord's reasonable estimate of the Market Base Rental Rate for such space, and if Tenant and Landlord cannot agree to the Market Base Rental Rate on or before the date that is thirty (30) days after Tenant's receipt of the Available Space Notice given by Landlord with respect to such Available Space, either party may by written notice to the other initiate the determination of such rate by arbitration in accordance with the following provisions:

            The determination of the Market Base Rental Rate will be determined by an arbitration board consisting of three reputable real estate professionals with experience with first-class office buildings in the Minneapolis-St. Paul metropolitan area, each of whom shall be a Member of the Appraisal Institute with the designation of "MAI." Within twenty (20) days after initiation of arbitration, each party shall appoint one arbitrator who shall have no material financial or business interest in common with the party making the selection and shall not have been employed by such party for a period of three years prior to the date of selection. If a party fails to give notice of appointment of its arbitrator within the twenty
      (20) day period specified above, then upon two (2) business days notice the other party may appoint the second arbitrator. The arbitrators selected by the parties shall attempt to agree upon a third arbitrator. If the first two arbitrators are unable to agree on a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such third arbitrator shall be appointed by the presiding Judge of the Hennepin County District Court, or by any person to whom such presiding judge formally delegates the matter or, if such methods of appointment fail, by the American Arbitration Association. The parties will submit to the arbitrators the definition of the Market Base Rental Rate from this Exhibit J each party will be entitled to present to the arbitrators evidence concerning the Market Base Rental Rate at a hearing scheduled not earlier than thirty (30) and not later than sixty (60) days after the final arbitrator has been selected, and each arbitrator shall submit his or her determination in a sealed envelope by the 20th day following such hearing, and any determination not submitted by such time shall be disregarded. The parties shall meet on said 20th day (or if it is not a business day, on the first business day thereafter) at 11:00 a.m. at the office of Landlord, or such other place as the parties may agree and simultaneously deliver the determinations. If the determinations of at least two of the arbitrators shall be identical in amount, such amount shall be deemed the Market Base Rental Rate. If the determination of the three arbitrators shall be different in amount, the Market Base Rental Rate shall be determined as follows:

            (1) If neither the highest or lowest determination differs from the middle determination by more than ten (10) percent of such middle determination, then the Market Base Rental Rate shall be deemed to be the average of the three determinations; and

            (2)If clause (1) does not apply, then the Market Base Rental Rate shall be deemed to be the average of the middle determination and the determination closest in amount to such middle determination.

            The decision of the arbitrators, determined as above set forth, will be final and non-appealable. Except where specifically provided otherwise in this Lease, each party shall bear its own expenses in connection with the arbitration and the costs of its arbitrator, and the cost of the third arbitrator shall be shared equally by Landlord and Tenant. The costs of all counsel, experts and other representatives that are retained by a party will be paid by such party.

20. Subject to the provisions of Section 1(a) of Exhibit I-1, Tenant's Right of Offer shall be independent of Tenant's Expansion Options and no failure by Tenant to exercise an Expansion Option shall affect any Right of Offer to which Tenant is entitled under this Exhibit J.

                                    EXHIBIT K

                        FORM OF CONFIDENTIALITY AGREEMENT

            This Confidentiality Agreement ("Agreement") is entered into effective as of _____________, 200__ by Capella Education Company, a Minnesota corporation ("Tenant") and where an outside auditor is being used by Tenant to perform audit services, by _________________("Auditor").

                                    RECITALS

            A. 601 Second Avenue Limited Partnership, a Texas limited partnership, as Landlord ("Landlord"), and Tenant are parties to an Office Lease (the "Lease") dated as of ______________, 2004 (as amended, the "Lease") with respect to certain premises within the project commonly known as 225 South Sixth, located in downtown Minneapolis, Minnesota, and more particularly described in the Lease.

            B. Section 7.7 of the Lease requires that any audit of Operating Costs under the Lease may be conducted only by Tenant or its representatives after the execution of a Confidentiality Agreement.

            C. Auditor has been retained by Tenant to conduct such an audit.

            NOW THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant and Auditor agree as follows:

            1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given in the Lease.

            2. PROTECTED MATERIAL. Tenant and Auditor agree to treat confidentially in accordance with terms of this Agreement all information furnished by Landlord or its property manager or their respective employees, contractors and agents in connection with the audit, including, without limitation, (i) the books and records of Landlord and its property manager, (ii) any other information regarding the operation of the Project furnished to Tenant by Landlord or its property manager and their respective employees, contractors and agents and (iii) any analysis, compilations, studies or other documents or records prepared by the Tenant, or their respective principals, officers, employees, agents, advisors, affiliates or representatives (collectively, "Representatives") which contain or otherwise reflect or are generated from such information. The information and materials contained in clauses (i), (ii) and
(iii) is sometimes hereinafter collectively referred to as the "Material".

            3. DISSEMINATION OF MATERIAL. Auditor and Tenant agree that the Material shall (i) not be used other than in connection with the conducting of the audit of Operating Expenses for the Premises, and any arbitration or other proceeding in connection therewith, and (ii) shall be kept confidential and shall not be disclosed by Auditor, Tenant or their respective Representatives, except as may be required by legal process or applicable law.

            4. PROCEDURES. Auditor and Tenant shall (i) maintain adequate procedures, including, without limitation, written agreements, disclosure to employees on a need to know basis only, segregation of the Material from the material of others and accountability of written information, to ensure the continuing confidentiality of the material and (ii) shall notify Landlord immediately of any unauthorized use, disclosure, publication or reproduction of any Material by any person or entity whatsoever.

            5. TERM. The agreements of Auditor as set forth herein shall survive the relationship between Auditor and Tenant.

            6. ATTORNEYS' FEES. If Landlord, Tenant or Auditor retains an attorney or initiates any litigation or other proceeding to enforce the provisions of this Agreement, the prevailing party in such litigation or other proceeding shall be entitled to recover all reasonable and documented costs and expenses, including reasonable attorneys' fees, paid or incurred by such party in connection therewith from the non-prevailing party. For purposes of this Section, the term "prevailing party" shall be defined to mean the party whose position in such litigation is substantially upheld

            7. INJUNCTIVE RELIEF. Tenant and Auditor hereby acknowledge that the damages to be sustained by Landlord because of any breach by Tenant or Auditor of their obligations under this Agreement may be difficult if not impossible not establish and that Landlord shall be entitled to an order for injunctive relief to compel Tenant and Auditor to comply with their obligations under this Agreement.

            8. GOVERNING LAW. This Agreement shall be constructed in accordance with the laws of the State of Minnesota.

            9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same Agreement notwithstanding that all parties hereto have not signed the same counterpart. Signatures on this Agreement which are transmitted by facsimile shall be valid for all purposes. Any party shall, however, deliver an original signature for this Agreement to the other party upon request.

            In Witness Whereof, the parties have executed this Agreement to be effective as of the date first above written.

                                TENANT:

                                CAPELLA EDUCATION COMPANY

                                By: ________________________________
                                Name:_______________________________
                                Title: _____________________________

                                AUDITOR:

                                By: ________________________________
                                Name:_______________________________
                                Title: _____________________________

                                    EXHIBIT L

                                  STORAGE SPACE

            This Exhibit L forms a part of the attached Lease and is governed by the attached Lease except as expressly provided to the contrary in this Exhibit. Capitalized terms used in this Exhibit have the meaning set forth in the Lease.

1. Commencing as of the Phase I & II Commencement Date and continuing thereafter throughout the Term, Landlord agrees to provide to Tenant and Tenant agrees to pay for storage space in an area designated by Landlord in the storage area of the Project consisting of not less than 250 square feet and not more than 2,000 square feet (the "Storage Space"); but only if Tenant gives written notice to Landlord at least sixty (60) days prior to the Phase I & II Rent Commencement Date that Tenant desires to use Storage Space and the approximate square footage of the Storage Space which Tenant desires to use. The Storage Space is not part of the Premises, unless expressly stated to the contrary in this Exhibit.

2. Upon not less than thirty (30) days written notice to Tenant, Landlord may from time to time relocate the Storage Space to a different location within the Project. The costs of any such relocation shall be borne by Landlord and Landlord shall schedule any such relocation at a time reasonably acceptable to Tenant, so that Tenant may monitor the relocation work.

3. Tenant acknowledges that the Storage Space shall be delivered to Tenant in its "as is" condition, and that Landlord shall have no obligation with respect to the improvement of such space, except that the Storage Space shall have locking doors.

4. The Storage Space shall be accessible by Tenant twenty four (24) hours a day, seven (7) days a week, subject to compliance with standard building procedures.

5. Tenant agrees to pay the annual sum of Ten Dollars ($10.00) per square foot of area in the Storage Space, which shall be due and payable in twelve equal monthly installments in advance on or before the first day of each month throughout the Term. Such amount shall be a "gross rent" for the Storage Space and Tenant shall not be obligated to pay any Operating Costs for the Storage Space. From and after the end of the Initial Scheduled Term, the rent for the Storage Space, expressed as a monthly charge, may be changed by Landlord not more than once during any calendar year to reflect the then market rate as charged by Landlord by giving not less than thirty (30) days advance written notice thereof to Tenant. In the event Tenant objects to the revised rent for the Storage Space as established by Landlord, it may by written notice to Landlord cancel this Storage Space lease effective upon the adjustment date provided such written notice of cancellation is given to Landlord within fifteen
(15) days after receipt by Tenant of the notice of the escalation by Landlord.

6. The Storage Space may be used for self-service storage only. If Tenant uses the Storage Space for any other purpose, then in lieu of the rent set forth in this Exhibit L, Tenant shall pay Base Rent and Tenant's Additional Rent with respect to the Storage Space at the same rates as are applicable to the Premises. Landlord shall have no obligation (i) to provide HVAC service to the Storage Space or (ii) to provide to the Storage Space any other services (including, without limitation, the services described in Section 14 of the Lease) other than minimal lighting or fulfill with respect to the Storage Space any other obligations under the Lease except as specifically provided herein. If Tenant, subject to the terms and conditions of the Lease, installs any HVAC or other equipment Tenant shall be solely responsible for maintaining same. Tenant shall, at its sole cost and expense, replace and pay for all replacement lighting bulbs, tubes, ballasts and starters required for the Storage Space and shall provide its own Janitorial services and any other services including heating, ventilation and air conditioning necessary for Tenant's use of and operations in the Storage Space.

7. Upon the occurrence of an Event of Default (as defined in Section 20.1 of the Lease), Landlord may at its option terminate Tenant's rights with respect to the Storage Space.

8. Landlord and its agents and employees shall not be liable for loss or damage to any personal property stored by Tenant or under Tenant's rights herein caused by fire, theft, water or any other cause whatsoever and Tenant (i) waives any claim against Landlord for and in respect thereto; (ii) hereby agrees to indemnify and defend Landlord against all claims against Landlord or any loss or damage to any such personal property from any cause; and (iii) Tenant agrees that it shall look solely to its insurance in the event of any loss or damage to the same. Landlord recommends that Tenant store its personal property located within the Storage Space on pallets. It is further expressly understood that the relationship between Landlord and Tenant in this Exhibit constitutes an agreement to use said Storage Space subject to the terms and conditions herein only, and that neither such relationship nor the storage of any such personal property thereunder shall constitute a bailment or create the relationship of bailor and bailee.

9. If the Storage Space shall be damaged by fire or other casualty rendering it unusable by Tenant or if all or any part of the Storage Space is taken by eminent domain proceedings, the rights and remedies of Landlord or Tenant shall be determined pursuant to the terms of the Lease; provided, however, notwithstanding anything to the contrary in the Lease, Tenant shall in no event have the right to terminate the Lease in the event of damage by fire or other casualty to the Storage Space or any taking of the Storage Space by eminent domain.

10. Tenant covenants not to suffer any waste or damage or disfigurement or injury to the Storage Space or any other part of said Project, and Tenant specially covenants not to store in the Storage Space any flammable liquids, any other Hazardous Materials, or any other materials which in Landlord's judgment are likely to impose an undue risk or result in higher premiums for the casualty insurance carried by Landlord, as owner of the Project. Tenant agrees to comply with all applicable laws, ordinances and regulations relating to its use of the Storage Space.

11. Landlord reserves the following rights (in respect to use of such Storage Space) exercisable without notice and without liability to Tenant and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession, or giving rise to claim for setoff or abatement of Tenant hereunder:

            (a) To retain at all times and to use in appropriate instances keys to all doors within and into the Storage Space. No locks shall be changed without the prior written consent of Landlord. This provision shall not apply to Tenant's safes or other areas maintained by Tenant for the safety and security of monies, securities, negotiable instruments or like items or areas containing proprietary items or information.

            (b) To make repairs, alterations, additions or improvements, whether structural or otherwise, in and about said Project, or any part thereof, and for such purposes to enter upon the Storage Space and, during the continuation of any of said work, to temporarily close doors, entryways, public spaces and corridors in said Project and to interrupt or temporarily suspend services and facilities without liability, cost or abatement of rent.

            (c) To enter the Storage Space in a lawful manner for any other lawful purpose.

12. If a key or keys is supplied by Landlord to Tenant in connection with the rights granted herein, Tenant shall surrender such key or keys to Landlord upon expiration or earlier termination of the Lease or this Exhibit. Upon the expiration of the Lease or the earlier termination hereof, Tenant shall immediately vacate the Storage Space, remove all of its property therefrom and leave the Storage Space in the same condition as the Storage Space was in at the Commencement Date, reasonable wear and tear excepted.

                                    EXHIBIT M

                             ASSIGNMENT LIMITATIONS

1.    Governmental or quasi-governmental entity

2.    Child care facility

3.    Health care, dental or personal counseling office

4.    Retail travel agency

5.    Entity primarily engaged in political or lobbying activities

6.    Entity engaged in commerce in "X rated" media

7. Broadcasting studios for TV or radio (but nothing herein shall prohibit equipment or facilities used in connection with broadcasts or other communications to students of Tenant or prospective students of Tenant via the internet or by any other means)

8.    Retail sale or rental of products or materials

9. Employment agency (but nothing herein shall prohibit educational counseling or placement services to students of Tenant)

10.   Beauty services

11. Schools or other training or educational operations with onsite classrooms, other than onsite classrooms which are used in a manner which is incidental to their primary business activities, and other than on-site classrooms not involving significant portions of the Premises or a significant number of non-employee attendees

12. Operation primarily engaged in clerical support, data processing or messenger services

Nothing in this Exhibit shall prohibit an Assignment of this Lease for use as the regional, executive, corporate or headquarters office or offices of businesses engaged in the activities described in 2, 3, 4, 7, 8, 9, 10 and 11 above so long as in such regional, executive, corporate or headquarters office in the Premises the Assignee does not conduct the operation or activity or type of facility described in the list above.

                                    EXHIBIT N

                        FORM OF NON DISTURBANCE AGREEMENT

                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS AGREEMENT is entered into effective as of the ___ day of February, 2004, between CAPELLA EDUCATION COMPANY, a Minnesota corporation, whose mailing address is Capella Education Company, 222 South 9th Street, 20th Floor, Minneapolis, Minnesota 55402 Attention: Vice President/General Counsel ("Tenant"), 601 SECOND AVENUE LIMITED PARTNERSHIP, a Texas limited partnership, whose mailing address is c/o Hines Interests Limited Partnership, 225 South Sixth Street, Suite 2590, Minneapolis, Minnesota 55402 ("Borrower"), and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation ("Lender"), whose address for notices is 720 East Wisconsin Avenue, Milwaukee, WI 53202,
Attention: Real Estate Investment Department, Reference Loan No.C-331830.

                                    RECITALS

      A. Tenant is the lessee, and Borrower is the lessor under a certain lease dated February, 2004 (the "Lease").

      B. Lender has made a mortgage loan secured by a mortgage, deed to secure a debt or deed of trust from Borrower for the benefit of Lender recorded as Document No. 2027651 (as it may be amended, restated or otherwise modified from time to time, the "Lien Instrument") encumbering the fee title to and/or leasehold interest in the land described in Exhibit A attached hereto and the improvements thereon (collectively, the "Property"), wherein the premises covered by the Lease (the "Demised Premises") are located.

      C. Borrower and Lender have executed an Absolute Assignment of Leases and Rents (the "Absolute Assignment"), pursuant to which (i) the Lease is assigned to Lender and (ii) Lender grants a license back to Borrower permitting Borrower to collect all rents, income and other sums payable under the Lease until the revocation by Lender of such license, at which time all rents, income and other sums payable under the Lease are to be paid to Lender.

      D. Lender has required the execution of this Agreement by Borrower and Tenant as a condition to Lender making the requested mortgage loan or consenting to the Lease, and Tenant has required the execution of this Agreement by Lender and Borrower as a condition to Tenant entering into the Lease.

      E. Tenant acknowledges that, as its consideration for entering into this Agreement, Tenant will benefit by entering into an agreement with Lender concerning Tenant's relationship with any purchaser or transferee of the Property (including Lender) in the event of foreclosure of the Lien Instrument or a transfer of the Property by deed in lieu of foreclosure (any such purchaser or transferee and each of their respective successors or assigns is hereinafter referred to as "Successor Landlord").

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant, Borrower and Lender agree as follows:

      1. Tenant and Borrower agree for the benefit of Lender that:

      (a) Tenant shall not pay, and Borrower shall not accept, any rent or additional rent more than one month in advance;

      (b) Except as specifically provided in the Lease, Tenant and Borrower will not enter into any agreement for the cancellation of the Lease or the surrender of the Demised Premises without Lender's prior written consent;

      (c) Tenant and Borrower will not enter into any agreement amending or modifying the Lease without Lender's prior written consent, except for amendments or modifications specifically contemplated in the Lease for confirming the lease commencement date, the rent commencement date, the term, the square footage leased, the renewal or extension of the Lease, the leasing of additional space at the Property, or as otherwise specifically contemplated in the Lease;

      (d) Tenant will not terminate the Lease because of a default thereunder by Borrower unless Tenant shall have first given Lender written notice and a reasonable opportunity to cure such default;

      (e) Tenant, upon receipt of notice from Lender that it has exercised its rights under the Absolute Assignment and revoked the license granted to Borrower to collect all rents, income and other sums payable under the Lease, shall pay to Lender all rent and other payments then or thereafter due under the Lease, and any such payments to Lender shall be credited against the rent or other obligations due under the Lease as if made to Borrower; and

      (f) Tenant will not conduct any dry cleaning operations on the Demised Premises using chlorinated solvents nor will Tenant use any chlorinated solvents in the operation of their business on the Demised Premises.

      2. Subject to the terms of this Agreement, the Lease is hereby subordinated in all respects to the Lien Instrument and to all renewals, modifications and extensions thereof, subject to the terms and conditions hereinafter set forth in this Agreement, but Tenant waives, to the fullest extent it may lawfully do so, the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure proceeding.

      3. Borrower, Tenant and Lender agree that, unless Lender shall otherwise consent in writing, the fee title to, or any leasehold interest in, the Property and the leasehold estate created by the Lease shall not merge but shall remain separate and distinct, notwithstanding the union of said estates either in Borrower or Tenant or any third party by purchase, assignment or otherwise.

      4. If the interests of Borrower in the Property are acquired by a Successor Landlord:

      (a) If Tenant shall not then be in default in the payment of rent or other sums due under the Lease or be otherwise in material default under the Lease (in each case, beyond the expiration of applicable notice and cure periods), the Lease shall not terminate or be terminated and the rights of Tenant thereunder shall continue in full force and effect except as provided in this Agreement;

      (b) Tenant agrees to attorn to Successor Landlord as its lessor; Tenant shall be bound under all of the terms, covenants and conditions of the Lease for the balance of the term thereof, including any Extension Options which are exercised in accordance with the terms of the Lease;

      (c) The interests so acquired shall not merge with any other interests of Successor Landlord in the Property if such merger would result in the termination of the Lease;

      (d) If, notwithstanding any other provisions of this Agreement, the acquisition by Successor Landlord of the interests of Borrower in the Property results, in whole or part, in the termination of the Lease, there shall be deemed to have been created a lease between Successor Landlord and Tenant on the same terms and conditions as the Lease, except as modified by this Agreement, for the remainder of the term of the Lease with Extension Options, if any; and

      (e) Successor Landlord shall be bound to Tenant under all of the terms, covenants and conditions of the Lease, and Tenant shall, from and after Successor Landlord's acquisition of the interests of Borrower in the real estate, have the same remedies against Successor Landlord for the breach of the Lease that Tenant would have had under the Lease against Borrower if the Successor Landlord had not succeeded to the interests of Borrower; provided, however, that Successor Landlord shall not be:

            (i) Liable for the breach of any representations or warranties set forth in the Lease or for any act, omission or obligation of any landlord (including Borrower) or any other party occurring or accruing prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises, except for any repair and maintenance obligations of a continuing nature as of the date of such acquisition;

            (ii) Subject to any offsets or defenses which Tenant might have against any landlord (including Borrower) prior to the date of Successor Landlord's acquisition of the interests of Borrower in the Demised Premises except to the extent that such offsets
                  (a) were used to fund the Improvement Allowance (as defined in the Lease), including interest, or to fund the repairs, maintenance or other actions which would otherwise be an obligation of Successor Landlord upon its acquisition of the interests of Borrower in the Property and (b) are otherwise expressly provided for under the Lease;

            (iii) Liable for the return of any security deposit under the Lease unless such security deposit shall have been actually deposited with Successor Landlord;

            (iv) Bound to Tenant for any claims arising subsequent to the date upon which Successor Landlord transfers its interest in the Demised Premises to any third party;

            (v) Liable to Tenant under any indemnification provisions set forth in the Lease arising prior to Successor Landlord's acquisition of the interests of Borrower in the Property; or

            (vi) Liable for any damages in excess of Successor Landlord's equity in the Property.

The provisions of this paragraph shall be effective and self-operative immediately upon Successor Landlord succeeding to the interests of Borrower without the execution of any other instrument.

      5. Tenant represents and warrants that Tenant, to its actual knowledge:
(i) is not a person or entity with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) is not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or knowingly be otherwise associated with such persons or entities described in (i) above; and (iii) is not a person or entity whose activities violate the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

      6. This Agreement may not be modified orally or in any other manner except by an agreement in writing signed by the parties hereto or their respective successors in interest. In the event of any conflict between the terms of this Agreement and the terms of the Lease, the terms of this Agreement shall prevail. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns, and shall remain in full force and effect notwithstanding any renewal, extension, increase, or refinance of the indebtedness secured by the Lien Instrument, without further confirmation. Upon recorded satisfaction of the Lien Instrument, this Agreement shall become null and void and be of no further effect.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            [SIGNATURE PAGES FOLLOW]

TENANT:                                     CAPELLA EDUCATION COMPANY,
                                            a Minnesota corporation

                                            By:_________________________________

                                            Its:________________________________

STATE OF MINNESOTA           )
                             )ss.
COUNTY OF HENNEPIN           )

The foregoing instrument was acknowledged before me this _____ day of February, 2004, by ___________________________ the _______________ of Capella Education
Company, a Minnesota corporation, on behalf of the corporation.


                                           _____________________________________
                                                     Notary Public

BORROWER:                  601 SECOND AVENUE LIMITED PARTNERSHIP,
                           a Texas limited partnership

                           By: Minneapolis 601 Limited Partnership, a Texas
                               limited partnership, its sole general partner

                               By: Hines Acquisitions No. 2 Limited
                                   Partnership, a Texas limited partnership, its sole general partner

                                   By: Hines Interests Limited Partnership,
                                       a Delaware limited partnership, its
                                       sole general partner

                                       By: Hines Holdings, Inc., a Texas
                                           close corporation, its sole
                                           general partner

                                           By:__________________________________

                                           Name:C. Kevin Shannahan
                                           Its: Executive Vice
                                                President

STATE OF   _____________)
                        ) SS.
COUNTY OF  _____________)

      The foregoing instrument was acknowledged before me this day of February, 2004, by C. Kevin Shannahan, the Senior Vice President of Hines Holdings, Inc. a Texas close corporation, as sole general partner of Hines Interests Limited Partnership, a Delaware limited partnership, as sole general partner of Hines Acquisitions No. 2 Limited Partnership, a Texas limited partnership, as sole general partner of Minneapolis 601 Limited Partnership, a Texas limited partnership, as sole general partner of 601 Second Avenue Limited Partnership, a Texas limited partnership, on behalf of the corporation and partnerships.


                                           _____________________________________
                                                     Notary Public

LENDER:                            THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                   COMPANY, a Wisconsin corporation

      By: Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly owned affiliate and authorized representative

                                   By:__________________________________________

                                       Managing Director

                                   Attest:______________________________________
                                         Assistant Secretary

STATE OF WISCONSIN             )
                               )   SS.
COUNTY OF MILWAUKEE            )

      The foregoing instrument was acknowledged before me this _________________ day of February, 2004 by ________________and __________________ the Managing
Director and Assistant Secretary respectively, of Northwestern Investment Management Company, LLC on behalf of THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, and acknowledged the execution of the foregoing instrument as the act and deed of said corporation.

                              __________________________________________________
                                        Notary Public
                              My commission expires:

This instrument was prepared by Fred W. Bessette, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Avenue, Milwaukee, WI 53202.

WHEN RECORDED MAIL TO

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm N16WC
Milwaukee, WI 53202
Attn:  Kathleen A. Evanson
LOAN NO. C-331830

                                   EXHIBIT "A"

Lot 6, Block 219, Town of Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

The Northeasterly 7 feet of Lots 1, 2, and 3; the Northeasterly 7 feet of the Northwesterly half of Lot 4; the Southeasterly half of Lot 4; and Lots 5, 6, 7, 8, 9 and 10;

all in Block 219, Brown and Jackins' Addition to Minneapolis, according to the plat thereof on file or of record in the office of the Register of Deeds in and for Hennepin County.

                                      N-A-1

                                    EXHIBIT O

                            JANITORIAL SPECIFICATIONS

                             225 South Sixth Street

I. PUBLIC AREAS

      A.   Public Areas G & L - Plaza & Dock

           NIGHTLY

           Sweep all floors G & L
           Spot sweep plaza
           Clean door glass G & L
           Clean metal and painted doors
           Vacuum elevators
           Damp wipe metal and glass in elevators (also freight)
           Clean escalator steps
           Clean escalator stainless
           Clean escalator glass
           Clean elevator tracks
           Spot clean inner and outer perimeter glass
           Spot clean metal planters
           Vacuum entry grates and walk off mats
           Clean public telephone stations
           Dust and damp wipe (as needed) window mullions
           Clean directory
           Clean guards stations
           Empty ash/waste urns and wipe as needed
           Vacuum - 2nd floor lobby
           Spot lobby carpets
           Spot granite and terrazzo floors and walls
           Automatic scrub G & L terrazzo floors
           Wipe window frames (as needed)

           MONTHLY

           Damp wipe all granite walls (as needed)
           Machine sweep and scrub plaza (as needed)
           Shampoo elevators
           Shampoo lobby and entries
           Squeegee door and perimeter glass (as needed)

      B.   Public Areas - Lobbies and Halls

            NIGHTLY

            Vacuum carpets
            Spot small spills
            Dust baseboards (as needed)
            Wipe tenant signs (as needed)
            Spot walls
            Wipe doors
            Clean glass (as needed)
            Empty ash/waste urns

            MONTHLY

            Edge vacuum
            Shampoo carpets (as needed)

      C.    Connecting Skyways

            NIGHTLY

            Spot sweep/Spot spills/spots on carpet
            Vacuum carpets
            Clean door glass
            Dust window ledges
            Clean railing glass if applicable
            Clean spills

            SEMI-ANNUAL

            Shampoo carpets (or as needed)
            Clean all glass

II. TENANT AREAS

            NIGHTLY

            Empty all waste receptacles and remove waste paper and rubbish from the Premises nightly
            Dust desks, tables, credenzas, counters, file tops and other horizontal surfaces (provided they are clear of papers and other materials - the janitorial staff will not remove any materials left on desks and tabletops)
            Dust plastic chair mats
            Remove fingerprints and smudges from doors, door frames, light switch plates and private entrance glass
            Dust mop tile floors on a nightly basis; damp mop stains as needed

            Spot clean small stains in carpeting as needed (there
                  may be a charge to tenant for excessive stains)
            Spot clean walls
            Vacuum all traffic lanes of carpeted areas on a daily basis;
                  vacuuming to include entire carpeted surface area on a weekly basis
            Spot clean office glass (there may be a charge to tenant for this work)

            MONTHLY

            Brush chairs or vacuum on a monthly basis; such cleaning not to include the use of upholstery cleaning solvent
            Spray buff resilient tile floors monthly (there may be a
                  charge to tenant for this work)

            QUARTERLY

            Dust diffusers (as needed)
            Dust building standard mini-blinds twice a year

            SEMI-ANNUAL

            Strip and refinish floor tile semi-annually (there may be a charge to tenant for this work)
            Dust ceiling light fixtures (as needed)
            Perimeter windows (exterior panels) washed two times a year Perimeter windows (interior panels) washed once a year

            AS NEEDED

            Edge vacuuming is done on an as needed basis
            Dust wall coverings as needed (there may be a charge to tenant for this work)
            Spot clean all glass furniture as needed (there may be a charge to tenant for this work)

            EXTRA CLEANING

            Any janitorial services beyond the specific services identified above, except as noted, shall be subject to an additional charge reflecting Landlord's actual cost

III. UNDERGROUND PARKING

      A.    May - October

            Ramp

            NIGHTLY

            Spot sweep debris between cars
                  Machine sweep all accessible areas and drive lanes on one level alternating nightly
            Apply oil-dry to any car fluid puddles
            Dust signs on one level alternating nightly
            Clean outside of attendant's booth
            Police parking level stairways for debris
            Clean access control equipment
            Wipe fire extinguisher boxes (as needed)
            Spot all doors
            Machine scrub the floor of one level alternating nightly

            WEEKLY

            Sweep and damp mop as needed one flight of stairs, alternating weekly.
            Wash as needed one level of signs, alternating levels weekly Perform routine equipment maintenance checks and wash all floor machines

            Ramp Elevators Lobbies

            NIGHTLY

            Vacuum nightly
            Spot clean door glass
            Spot carpet and walls
            Clean waste/ash urns (as needed)
            Police garage levels for debris
            Vacuum standing water as needed

      B.    November - April

            NIGHTLY

            Vacuum standing water (as needed)
            Spot sweep debris between cars and open areas
            Machine sweep as time permits
            Police parking level stairways for debris
            Clean outside of attendant's booth
            Clean mechanical equipment (as needed)
            Wipe fire extinguisher boxes (as needed)
            Spot all doors
            Machine scrub the floor of one level alternating nightly

            WEEKLY

            Sweep and damp mop as needed one flight of stairs, alternating weekly
            Damp wipe as needed all signs on one level
            Perform routine equipment maintenance checks and wash all floor machines

            ANNUALLY

            Dust pipes and ductwork as needed

IV. REST ROOMS

            NIGHTLY

            Clean and sanitize porcelain fixtures
            Spot clean walls
            Clean mirrors
            Polish chrome and stainless
            Sweep floors
            Wet mop floors
            Stock paper products and cloth towels
            Empty trash
            Fill soap dispensers

            MONTHLY

            Inspect for repairs/additional cleaning

            QUARTERLY

            Dust vents
            Machine scrub floors
            Linseed oil door kickplates

            ANNUALLY

            Wash walls